Exhibit 10.1

THE INDEBTEDNESS GOVERNED HEREBY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR FURTHER INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF SUCH INDEBTEDNESS, THE HOLDER OF THIS NOTE SHOULD CONTACT CANOPY GROWTH CORPORATION AT 1 HERSHEY DRIVE, SMITHS FALLS, ONTARIO, CANADA K7A0A8, (855) 558-9333, ATTENTION: CHIEF FINANCIAL OFFICER WHO WILL MAKE SUCH INFORMATION AVAILABLE.

LOAN AND guaranty AGREEMENT

This LOAN AND guaranty AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of January 8, 2026 (the “Closing Date”) is entered into by and among CANOPY GROWTH CORPORATION, a corporation organized under the federal laws of Canada (“Borrower Representative”), 10663824 Canada Inc., a corporation organized under the federal laws of Canada (“10663824”), Tweed Leasing Corp., a corporation organized under the federal laws of Canada (“Tweed Leasing”), The Supreme Cannabis Company, Inc., a corporation organized under the federal laws of Canada (“Supreme Cannabis”), Tweed Inc., a corporation organized under the federal laws of Canada (“Tweed”), Apollo Applied Research Inc., a corporation organized under the federal laws of Canada (“Apollo”), 11065220 Canada Inc., a corporation organized under the federal laws of Canada (“11065220”), EB Transaction Corp., a corporation organized under the laws of Delaware (“EB Transaction”), EB Transaction Sub I, LLC, a limited liability company organized under the laws of Delaware (“EB Sub I”), Storz & Bickel America, Inc., a corporation organized under the laws of California (“SBA”), and Canopy Growth USA, LLC (“CGUSA” and collectively with Borrower Representative, 10663824, Tweed Leasing, Supreme Cannabis, Tweed, Apollo, 11065220, EB Transaction, EB Sub I, SBA and each other Person from time to time party hereto as a borrower, collectively, the “Borrowers”, and each, a “Borrower”), each party from time to time party hereto as a guarantor or any other Person that has delivered a Guarantee in respect of the Obligations (collectively, the “Guarantors” and each, a “Guarantor”), and JGB CAPITAL, LP, a Delaware limited partnership, JGB PARTNERS, LP, a Delaware limited partnership, DEEPDALE INVESTORS, LLC, a Delaware limited liability company, Saba Capital Income & Opportunities Fund, a Massachusetts business trust, Saba Capital Income & Opportunities Fund II, a Delaware statutory trust, RIVERPARK STRATEGIC INCOME FUND, a series of RiverPark Funds Trust, a Delaware statutory trust, Chicago Atlantic Lincoln, LLC, a Delaware limited liability company, Chicago Atlantic BDC, Inc., a Delaware corporation, Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, a Cayman Islands exempted company, FourSixThree Master Fund, L.P., MILLENNIUM CMM, LTD and any other lender from time to time a party hereto (collectively, the “Lenders”, and each, a “Lender”), and JGB COLLATERAL LLC, as administrative agent and collateral agent for Lenders (in such capacity, together with its successors, “Agent”).

AGREEMENT

The parties hereto hereby agree as follows:

1.            ACCOUNTING AND OTHER TERMS

1.1          Accounting terms not defined in this Agreement shall be construed in accordance with GAAP, and calculations and determinations shall be made following GAAP, consistently applied; provided, however, that the accounting for any lease (and whether the obligations thereunder shall constitute “Capitalized Lease Obligations”) shall be based on GAAP as in effect on December 15, 2018 and without giving effect to any subsequent changes in GAAP (or the required implementation of any previously promulgated changes in GAAP) relating to the treatment of a lease as an operating lease or capitalized lease. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth on Exhibit A. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code or the PPSA, as the case may be, to the extent such terms are defined therein. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. For purposes of the Loan Documents, whenever a representation or warranty is made to a Person’s knowledge or awareness, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer of such Person.

1.2          Dutch Terms. In this Agreement, where it relates to a Dutch Person or the context so requires, a reference to:

(a)            “the Netherlands” means the European part of the Kingdom of the Netherlands and Dutch means in or of the Netherlands;

(b)            “organizational documents” means the articles of association (statuten) and deed of incorporation (akte van oprichting) and an up-to-date extract of the Trade Register of the Dutch Chamber of Commerce of a company;

(c)            a “Lien”, “security interest” or “security” includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame) and any right in rem (zakelijk recht) created for the purpose of granting security (goederenrechtelijke zekerheid);

(d)            a “moratorium” includes a surceance van betaling and “winding-up” or “dissolution” includes a Dutch entity being declared bankrupt (failliet verklaard) or dissolved (ontbonden);

(e)            a “reorganisation” includes statutory proceedings for the restructuring of debt (akkoordprocedure) under the Dutch Bankruptcy Code (Faillissementswet);

(f)             a “composition” includes an akkoord within the meaning of the Dutch Bankruptcy Code (Faillissementswet);

(g)            a “receiver”, a “custodian”, “sequestrator”, “intervenor”, “conservator”, “trustee” or “other similar officer” includes a curator, a beoogd curator, a bewindvoerder, a beoogd bewindvoerder, a herstructureringsdeskundige or an observator;

(h)            an “attachment” includes a conservatoir or executoriaal beslag; and

(i)             a “Responsible Officer” includes a member of the managing board (bestuur).

1.3          German Terms. In this Agreement, where it relates to a German Person or assets, a reference to: (a) a “director” includes any statutory legal representative(s) (organschaftlicher Vertreter), a managing director (Geschäftsführer) or member of the board of directors (Vorstand); (b) a “compulsory manager”, “receiver”, “administrator” includes an “Insolvenzverwalter”, a “Vorläufiger Insolvenzverwalter”, a “Zwangsverwalter” or a custodian or creditor’s trustee (“Sachverwalter”); (c) “filing for insolvency” or to “file for insolvency” includes the meaning “Antrag auf Eröffnung des Insolvenzverfahrens”; (d) a Person being “unable to pay its debts” includes that person being in a state of “Zahlungsunfähigkeit” within the meaning of section 17 of the German Insolvency Code (“Insolvenzordnung”); and a “winding up”, “administration” or “dissolution” (and each of those terms) includes insolvency proceedings (“Insolvenzverfahren”). For the avoidance of doubt, the English language of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail.

1.4          Polish Terms. In this Agreement, where it relates to a Polish Person, a reference to:

       (a)             “constitutional documents” refer to "umowa spółki" or "statut" and a printout corresponding to the current extract from the National Court Register (informacja odpowiadająca odpisowi aktualnemu), collected from the Internet site of the Ministry of Justice (https://wyszukiwarka-krs.ms.gov.pl/) pursuant to Article 4 sections 4a and 4aa of the Polish Act dated 20 August 1997 on the National Court Register (as amended);

       (b)             a “compulsory manager”, “receiver” or “administrator” includes a sędzia komisarz, tymczasowy nadzorca sądowy, tymczasowy zarządca, nadzorca, syndyk, zarządca or zarządca przymusowy, as defined in Polish Bankruptcy Law or Polish Restructuring Law. This also includes the officeholders established under Art. 27 of the Polish Act on Registered Pledges or Art. 931 or Art. 1064 of the Polish Civil Procedure Code;

       (c)             “administration” includes (i) administration (zarząd) established under Article 27 of the Polish Act on Registered Pledges or Article 1064’ of the Polish Civil Procedure Code or (ii) administration of seized property (zarząd zajętą nieruchomością) established under Article 931 of the Polish Civil Procedure Code;

       (d)             “disposal” (rozporządzenie) includes a sale (sprzedaż), transfer (przewłaszczenie), assignment (przelew), grant (darowizna), lease (oddanie w najem lub dzierżawę), licence (udzielenie licencji), declaration of trust (ustanowienie stosunku powiernictwa) or other disposal, whether voluntary or involuntary;

       (e)             “security” includes any mortgage (hipoteka), pledge (zastaw), security assignment (przelew na zabezpieczenie), security transfer of title (przewłaszczenie na zabezpieczenie), Polish law submission to enforcement (oświadczenie o poddaniu się egzekucji) and any right in rem (prawo rzeczowe) and any other obligation (zobowiązanie) created for the purpose of granting security;

       (f)              “indemnity” includes any obligation to (i) compensate loss incurred by any person (zobowiązanie do naprawienia szkody), (ii) assume debt of any person (zobowiązanie do przejęcia długu) and (iii) release any person from an obligation to perform (zobowiązanie do zwolnienia z obowiązku świadczenia);

(g)            “guarantee” includes suretyship (poręczenie);

(h)            “moratorium” includes deferral in payment of pecuniary obligations (odroczenie spłaty zobowiązań pieniężnych);

(i)             “attachment” and “sequestration” include injunction over the property (zajęcie);

(j)             “execution” includes action undertaken in the enforcement proceedings (czynność egzekucyjna);

(k)            "winding-up", "liquidation", "dissolution", "administration", "reorganisation", "bankruptcy", "insolvency", "commencement of negotiations with a view to rescheduling any of indebtedness", "suspension of payments", "moratorium", "composition", "compromise" or similar proceedings includes postępowanie upadłościowe, postępowanie likwidacyjne, rozwiązanie spółki, postępowanie o zatwierdzenie układu, przyspieszone postępowanie układowe, postępowanie układowe and postępowanie sanacyjnesuspension of payments or moratorium includes "umowne zawieszenie spłaty zobowiązań pieniężnych wobec ogółu lub grupy wierzycieli" or "układ"; and

(l)            “threatened with insolvency” includes "zagrożony niewypłacalnością" established under the Polish Restructuring Law; and

(m)            “tax” includes any Taxes and any other taxes (including Polish withholding tax and tax on civil law transactions), public fee, customs duty, stamp duty, social security contributions, healthcare contribution, similar pension scheme payment, local charge (opłata lokalna) or other similar charge or public fee, to which the provisions of the Polish Tax Code apply, and, if applicable, a perpetual usufruct charge (opłata za użytkowanie wieczyste).

1.5          Quebec Provisions. To the extent applicable, for purposes of any Collateral located in the Province of Québec or charged by any hypothec and for all other purposes pursuant to which the interpretation or construction of this Agreement or any other Loan Document may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (i) “personal property” includes “movable property”, (ii) “real property” includes “immovable property”, (iii) “tangible property” includes “corporeal property”, (iv) “intangible property” includes “incorporeal property”, (v) “security interest”, “mortgage”, and “lien” include a “hypothec”, “prior claim”, and a “resolutory clause”, (vi) all references to filing, registering, or recording under the Code or the PPSA include publication under the Civil Code of Québec and all references to releasing or terminating any Lien include a release, discharge and mainlevée of a hypothec, (vii) all references to “perfection” of or “perfected” Liens include a reference to “publication” or “opposable” or “set up” Liens as against third parties, (viii) any “right of offset”, “right of setoff”, or similar expression includes a “right of compensation”, (ix) “goods” includes “corporeal movable property” other than chattel paper, documents of title, instruments, money, and securities, (x) an “agent” includes a “mandatary”, (xi) “construction liens” include “legal hypothecs in favour of persons having taken part in the construction or renovation of an immovable”, (xii) “joint and several” includes “solidary” and “jointly and severally” includes “solidarily”, (xiii) “gross negligence or willful misconduct” will be deemed to be “intentional or gross fault”, (xiv) “beneficial ownership” includes “ownership on behalf of another as mandatary”, (xv) “easement” includes “servitude”, (xvi) “priority” includes “prior claim” or “rank”, as applicable, (xvii) “survey” includes “certificate of location and plan”, (xviii) a “land surveyor” includes an “arpenteur-géomètre”, (xix) “fee simple title” or “fee owned” include “absolute ownership” and “ownership” (including ownership under a right of superficies), (xx) “ground lease” includes an “emphyteusis” or a “lease with a right of superficies”, as applicable, (xxi) “account” and “accounts receivable” include “claims” and “monetary claims”, (xxii) “guarantee” and “guarantor” include “suretyship” and “surety”, respectively, (xxiii) “foreclosure” includes “the exercise of a hypothecary right of taking in payment”, (xxiv) “leasehold interest” includes “rights resulting from a lease”, (xxv) “lease” includes a “leasing contract (crédit-bail)”, and (xxvi) “deposit account” includes a “financial account” as defined in Article 2713.6 of the Civil Code of Québec. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only (except if another language is required under any applicable law) and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only (except if another language is required under any applicable law). Each party hereto hereby confirms that it was represented by legal counsel and has had the opportunity to negotiate the terms of this Agreement and any other Loan Documents, including the essential stipulations thereof, with the assistance of its legal counsel. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement (sauf si une autre langue est requise en vertu d’une loi applicable) et que tous les autres documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement (sauf si une autre langue est requise en vertu d’une loi applicable). Chaque partie aux présentes confirme qu’elle a été représentée par des conseillers juridiques et a eu l’opportunité de négocier les termes de cette convention et des autres documents de crédit, y compris leurs stipulations essentielles, avec l’aide de ses conseillers juridiques.

2.            LOAN AND TERMS OF PAYMENT

2.1          Promise to Pay. Each Borrower hereby unconditionally promises to pay each Lender, in accordance with its Pro Rata Share, the outstanding principal amount of all Term Loans, accrued and unpaid interest thereon, fees and charges as set out herein and to pay all other Obligations as and when due in accordance with this Agreement.

2.2          Availability and Repayment of the Term Loans.

(a)            Availability. Subject to the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to make to Borrowers an advance on the Closing Date in principal amount equal to its Term Loan Commitment (the “Term Loans”). Each Lender’s Term Loan Commitment shall terminate upon the funding of the Term Loans on the Closing Date.

(b)            Interest and Principal Payments. Until the January 29, 2027 Payment Date, Borrowers shall only be required to make payments of accrued and unpaid interest on each Payment Date in accordance with Section 2.3. Each Lender may, by written election delivered to the Borrower Representative by such Lender no later than ten (10) days prior to the applicable Payment Date, require the Borrowers to repay to such Lender its Pro Rata Share of up to $3,000,000 of principal, per calendar month, on each Payment Date occurring on and after January 29, 2027. All payments of principal and interest shall be made by Borrowers to each Lender in accordance with each Lender’s Pro Rata Share. Upon the Term Loan Maturity Date, any and all unpaid Obligations, including principal and accrued and unpaid interest in respect of the Term Loans, the outstanding amount of the Exit Fee and other sums due hereunder, if any, shall be due and payable in full on the Term Loan Maturity Date. The Term Loans may only be prepaid in accordance with Sections 2.2(c), (d) and (e). No amount of the Term Loans that is repaid by Borrowers hereunder may be reborrowed.

(c)            Mandatory Prepayment Upon an Acceleration or Change in Control. If (x) the Term Loans are accelerated following the occurrence and during the continuance of an Event of Default or (y) there occurs a Change in Control, Borrowers shall immediately pay to Lenders, unless in the case of clause (y) such prepayment is waived by the Required Lenders in their sole discretion, an amount equal to the sum of:

(i)            all outstanding principal plus accrued and unpaid interest thereon to the date of prepayment; plus

(ii)           if applicable, the Interest Make Whole amount; plus

(iii)          the outstanding amount of the Exit Fee; plus

(iv)          all other Obligations and sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

(d)            Permitted Prepayment of Term Loans. The Borrowers may, at any time and from time to time, prepay in whole, or in part, the Term Loans, provided Borrower Representative provides written notice to the Lenders of its election to prepay the Term Loans at least ten (10) Business Days prior to such prepayment, and Borrowers pay, on the date of such prepayment, to Lenders, in accordance with their Pro Rata Share of the Term Loans, an amount equal to the sum of:

(i)            the principal amount to be prepaid plus accrued and unpaid interest thereon to the date of prepayment; plus

(ii)           if applicable, the Interest Make Whole amount on the principal amount of the Term Loans prepaid; plus

(iii)          an amount equal to the Exit Fee Percentage of the principal amount of Term Loans being prepaid; plus

(iv)          in the event of a prepayment in full of the Term Loans, all other Obligations and sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

(e)            Prepayment from Dispositions of Assets.

(i)            The Loan Parties shall use 100% of the Net Proceeds in excess of (1) $1,500,000 from any single Disposition, and (2) $3,000,000 on a cumulative basis during any fiscal year, from, in the case of each of clauses (1) and (2), (x) all Dispositions consummated during any such fiscal year of Equity Interests or Investments owned by any Loan Party in any Excluded Entity (collectively, the “US Assets”) or (y) any Restricted Payments made in cash and received by a Loan Party from any Excluded Entity during such fiscal year, to prepay the Term Loans no later than five (5) Business Days after receipt of such Net Proceeds; provided, however, following such time that the Lenders have received cumulative prepayments pursuant to this Section 2.2(e)(i) equal to $20,000,000, the Loan Parties shall only be required to use 25% of such Net Proceeds to make prepayments hereunder.

(ii)           The Loan Parties shall use 100% of the Net Proceeds in excess of (1) $1,500,000 from any single Disposition, and (2) $3,000,000 from all Dispositions (on a cumulative basis) consummated during any fiscal year, in each case, of assets or property (other than US Assets) made pursuant to clause (p) of the definition of Permitted Dispositions to prepay the Term Loans no later than the date 180 days after such Disposition.

(iii)          Each prepayment of the Term Loans made under this Section 2.2(e) shall be accompanied by:

(1)            all accrued and unpaid interest on the principal amount prepaid to the date of prepayment; plus

(2)            if applicable, the Interest Make Whole amount on the principal amount of the Term Loans prepaid; plus

(3)            an amount equal to the Exit Fee Percentage of the principal amount of Term Loans being prepaid; plus

(4)            in the event of a prepayment in full of the Term Loans, all other Obligations and sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

2.3          Interest.

(a)            Interest Rate. The outstanding principal amount of the Term Loans shall bear interest at an annual rate equal to the Benchmark Rate plus the Applicable Margin.

(b)            Default Rate. During an Insolvency Proceeding with respect to any Loan Party, or during any other Event of Default if Required Lenders in their discretion so elect, Obligations outstanding hereunder shall bear interest at the Default Rate (whether before or after any judgment), payable on demand by the Required Lenders. Each Borrower agrees that interest at the Default Rate is a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an Event of Default.

(c)            Payment. Interest shall accrue from the date the Term Loans are advanced until paid in full by Borrowers. Interest accrued on the Terms Loans is due and payable in arrears (i) on each Payment Date; (ii) concurrently with prepayment of any Term Loan, with respect to the principal amount being prepaid; and (iii) on the Term Loan Maturity Date. Interest accrued pursuant to Section 2.3(b) shall be payable on demand by the Required Lenders.

(d)            Interest Computation. All computations of interest and fees hereunder shall be made on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day). Each determination by Agent of any interest, fee, interest rate or amounts payable hereunder shall be final, conclusive and binding for all purposes, absent manifest error.

(e)            Interest Act (Canada). For purposes of the Interest Act (Canada), (i) whenever any interest or fee under this Agreement is calculated using a rate based on a year of 360 days or 365 days (or any other period that is less than a calendar year), as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days (or such other period that is less than a calendar year), as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 or 365 (or such other period that is less than a calendar year), as the case may be, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

(f)             Selection of Interest Period. Not later than ten (10) days prior to the expiration of each Interest Period, the Borrower Representative shall give the Agent and each Lender written notice of its election to cause the next succeeding Interest Period to be an interest period of one (1) or three (3) months. If the Borrower Representative does not provide such written notice, such next succeeding Interest Period shall be for the same length as the preceding Interest Period.

2.4          Original Issue Discount. The Term Loans will be funded with an original issue discount of $12,115,000 (the “Original Issue Discount”) such that the Lenders will advance $150,000,000 in cash to the Borrower Representative on the Closing Date. The Borrowers acknowledge and agree that the Original Issue Discount is not a fee for services, but compensation to the Lenders for the foregone use of money. The Original Issue Discount shall be fully earned by the Lenders on the Closing Date of the Term Loan.

2.5          Expenses. All Lender Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement and the other Loan Documents) incurred through and after the Closing Date, shall be paid when due (or, if no stated due date, within ten (10) Business Days after written demand by Agent), provided that the deposit in the amount of $150,000 previously paid by the Borrowers shall be applied towards Lender Expenses incurred through the Closing Date and to the extent such Lender Expenses as of the Closing Date are less than such deposit, such amount shall be returned by the Agent to the Borrower Representative.

2.6          Payments; Application of Payments; Withholding.

(a)            All payments to be made by Loan Parties under any Loan Document, including payments of principal and interest and all fees, charges, expenses, indemnities and reimbursements, shall be made in immediately available funds in Dollars, without setoff, recoupment or counterclaim, before 4:00 p.m. Eastern Time on the date when due. Payments of principal and/or interest received after 4:00 p.m. Eastern Time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b)            No Loan Party shall have a right to specify the order or the loan accounts to which a Lender shall allocate or apply any payments made by a Loan Party to or for the benefit of such Lender or otherwise received by such Lender under this Agreement when any such allocation or application is not expressly specified elsewhere in this Agreement.

(c)            The parties hereto hereby agree to the terms and conditions set forth on Schedule 3 hereto.

2.7          Promissory Notes. Borrowers agree that: (a) on the Closing Date the Borrowers shall deliver a promissory note to each requesting Lender that has made a Term Loan to evidence the Term Loans and other Obligations owing or payable to such Lender, in substantially the form attached hereto as Exhibit C, and (b) upon any Lender’s written request, and in any event within ten (10) Business Days of any such request and the Borrowers’ receipt of the existing notes subject to such request, the Borrowers shall execute and deliver to such Lender new replacement notes and/or divide the notes in exchange for then existing notes in such smaller amounts or denominations as such Lender shall specify in its sole and absolute discretion; provided, that the aggregate principal amount of such new notes shall not exceed the aggregate outstanding principal amount of the Term Loans made by such Lender. Whether or not any such promissory notes are issued, this Agreement shall nonetheless evidence the Term Loans and other Obligations owing or payable by Borrowers to each Lender.

2.8          Collateral Monitoring Fee. The Borrowers shall pay the Agent a monthly collateral monitoring charge equal to 0.14% of the outstanding principal balance of the Term Loans as of the first day of each calendar month, which fee shall be due and payable in arrears on each Payment Date.

2.9          SOFR Benchmark Provisions.

(a)            Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, Agent and the Borrower Representative may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after Agent has posted such proposed amendment to all affected Lenders and the Borrowers so long as Agent has not received, by such time, written notice of objection to such amendment from the Required Lenders.

(b)            Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document other than Agent and the Borrower Representative.

(c)            Notices; Standards for Decisions and Determinations. Agent will promptly notify in writing the Borrower Representative and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Agent will notify the Borrower Representative of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.9(d) and (y) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent or, if applicable or the Required Lenders pursuant to this Section 2.9, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.9.

(d)            Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then Agent and the Borrower may mutually modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then Agent and the Borrower may mutually modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

3.            CONDITIONS OF LOANS

3.1          Conditions Precedent to the Term Loans. Except as provided in Section 3.2, each Lender’s obligation to make the Term Loans is subject to the condition precedent that the Lenders shall have received, in form and substance satisfactory to the Required Lenders, such documents, and completion of such other matters and satisfaction of such conditions (or waiver thereof in accordance with Section 11.8), as the Required Lenders may reasonably deem necessary or appropriate, including, without limitation:

(a)            duly executed signatures to this Agreement;

(b)            duly executed signatures to each Pledge and Security Agreement;

(c)            duly executed Account Control Agreements with respect to Collateral Accounts with no less than an aggregate of $175,000,000 of cash, cash equivalents and/or Permitted Investments on deposit therein as of the Closing Date, which accounts are identified on Schedule 3.1(c);

(d)            duly executed copies of the Warrants;

(e)            a certificate of each Loan Party, duly executed by a Responsible Officer, certifying and attaching (i) the Operating Documents of such Loan Party, (ii) resolutions duly approved by the Board (or the equivalent governing body) of such Loan Party, (iii) any resolutions, consent or waiver duly approved by the requisite holders of such Loan Party’s Equity Interests, if applicable, and (iv) a schedule of incumbency;

(f)             the duly executed Perfection Certificate of Borrower Representative;

(g)            an Ontario and British Columbia legal opinion of Canadian counsel to the Loan Parties, in form and substance reasonably satisfactory to the Required Lenders;

(h)            a legal opinion of U.S. counsel to the Loan Parties, in form and substance reasonably satisfactory to the Required Lenders;

(i)             payment of Lender Expenses then due as specified in Section 2.5;

(j)             a payoff letter duly executed by Wilmington Trust, National Association, as administrative agent and collateral agent, with respect to the Credit Agreement, dated March 18, 2021, executed by the Borrower Representative and 11065220, as co-borrowers (as amended, restated, supplemented or otherwise modified from time to time prior to the Closing Date, the “Existing Credit Agreement”);

(k)            the representations and warranties in this Agreement and the other Loan Documents shall be true, accurate, and complete in all material respects on the Closing Date; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

(l)             no Default or Event of Default shall have occurred and be continuing or result from the advance of the Term Loans.

Each Loan Party agrees to deliver each item required to be delivered under this Agreement as a condition precedent to the Term Loans. Each Loan Party expressly agrees that if the Term Loans are made prior to the receipt of any such item, the making of the Term Loans shall not constitute a waiver by the Agent or the Required Lenders of any Loan Party’s obligation to deliver such item, and the making of the Term Loans in the absence of a required item shall be in the Required Lender’s and Agent’s sole discretion.

3.2          Conditions Subsequent to the Term Loans. Notwithstanding anything contained herein or the other Loan Documents to the contrary, each Loan Party agrees to deliver the items set forth on Schedule 2 hereto within the timeframe set forth therein. The Agent, by instrument in writing and without any consent from any of the Lenders, may, in its sole and absolute discretion, (A) extend any deadline for completion of any requirement in Schedule 2 if the Agent, acting in good faith, believes that the extension will enable the Borrower Representative and the other Loan Parties to comply with such requirements and such extension will not have a Material Adverse Effect upon the Lenders, and (B) may release the Borrower Representative and the other Loan Parties (or any one of them) from any requirement identified on Schedule 2 if the Agent, acting in good faith, believes that the Borrower Representative and the other Loan Parties have used reasonable commercial efforts to satisfy such requirement but are unable to do so as a result of a lack of any required consent, approval or other agreement from any relevant third party.

4.            REPRESENTATIONS AND WARRANTIES

On the Closing Date, each Loan Party represents and warrants as follows:

4.1          Due Organization, Authorization; Power and Authority.

(a)            Organization; Powers. Except as set forth on Schedule 4.1(a), the Borrower Representative and each other Loan Party (a) is a partnership, limited partnership, limited liability company, corporation, company or other entity duly organized or formed, validly existing and in good standing (or, if applicable in a jurisdiction outside of the United States of America and Canada, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States of America and Canada) under the laws of the jurisdiction of its organization or formation, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of each Borrower, to borrow and otherwise obtain credit hereunder.

(b)            Authorization. The execution, delivery and performance by each Loan Party of each of the Loan Documents to which it is a party and the borrowing of the Term Loans hereunder (a) have been duly authorized by all corporate, shareholder, partnership, limited liability company or similar action required to be obtained by such Loan Party and (b) will not (i) violate (A) any provision of law, statute, rule or regulation applicable to such Loan Party, (B) the certificate or articles of incorporation, organization, formation, amalgamation, continuance or other constitutive documents (including any partnership, limited liability company, operating or shareholders’ agreements) or by-laws of such Loan Party, (C) any applicable order of any court or any rule, regulation or order of any Governmental Authority applicable to such Loan Party or (D) any provision of any indenture, certificate of designation for preferred shares, agreement or other instrument to which such Loan Party is a party or by which it or any of its property is or may be bound, (ii) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such indenture, certificate of designation for preferred shares, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) (other than clause (B) thereof) or (ii) of this Section 4.1(b), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by such Loan Party, other than the Liens created by the Loan Documents and Permitted Liens.

(c)            Binding Effect. This Agreement has been duly executed and delivered by Loan Party and constitutes, and each other Loan Document when executed and delivered by such Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) implied covenants of good faith and fair dealing and (iv) any foreign laws, rules and regulations as they relate to pledges of Equity Interests of Subsidiaries that are not organized or incorporated under the laws of the United States of America or Canada or any state, province or territory thereof or registrations, filings, notices or other actions or steps required to be made in order to perfect security created by the Security Documents or in order to achieve the relevant priority for all Liens created by such Security Documents.

4.2          Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required for the execution, delivery or performance of each Loan Document to which any Loan Party is a party, except for (a) the filing of Code financing statements or PPSA financing statements (or the equivalent in any applicable jurisdiction), (b) filings with the United States Patent and Trademark Office, the United States Copyright Office or the Canadian Intellectual Property Office (or the equivalent thereof in any other applicable Specified Jurisdiction), (c) recordation of the Mortgages, (d) such as have been made or obtained and are in full force and effect, (e) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (f) filings or other actions listed on Schedule 4.2 and any other filings, registrations or notifications required by the Security Documents.

4.3          Financial Statements. (a) The audited consolidated balance sheet and the statements of operations, shareholders’ equity and cash flows as of and for the fiscal year ended March 31, 2025 for the Borrower Representative and its consolidated Subsidiaries and (b) the unaudited consolidated balance sheets and statements of operations, shareholders’ equity and cash flows as of and for the fiscal quarters ended June 30, 2025 and September 30, 2025 for the Borrower Representative and its consolidated subsidiaries, including the notes thereto, if applicable, present fairly in all material respects the consolidated financial position of the Borrower Representative and its consolidated Subsidiaries as of the dates and for the periods referred to therein and the results of operations and shareholders’ equity and, if applicable, cash flows for the periods then ended and were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except, in the case of interim period financial statements, for the absence of notes and for normal year-end adjustments and except as otherwise noted therein.

4.4          No Material Adverse Effect. Since March 31, 2025, there has been no event or circumstance that, individually or in the aggregate with other events or circumstances, has had or would reasonably be expected to have a Material Adverse Effect.

4.5          Title to Properties; Possession Under Leases.

(a)            Each of the Loan Parties has good and marketable title in fee simple or equivalent to, or good and marketable leasehold interests in, or easements or other limited property interests in, all its Real Properties (including all Real Property Collateral) and has good and marketable title to its tangible and intangible personal property and assets, in each case, except for Permitted Liens and except for defects in title that do not individually or in the aggregate materially affect its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens or Liens arising by operation of law.

(b)            Each of the Loan Parties has complied with all material obligations under all leases to which it is a party, except where the failure to comply would not reasonably be expected to have Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect.

(c)            The Perfection Certificate lists each Material Real Property owned by any Loan Party as of the Closing Date.

4.6          Subsidiaries, Joint Ventures, Investees. The Perfection Certificate sets forth as of the Closing Date (i) the name and jurisdiction of incorporation, formation or organization of each Loan Party as of the Closing Date and, as to each such Subsidiary thereof, the percentage of each class of Equity Interests owned by such Loan Party, and (ii) the name and jurisdiction of incorporation, formation or organization of each other Person in which the Borrower Representative or any such Loan Party owns in excess of 20% of the issued and outstanding Equity Interests and, as to each such Person, to the knowledge of the Borrower Representative, the percentage of each class of Equity Interests owned by the Borrower Representative or by any such Loan Party. As of the Closing Date, except for or in respect of the Equity Interests of the Borrower Representative, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options, restricted share units and performance share units granted to employees, consultants or directors (or entities controlled by directors) and shares held by directors (or entities controlled by directors)) relating to any Equity Interests of any other Loan Parties as of the Closing Date, except as set forth in the  Perfection Certificate.

4.7          Litigation; Compliance with Laws.

(a)            There are no actions, suits, claims, disputes, proceedings at law or in equity or in arbitration or, to the knowledge of the Borrower Representative, investigations by or on behalf of any Governmental Authority, now pending or threatened against the Borrower Representative or any of its Subsidiaries or any business, Property or rights of any such person (including that involve any Loan Document or the transactions contemplated hereunder) that, individually or in the aggregate, have resulted in or could reasonably be expected to result in a Material Adverse Effect, except for any action, suit or proceeding at law or in equity by or on behalf of any Governmental Authority or in arbitration which has been disclosed in the Borrower Representative’s public filings with the SEC prior to the Closing Date or in the Perfection Certificate.

(b)            None of the Borrower Representative or its Subsidiaries is in violation of (nor will the continued operation of their respective property or business as currently conducted violate) any Requirement of Law (including any zoning, building, ordinance, code or approval or any building permit) or any restrictions of record or agreements affecting any of the Borrower Representative’s Real Property or is in default with respect to any Order applicable to it or any of its Property where such violation or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(c)            The Borrower Representative and each of its Subsidiaries maintains in effect and enforces policies and procedures reasonably designed to promote and achieve compliance in all material respects by the Borrower Representative, its Subsidiaries and their respective directors, officers, employees, agents and representatives with applicable Anti-Corruption Laws, Sanctions Laws and Anti-Money Laundering Laws.

4.8          Federal Reserve Regulations. Neither the making of any Term Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, Regulation U or Regulation X of the Federal Reserve Board.

4.9          U.S. Investment Company Act. None of the Borrower Representative and its Subsidiaries is required to be registered as an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.

4.10        Use of Proceeds. The Borrowers will use the proceeds of the Term Loans on or after the Closing Date solely for (i) the repayment of the obligations under the Existing Credit Agreement, (ii) working capital and general corporate purposes (including for Permitted Business Acquisitions and other Investments permitted under this Agreement, capital expenditures and strategic initiatives) and (iii) the payment of expenses incurred by Borrower Representative for the consummation of the transactions contemplated by this Agreement. No part of the proceeds of the Term Loans made hereunder will be used, directly or indirectly, in any manner that would result in a breach of any applicable Cannabis Law, including (i) in connection with or for any Marijuana or Marijuana-related operations of the Borrower Representative or any Subsidiaries and Affiliates in the United States or (ii) by or for any Subsidiary or Affiliate involved in Marijuana or Marijuana-related operations in the United States, in each case unless and until such operations are permitted by the federal and applicable state laws of the United States.

4.11       Tax Returns. Except as set forth on Schedule 4.11:

(a)            Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Borrower Representative and each of its Subsidiaries has filed or caused to be filed all Tax returns required to have been filed by it (including in its capacity as withholding agent) and each such Tax return is true and correct;

(b)            Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Borrower Representative and each of its Subsidiaries has timely paid or caused to be timely paid all Taxes shown to be due and payable by it on the returns referred to in clause (a) and all other Taxes or assessments (or made adequate provision (in accordance with GAAP) for the payment of all Taxes due), except Taxes or assessments that are being contested in good faith by appropriate proceedings and for which the Borrower Representative or any of its Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP; and

(c)            Other than as would not be, individually or in the aggregate, reasonably expected to have a Material Adverse Effect, with respect to the Borrower Representative and each of its Subsidiaries, there are no claims being asserted by any Governmental Authority in writing with respect to any Taxes.

4.12        No Material Misstatements.

(a)            All written factual information (other than the projections, forward looking information and information of a general economic nature or general industry nature) (the “Information”) that has been made available by or on behalf of the Borrower Representative or any of its Affiliates or representatives concerning the Borrower Representative any of its Subsidiaries, the transactions contemplated hereby prepared by or on behalf of the foregoing or their representatives and made available to the Lenders or the Agent in connection with the transactions contemplated hereby, when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to the Lenders and as of the Closing Date (or, in respect of any other transactions, the closing date of such transaction) and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made (giving effect to all supplements and updates provided thereto).

(b)            Since March 31, 2024, the Borrower Representative has filed all reports, schedules, forms, statements and other documents required to be filed by the Borrower Representative under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has qualified for a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Borrower Representative expects to timely file its quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2025, subject to any valid extension of such time of filing.

4.13        Employee Benefit Plans. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (a) the Borrower Representative, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan; (b) each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS indicating that such Employee Benefit Plan is so qualified, and, to the knowledge of a Responsible Officer of the Borrower Representative, nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status; (c) no liability to the PBGC (other than required premium payments), the IRS, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by the Borrower Representative, any of its Subsidiaries or any of their ERISA Affiliates; (d) no ERISA Event or Canadian Pension Event has occurred or is reasonably expected to occur; (e) the Borrower Representative and each of its Subsidiaries are in compliance with all applicable provisions and requirements of applicable laws with respect to each Canadian Pension Plan and have performed all their obligations under each Canadian Pension Plan; (f) all Canadian Pension Plans have been established, administered, maintained and funded in accordance with the terms of such Canadian Pension Plan and all applicable laws; and (g) each Canadian Pension Plan that is intended to qualify for tax-preferred or tax-exempt treatment has been duly registered or qualified, as applicable, in accordance with applicable laws, and to the Borrower Representative’s knowledge, nothing has subsequently occurred which would cause such Canadian Pension Plan to lose such status. As of the date of this Agreement, none of the Borrower Representative or any of its Subsidiaries sponsors, maintains, contributes to or has any liability or contingent liability in respect of any Canadian Defined Benefit Plan.

4.14        Environmental Matters. Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) no written notice, request for information, order, complaint or penalty has been received by the Borrower Representative or any of its Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the Borrower Representative’s knowledge, threatened which allege a violation of or liability under or related to any Environmental Laws, Environmental Permits or Hazardous Materials, in each case relating to the Borrower Representative or any of its Subsidiaries or any of their respective predecessors, (ii) each of the Borrower Representative and its Subsidiaries has all environmental permits, licenses and other approvals necessary for its facilities and operations to comply with all Environmental Laws (“Environmental Permits”) and is in compliance with the terms of such Environmental Permits and with all other Environmental Laws, (iii) no Hazardous Material is located at, on or under any property currently or, to the Borrower Representative’s knowledge, formerly owned, operated or leased by the Borrower Representative or any of its Subsidiaries (or any of their respective predecessors) that would reasonably be expected to give rise to any cost, liability or obligation of the Borrower Representative or any of its Subsidiaries under any Environmental Laws or Environmental Permits, (iv) no Hazardous Material has been generated, used, treated, stored, handled, disposed of or controlled, transported or released at any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of the Borrower Representative or any of its Subsidiaries (or any of their respective predecessors) under any Environmental Laws or Environmental Permits, (v) there are no agreements in which the Borrower Representative or any of its Subsidiaries has expressly assumed or undertaken responsibility for any known or reasonably likely liability or obligation of any other person arising under or relating to Environmental Laws, Environmental Permits or Hazardous Materials, (vi) there has been no written environmental assessment or audit conducted (other than customary assessments not revealing anything that would reasonably be expected to be material to the Borrower Representative or any of its Subsidiaries) of any property currently or, to the Borrower Representative’s knowledge, formerly owned or leased by the Borrower Representative or any of its Subsidiaries that is in the possession or control of the Borrower Representative and that has not been made available to the Agent and the Lenders prior to the Closing Date, (vii) neither Borrower Representative nor any Subsidiary  has or could reasonably be expected to become subject to any Environmental Liability, and (viii) neither Borrower nor any Subsidiary knows of any facts, events or circumstances that could give rise to any basis for any Environmental Liability of Borrower Representative or any Subsidiary thereof.

4.15        Security Documents.

(a)            Subject to completion of the perfection requirements in Section 4.15(d), Section 4.15(e), Section 4.15(f), Section 4.15(g) and completion of the deliverables in Schedule 2, in each case, to the extent applicable, each Pledge and Security Agreement will be effective to create (to the extent described therein and subject to any exceptions set forth in the Loan Documents and any perfection requirements set out in the Pledge and Security Agreements) in favor of the Agent (for the benefit of the Lenders), in each case, a legal, valid and enforceable first ranking security interest in the Collateral described therein and proceeds thereof (in each case, subject to Permitted Liens). As of the Closing Date, in the case of the Pledged Collateral described in the Pledge and Security Agreements, when certificates, promissory notes or issuer control agreements, as applicable, representing such Pledged Collateral that are required to be delivered under the terms set forth in the applicable Pledge and Security Agreements are delivered to the Agent, and in the case of the other Collateral described in such applicable Pledge and Security Agreement (other than Real Property and the Intellectual Property described in Section 4.15(b) and Section 4.15(c)), when financing statements and other filings are filed or registered, as applicable, in the applicable offices or system of registration and other actions described in the Pledge and Security Agreements are taken in applicable Specified Jurisdictions including completion of the perfection requirements in Section 4.15(d), Section 4.15(e), Section 4.15(f) and Section 4.15(g) and completion of the deliverables in Schedule 2, in each case, to the extent applicable, the Agent (for the benefit of the Lenders) shall have a perfected first ranking Lien (in each case, subject to Permitted Liens) on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (to the extent intended to be created thereby and required to be perfected under the Loan Documents) and, subject to Section 9-315 of the Code (or any equivalent provisions of the PPSA or any other applicable law), the proceeds thereof, as security for the Obligations to the extent perfection can be obtained by filing Code financing statements or PPSA financing statements (or the equivalent in any applicable Specified Jurisdiction), in each case prior and superior in right to the Lien of any other person (except Permitted Liens).

(b)            Subject to completion of the perfection requirements in Section 4.15(d), Section 4.15(e), Section 4.15(f) and Section 4.15(g) and completion of the deliverables in Schedule 2, in each case, to the extent applicable, when the financing statements referred to in clause (a) above have been properly filed and, if necessary, the applicable Pledge and Security Agreement or Intellectual Property Security Agreement have been properly filed and recorded in the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office or the equivalent thereof in any other applicable Specified Jurisdiction, as applicable, the Agent (for the benefit of the Lenders) shall have a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in the Intellectual Property included in the Collateral that is protected under the intellectual property laws of the applicable Specified Jurisdictions (to the extent intended to be created thereby and required to be perfected under the Loan Documents), in each case prior and superior in right to the Lien of any other person, except for Permitted Liens that by their terms or operation of law rank prior thereto (it being understood that subsequent recordings in the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office or the equivalent thereof in any other applicable Specified Jurisdiction, as applicable, may be necessary to perfect a Lien on registered Trademarks, Industrial Designs and Patents, Trademark, Industrial Design and Patent applications and registered Copyrights or exclusive licenses to registered Copyrights acquired by the Loan Parties after the Closing Date).

(c)            The Mortgages executed and delivered after the Closing Date shall be effective to create in favor of the Agent (for the benefit of the Lenders) legal, valid and enforceable first ranking Liens (subject to Permitted Liens) on all of the Loan Parties’ rights, titles and interests in and to the Real Property Collateral thereunder and the proceeds thereof, and when such Mortgages are filed, registered or recorded in the proper real estate filing, land registry or recording offices, and all relevant mortgage taxes and recording charges are duly paid, the Agent (for the benefit of the Lenders) shall have valid and enforceable first ranking Liens (subject to Permitted Liens) with record notice to third parties on, and security interests in, all rights, titles and interests of the Loan Parties in such Real Property Collateral and, to the extent applicable, subject to Section 9-315 of the Code (or similar laws in applicable Specified Jurisdictions), the proceeds thereof, in each case prior and superior in right to the Lien of any other person, except for Permitted Liens.

(d)            Subject to the completion of the Dutch Perfection Requirements, the Dutch Security Documents will be effective to create (to the extent described therein) in favor of the Agent (for the benefit of the Lenders), in each case, a legal, valid and enforceable first ranking security interest in the Collateral described therein and proceeds thereof (in each case, subject to Permitted Liens).

(e)            Subject to the completion of the German Perfection Requirements, the German Security Documents will be effective to create (to the extent described therein) in favor of the Agent (for the benefit of the Lenders), in each case, a legal, valid and enforceable first ranking security interest in the Collateral described therein and proceeds thereof (in each case, subject to Permitted Liens).

(f)             Subject to the completion of the Polish Perfection Requirements, the Polish Security Documents will be effective to create (to the extent described therein) in favor of the Agent (for the benefit of the Lenders), in each case, a legal, valid and enforceable first ranking security interest in the Collateral described therein and proceeds thereof (in each case, subject to Permitted Liens).

(g)            Subject to any necessary stamping and registration requirements, equitable principles, and laws generally affecting creditors’ rights, the Australian Security Documents will be effective to create (to the extent described therein) in favor of the Agent (for the benefit of the Lenders), in each case, a legal, valid and enforceable first ranking security interest in the Collateral described therein and proceeds thereof (in each case, subject to Permitted Liens).

(h)            Notwithstanding anything herein (including this Section 4.15) or in any other Loan Document to the contrary, no Loan Party makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Subsidiary or any other Collateral, or as to the rights and remedies of the Agent or any Lender with respect thereto, under the laws of any jurisdiction other than a Specified Jurisdiction, and no Loan Party shall take any action to perfect any security interest in any part of the Collateral outside of the Specified Jurisdictions.

4.16        Location of Real Property. The Perfection Certificate lists correctly as of the Closing Date, all Material Real Property owned by the Loan Parties as of the Closing Date and the addresses and complete legal descriptions thereof. As of the Closing Date, such Loan Parties own good and marketable title in fee simple to all the real property owned by them, except for Permitted Liens and except for defects in title that do not individually or in the aggregate materially affect their ability to conduct their business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.17        Solvency. As of the Closing Date, immediately after giving effect to the consummation of the transactions contemplated by this Agreement on the Closing Date, (i) the fair value of the assets of the Borrower Representative and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower Representative and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of the Borrower Representative and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower Representative and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower Representative and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower Representative and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date. As of the Closing Date, immediately after giving effect to the consummation of the transactions contemplated by this Agreement on the Closing Date, the Borrower Representative does not intend to, and the Borrower Representative does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such Subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

4.18       Labor Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or, to the knowledge of the Borrower Representative, threatened against the Borrower Representative or any of its Subsidiaries; (b) the hours worked and payments made to employees of the Borrower Representative and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters; and (c) all payments due from the Borrower Representative or any of its Subsidiaries or for which any claim may be made against the Borrower Representative or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower Representative or such Subsidiary to the extent required by GAAP.

4.19       Insurance. The Perfection Certificate sets forth a true, complete and correct description, in all material respects, of all material insurance maintained by or on behalf of the Borrower Representative and the other Loan Parties as of the Closing Date. As of such date, such insurance is in full force and effect.

4.20        No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

4.21        Intellectual Property; Licenses, Etc. Except as would not reasonably be expected to have a Material Adverse Effect or as set forth in Schedule 4.21, (a) each of the Loan Parties owns, or possesses the right to use, all Intellectual Property used or held for use in or otherwise reasonably necessary for the present conduct of their respective businesses, (b) the Loan Parties are not, to the knowledge of the Borrower Representative, infringing upon, misappropriating or otherwise violating any Intellectual Property of any person and (c) (i) no claim or litigation regarding any of the Intellectual Property owned by the Loan Parties is pending or, to the knowledge of the Borrower Representative, threatened in writing and (ii) no claim or litigation regarding any other Intellectual Property described in the foregoing clauses (a) and (b) (including alleging that a Loan Party is infringing upon, misappropriating or otherwise violating any Intellectual Property of any person) is pending or threatened in writing.

4.22       USA PATRIOT Act; OFAC.

(a)            The Borrower Representative and each of its Subsidiaries is in compliance in all material respects, and with respect to its obligations under this Agreement, with the applicable material provisions of the USA PATRIOT Act, The Money Laundering Control Act of 1986, 18 USC sec 1956 and 1957, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), Part XII.2 of the Criminal Code (Canada), and the regulations promulgated pursuant to the Special Economic Measures Act (Canada) and the United Nations Act (Canada) (the “Anti-Money Laundering Laws”), (ii) at least three (3) Business Days prior to the Closing Date, the Borrower Representative has provided to the Agent all information related to the Loan Parties (including names, addresses and tax identification numbers (if applicable)) reasonably requested in writing by the Agent not less than three (3) Business Days prior to the Closing Date required under “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to be obtained by the Agent or any Lender and (iii) at least three (3) Business Days prior to the Closing Date, to the extent the Borrower Representative or any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, any Lender that has reasonably requested, in a written notice to the Borrower Representative not less than seven (7) Business Days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Borrower Representative or such Loan Party, shall have received such Beneficial Ownership Certification.

(b)            None of the Borrower Representative or any of its Subsidiaries, their respective directors or officers, nor, to the knowledge of the Borrower Representative, any agent, employee or person in control of the Borrower Representative or any of its Subsidiaries is (i) currently the subject of any sanctions administered by the U.S. government (including by the U.S. State Department and the Office of Foreign Assets Control (“OFAC”) of the U.S. Treasury Department), the Government of Canada, the European Union or any relevant member state, the United Nations Security Council or His Majesty’s Treasury of the United Kingdom (“Sanctions”), (ii) included on OFAC’s List of Specially Designated Nationals and Blocked Persons, His Majesty’s Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Ban List or any similar list enforced by any other relevant sanctions authority, or (iii) located, organized or ordinarily resident in any country or territory to the extent that such country or territory itself is the subject of comprehensive, territorial Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic regions of Ukraine, each a “Sanctioned Territory”); provided that no representation shall be made by any Loan Party or any Subsidiary to the extent it would violate section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung), any provision of Council Regulation (EC) 2271/1996 or any similar applicable anti-boycott law or regulation binding on such Loan Party or any Subsidiary.

(c)            The Borrower Representative will not directly or knowingly indirectly use the proceeds of the Term Loans or otherwise make available such proceeds to any person, for the purpose of financing the activities of any person that is currently the target of any Sanctions or for the purpose of funding, financing or facilitating any activities, business or transaction with or in any Sanctioned Territory, to the extent such activities, businesses or transaction would be prohibited by applicable sanctions laws and regulations administered by the United States of America, including OFAC and the U.S. State Department, the United Nations Security Council, the Government of Canada, His Majesty’s Treasury, the European Union or relevant Participating Member States of the European Union (collectively, the “Sanctions Laws”), or in any manner that would result in the violation of any Sanctions Laws applicable to any party hereto.

4.23        Foreign Corrupt Practices Act.

(a)            The Borrower Representative and its Subsidiaries, their respective directors and officers, and to the knowledge of the Borrower Representative, their agents or employees, are in compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Corruption of Foreign Public Officials Act (Canada) or similar law of a jurisdiction in which the Borrower Representative or any of its Subsidiaries conduct their business and to which they are lawfully subject (the “Anti-Corruption Laws”), in each case, in all material respects.

(b)            No part of the proceeds of the Term Loans made hereunder will be used to make any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

4.24        Borrower Activities. Each Borrower and their respective Subsidiaries conduct and have conducted all Cannabis Activities in compliance, in all material respects, with all Cannabis Laws that are applicable to it, its property or its business. Neither the Borrower Representative nor any of its Subsidiaries nor any director, officer, employee or any agent or other person acting on behalf of the Borrower Representative or any Subsidiary has, in the course of its actions for, or on behalf of the Borrower Representative or any Subsidiary, possessed, cultivated, produced, processed, imported, distributed, purchased or sold any Cannabis or has otherwise engaged in any direct or indirect dealings or transactions, in each case, involving Cannabis in or to the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia or any other federal, provincial, state, municipal, local or foreign jurisdiction where such activity is unlawful. None of the Borrower Representative or any of its Subsidiaries holds an Investment, other than a Permitted Contingent Investment, in any Person who conducts any Cannabis Activities other than in a jurisdiction where such Cannabis Activities would not violate or result in a breach of any applicable Cannabis Law. The Borrower Representative and its Subsidiaries have instituted and maintained policies and procedures reasonably designed to ensure that the Borrower Representative and its Subsidiaries do not (and do not hold any Investment, other than Permitted Contingent Investments, in any Person that does) carry on any activities in, or distribute any products to, any jurisdiction where such activities or products are not fully in compliance with all applicable federal, state, provincial or municipal laws.

4.25       Compliance with Cannabis Laws. Each Borrower and their respective Subsidiaries and their respective directors, officers and employees: (A) is and at all times has been in full compliance in all material respects with all applicable statutes, rules, regulations, ordinances, orders, decrees and guidance including, without limitation, all Cannabis Laws; (B) has not received any correspondence or notice from any Governmental Authority alleging or asserting material noncompliance with any Cannabis Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Cannabis Laws (collectively, “Cannabis Authorizations”); (C) possesses all Cannabis Authorizations required for the conduct of its business, and such Cannabis Authorizations are valid and in full force and effect, and each Borrower, the Subsidiaries and all directors, officers and employees of each are not in violation of any term of any such Cannabis Authorization; (D) has not received notice of any pending or threatened claim, suit, proceeding, charge, hearing, enforcement, audit, investigation, arbitration or other action from any Governmental Authority or third party alleging that any operation or activity of a Borrower, the Subsidiaries or any of their directors, officers and/or employees is in violation of any Cannabis Laws or Cannabis Authorizations and has no knowledge or reason to believe that any such Governmental Authority or third party is considering or would have reasonable grounds to consider any such claim, suit, proceeding, charge, hearing, enforcement, audit, investigation, arbitration or other action; and (E) has not received notice that any Governmental Authority has taken, is taking, or intends to take action to limit, suspend, modify or revoke any Health Canada Licence or other material Cannabis Authorizations and has no knowledge or reason to believe that any such Governmental Authority is considering taking or would have reasonable grounds to take such action.

4.26       Chief Executive Offices; Collateral Locations. The chief executive office address of each Loan Party as of the Closing Date is set forth on the Perfection Certificate. Subject to any exceptions contained in the Perfection Certificate, as of the Closing Date, the Perfection Certificate sets forth any locations (other than Excluded Locations) where any Loan Party, as of the Closing Date, maintains any Collateral (other than inventory in transit or equipment or goods moved in the Ordinary Course of Business) material to the business of the Borrower Representative and the other Loan Parties, taken as a whole.

4.27       All Necessary Permits. Each Loan Party possesses all Permits and has made all declarations and filings with, all Governmental Authorities, presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its businesses as currently conducted and all such Permits are in good standing, in each case except where the failure to possess such Permits would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Borrower Representative, no Loan Party is in violation of, or in default under, any of the Permits except where such violation or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Loan Party has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any Permit except where such revocation or modification could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.28       Cybersecurity. (i) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect (x) there has been no security breach or other compromise of or relating to any of the Borrower Representative’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Borrower Representative and the Subsidiaries have not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach of its IT Systems and Data; (ii) the Borrower Representative and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) the Borrower Representative and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Borrower Representative and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

5.            AFFIRMATIVE COVENANTS

Each Loan Party shall do all of the following:

5.1          Compliance; Preservation.

(a)            Maintain its legal existence and good standing (or, if applicable in a jurisdiction outside of the United States of America or Canada, an equivalent status under the laws of any jurisdiction of organization outside the United States of America and Canada) in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect; comply, and cause each other Loan Party to comply, with all Requirements of Law (including any applicable Cannabis Law) to which it is subject in all material respects; obtain all of the material Governmental Approvals required in connection with such Borrower’s business and for the performance by each Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest in accordance therewith, and comply, in all material respects, with the terms and conditions with respect to such Governmental Approvals. Each Borrower shall take all commercially reasonable action to preserve the good will of customers, suppliers, employees, contractors, service providers and others having business relations with such Borrower, except where the Borrower Representative or any Subsidiary determines in good faith that such action or preservation is not in the best interests of the Borrower Representative or such Subsidiary and is not materially disadvantageous to the Lenders.

(b)            Except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend, maintain and keep in full force and effect all Permits, Intellectual Property, licenses and rights with respect thereto necessary to the normal conduct of its business, and (ii) at all times maintain, protect and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition (ordinary wear and tear excepted), from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as permitted by this Agreement).

5.2            Financial Statements, Reports, Certificates. Subject to Section 5.2(q), provide each Lender with the following:

(a)            Monthly Financial Statements. Within thirty (30) days after the last day of each calendar month, a company prepared unaudited consolidated and consolidating balance sheet, income statement and statement of cash flows covering the Borrower Representative and each of its Subsidiaries’ operations for such calendar month, in form reasonably acceptable to Agent, certified by a Responsible Officer as having been prepared in accordance with GAAP, consistently applied, except for the absence of footnotes, and subject to normal year-end adjustments.

(b)            Quarterly Financial Statements. Within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of Borrower Representative, a company prepared unaudited consolidated and consolidating balance sheet, income statement and statement of cash flows covering the Borrower Representative and each of its Subsidiaries’ operations for such fiscal quarter, in form reasonably acceptable to Agent, certified by a Responsible Officer as having been prepared in accordance with GAAP, consistently applied, except for the absence of footnotes, and subject to normal year-end adjustments (it being understood that any such financial statements that are filed pursuant to and are accessible through (x) the SEC’s EDGAR system or (y) the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval (“SEDAR”) will be deemed to have been provided in accordance with this Section 5.2(b)).

(c)            Annual Audited Financial Statements. Within ninety (90) days after the end of each fiscal year of Borrower Representative, audited consolidated financial statements prepared in accordance with GAAP, consistently applied, together with any management letter with respect thereto (it being understood that any such financial statements that are filed pursuant to and are accessible through (x) the SEC’s EDGAR system or (y) SEDAR will be deemed to have been provided in accordance with this Section 5.2(c)).

(d)            Compliance Certificates. Simultaneously with the delivery of each set of financial statements referred to in clauses (b) and (c) of this Section 5.2 a duly completed Compliance Certificate signed by a Responsible Officer.

(e)            Legal Action Notice. Following promptly after any Responsible Officer of the Borrower Representative obtains actual knowledge thereof, a report of any legal actions pending or threatened in writing against any Loan Party as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, and with respect to any such pending action or threatened action in writing, a prompt report of any material development with respect thereto.

(f)             Intellectual Property Report. Within forty-five (45) days after the delivery of the annual financial statements of Borrower Representative in accordance with Section 5.2(c) (or such longer period as the Agent may agree in its reasonable discretion), a report in form reasonably acceptable to Agent, listing any applications or registrations that any Loan Party has made or filed in respect of any Patents, Copyrights, Industrial Designs or Trademarks and the status of any outstanding applications or registrations, as well as any material change in any Loan Party’s Intellectual Property, except to the extent that such change could not reasonably be expected to have a Material Adverse Effect.

(g)            Bank Account Statements. If requested by Agent, the Borrower Representative will cause each bank and/or securities intermediary, as applicable, where the Loan Parties maintain Collateral Accounts to grant the Agent online view-only access to such Collateral Accounts. Upon written request from the Agent, the Borrower Representative shall provide the Agent a list of each Collateral Account for which Agent has been granted online view-only access, which list shall be updated by Borrower Representative upon written request from the Agent.

(h)            Notice of Cross Default. Following promptly after any Responsible Officer of the Borrower Representative obtains actual knowledge thereof, written notice of any Cross Default.

(i)             Notices to or from other holders of Indebtedness. Promptly after the furnishing thereof, copies of any material request or notice received by a Borrower or any Loan Party, or any statement or report furnished by a Borrower or any Loan Party to any holder of debt securities of a Borrower or any Loan Party (other than intercompany indebtedness among the Loan Parties) having an aggregate principal amount of $10,000,000 or more, pursuant to the terms of any indenture, loan or credit or similar agreement.

(j)             Notice of Defaults. Following promptly after any Responsible Officer of the Borrower Representative obtains actual knowledge thereof, a report of any occurrence of any Default or Event of Default.

(k)            ERISA Events. Following promptly after any Responsible Officer of the Borrower Representative obtains actual knowledge thereof, a report of the occurrence of any ERISA Event or Canadian Pension Event that, together with all other ERISA Events and Canadian Pension Events that have occurred, would reasonably be expected to have a Material Adverse Effect.

(l)             Cannabis Authorizations. Following promptly after any Responsible Officer of the Borrower Representative obtains actual knowledge thereof, (a) a report of receipt of any notice of material documentation from Health Canada or other Governmental Authority (it being understood that any critical observations warning from Health Canada shall be material), including that such Governmental Authority is (x) limiting, suspending or terminating a Health Canada Licence or other material Cannabis Authorization or (y) commencing an investigation outside of normal course compliance inspections with respect to the Borrower Representative or any other Loan Party that, in either case, has had, or would reasonably be expected to have, a Material Adverse Effect (except to the extent that any disclosure pursuant to clause (y) is prohibited by applicable Requirements of Law).

(m)            Other Developments. Following promptly after any Responsible Officer of the Borrower Representative obtains actual knowledge thereof, a report of any developments specific to the Borrower Representative or any other Loan Party that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect.

(n)            Environmental. Following promptly after any Responsible Officer of the Borrower Representative obtains actual knowledge thereof, a report of any action, claim, investigation or proceeding against, or any noncompliance by, the Borrower Representative or any other Loan Party related to any Environmental Law, Environmental Permit or Hazardous Material that could reasonably be expected to have a Material Adverse Effect.

(o)            Other Regulatory. Following promptly after any Responsible Officer of the Borrower Representative obtains actual knowledge thereof, a report of all (x) breaches of any Cannabis Authorizations that have had, or would reasonably be expected to have, a Material Adverse Effect and (y) materially adverse correspondence and notices received from any Governmental Authority or stock exchange with respect to any Cannabis Authorizations or any regulatory or other investigations into the Loan Parties’ business practices.

(p)            Material Adverse Effect. Following promptly after any Responsible Officer of the Borrower Representative obtains actual knowledge thereof, a report of any other matter or development that has had or could reasonably be expected to have a Material Adverse Effect.

(q)            MNPI Opt-In. Each Lender and the Agent acknowledges that the information to be furnished pursuant to this Section 5.2 and the other provisions of this Agreement or the other Loan Documents may include material non-Public information (within the meaning of the Exchange Act) (“Material Non-Public Information”), and confirms that it has developed compliance procedures regarding the use of Material Non-Public Information and that it will handle such Material Non-Public Information in accordance with those procedures and applicable Requirements of Law, including federal, state, provincial, territorial and other securities laws. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the Borrower Representative and its Subsidiaries will not deliver to any Lender or Agent any information that would constitute Material Non-Public Information unless such Lender or Agent so notifies the Borrower Representative in writing of its election (an “MNPI Opt-In Election”) to receive Material Non-Public Information. Unless and until the Borrower Representative has received the Agent’s or a Lender’s MNPI Opt-In Election, any non-delivery of financial statements, reports or notices pursuant of this Section 5.2 or other provisions of the Loan Documents to the Agent or a Lender (in each case, that has not delivered an MNPI Opt-In Election) shall not constitute a Default or an Event of Default for any purposes under this Agreement or any other Loan Document. At any time after delivery of an MNPI Opt-In Election, the Agent or any Lender may rescind such election by delivery of written notice to Borrower Representative and Agent and resume non-receipt of Material Non-Public Information.

5.3          Taxes; Pensions. (a) Pay its obligations in respect of all Tax liabilities, assessments and governmental charges, before the same shall become delinquent or in default, except where (i) the amount or validity thereof is being contested in good faith by appropriate proceedings and Borrower Representative or another Loan Party has set aside on its books adequate reserves therefor in accordance with GAAP or (ii) the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, and (b) pay all amounts necessary to fund all present Employee Benefit Plans, including Pension Plans, in accordance with their terms, except where the failure to make such payments could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

5.4          Insurance.

(a)            Maintain, with financially sound and reputable insurance companies, insurance (subject to customary deductibles and retentions) in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations, cause the Agent to be listed as co-loss payee on property and casualty policies with respect to Real Property located in any Specified Jurisdiction and as an additional insured on liability policies maintained by Loan Parties in Specified Jurisdictions. Notwithstanding the foregoing, Borrower Representative and the Subsidiaries may self-insure with respect to such risks with respect to which companies of established reputation usually self-insure.

(b)            Except as the Agent may agree in its reasonable discretion, cause all such property and casualty insurance policies with respect to the Real Property Collateral to be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable endorsement (or the equivalent thereof, as applicable).

(c)            In connection with the covenants set forth in this Section 5.4, it is understood and agreed that:

(i)            the Agent, the Lenders and their respective agents or employees shall not be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.4, it being understood that the Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage. If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then Borrower Representative, on behalf of itself and behalf of each of the other Loan Parties, hereby agrees, to the extent permitted by law, to waive, and further agrees to cause each of the other Loan Parties to waive, its right of recovery, if any, against the Agent, the Lenders and their agents and employees;

(ii)           the designation of any form, type or amount of insurance coverage by the Agent (including acting in the capacity as the collateral agent) under this Section 5.4 shall in no event be deemed a representation, warranty or advice by the Agent or the Lenders that such insurance is adequate for the purposes of the business of Borrower Representative and the other Loan Parties or the protection of their properties; and

(iii)          the amount and type of insurance that Borrower Representative and the other Loan Parties have in effect as of the Closing Date satisfies for all purposes the requirements of this Section 5.4.

5.5          Deposit and Securities Accounts. Maintain Collateral Accounts in accordance with the Loan Documents and only at the banks and other financial institutions identified in the Perfection Certificate as of the Closing Date or as disclosed pursuant to a supplementary perfection certificate or a notice timely delivered by a Borrower and cause all Collateral Accounts to be subject to an Account Control Agreement within sixty (60) days of the later of (a) the Closing Date and (b) the date the applicable Deposit Account, Securities Account or Commodity Account is either opened by a Loan Party or is no longer an Excluded Account (without limiting, for the avoidance of doubt, Section 3.1(c)). The Agent shall have a perfected first ranking Lien (in each case, subject to Permitted Liens contemplated by Section 6.5(l) and Section 6.5(m)) on all Collateral Accounts. The Loan Parties may close and/or open any account (including any account subject to an Account Control Agreement) maintained at any bank or other financial institution subject to the requirements of this Section 5.5 and Section 5.12. Notwithstanding the foregoing or anything contained in the Loan Documents to the contrary, so long as no Event of Default has occurred and is continuing, the Loan Parties may direct the manner of disposition of all funds, Investments or Permitted Investments in the Collateral Accounts and neither the Agent nor any Lender shall have the right to deliver a notice of exclusive control (or similar term, as defined in each Account Control Agreement) at any time prior to the occurrence and continuance of an Event of Default.

5.6          Intellectual Property. Use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Intellectual Property material to its business commensurate with its reasonable business judgment; promptly advise Agent in writing of material infringements or any other event (in each case, of which it is aware) that could reasonably be expected to materially and adversely affect the value of its Intellectual Property material to its business; and not allow any Intellectual Property material to the Loan Parties’ business to be abandoned, forfeited or dedicated to the public without Agent’s written consent, unless in each case Borrower Representative determines in its reasonable business judgment not to take such actions in order to protect its own business interests.

5.7          Access to Collateral; Books and Records. At reasonable times, on five (5) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), allow Agent, or its respective agents, to inspect the Collateral and audit and copy such Loan Party’s Books. Such inspections or audits shall be conducted during normal business hours and no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Agent shall determine is necessary. The reasonable and documented costs associated with a third party retained to conduct the foregoing inspections and audits shall be at Borrowers’ expense, provided that, prior to each third-party inspection and audit, Agent shall, at the request of Borrower Representative, notify Borrower Representative of the estimated fees to be incurred in connection therewith.

5.8          Joinder of Subsidiaries; After Acquired Property.

(a)            Except to the extent not required pursuant to this Section 5.8 and except for any Subsidiary that is not required to enter into a joinder or guaranty and grant a security interest in accordance with the requirements of Section 5.8(b) below, after such time as Borrower Representative or any of its Subsidiaries forms or acquires any direct or indirect Subsidiary after the Closing Date, or is the subject of a Division, and such Subsidiary is not a Loan Party, promptly, and in any event within twenty (20) Business Days after the date such Subsidiary is formed or acquired or such longer period as the Agent may agree in its reasonable discretion (or, if longer, (x) within forty-five (45) days with respect to any Intellectual Property for which Intellectual Property Security Agreements must be filed or (y) with respect to the requirements of Section 5.8(c) (if applicable), within one hundred and twenty (120) days, in each case, after such formation or acquisition or such longer period as the Agent may agree in its reasonable discretion, as applicable): (i) take all such action as may be reasonably required by Agent to cause the applicable Subsidiary (or in case of a Division, the Person(s) resulting from such Division) to either: (A) provide a joinder to this Agreement pursuant to which such Subsidiary or Person resulting from such formation, acquisition or Division becomes a Borrower hereunder, or (B) guarantee the Obligations of Borrowers under the Loan Documents and, in any case, grant a first priority security interest (subject to Permitted Liens) in and to substantially all assets (other than Excluded Property) of such Subsidiary or Person resulting from such formation, acquisition or Division, in each case together with any required documents, instruments and agreements reasonably requested by Agent in accordance with this Agreement, all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien, subject to Permitted Liens in and to the assets (other than Excluded Property) of such Subsidiary or Person resulting from such formation, acquisition or Division), and (ii) and to pledge all of the direct or beneficial Equity Interests in such Subsidiary or Person resulting from such formation, acquisition or Division. Any document, agreement, or instrument executed or issued pursuant to this Section 5.8 shall be a Loan Document.

(b)            Not permit Subsidiaries which are not Loan Parties, in the aggregate, to maintain (i) total cash and other assets with an aggregate value for all such Subsidiaries which are not Loan Parties in excess of five percent (5.0%) of consolidated total assets of the Borrower Representative and its Subsidiaries, or (ii) total revenues in excess of five percent (5.0%) of consolidated total revenues of the Borrower Representative and its Subsidiaries (based upon and as of the date of delivery of the most recent consolidated financial statements of the Borrower Representative furnished pursuant to Section 5.2(c)), without causing one or more of such Subsidiaries to enter into a joinder or guaranty in form reasonably satisfactory to Agent with respect to the Obligations and grant a security interest in and to substantially all assets (other than Excluded Property) of such Subsidiary, in each case together with such other documents, instruments and agreements reasonably requested by Agent in accordance with this Agreement, all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien, subject to Permitted Liens in and to the assets (other than Excluded Property) of such Subsidiary) as Agent may request within twenty (20) Business Days (or such other period as Agent may agree in its reasonable discretion), such that compliance with clauses (i) and (ii) shall be restored. Notwithstanding the foregoing, the Borrower Representative may elect in its sole discretion to have any Subsidiary that is not otherwise required to enter into a joinder or guaranty and grant a security interest in accordance with the requirements of this Section 5.8(b), enter into a joinder or guaranty in form reasonably satisfactory to Agent with respect to the Obligations and grant a security interest in and to substantially all assets and otherwise become a “Loan Party” under the Loan Documents.

(c)            Grant, and cause each of the Loan Parties to grant, to the Agent and register first ranking (subject to Permitted Liens) security interests in, and Mortgages on, any Material Real Property acquired after the Closing Date within one hundred and twenty (120) days after the acquisition thereof (or such later date as the Agent may agree in its reasonable discretion) pursuant to documentation in form reasonably satisfactory to the Agent, which security interest and mortgage shall constitute valid and enforceable first priority Liens (subject to Permitted Liens) subject to no other Liens except Permitted Liens and (ii) record, register or file the Mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Agent (for the benefit of the Lenders) required to be granted pursuant to the Mortgages and pay, and cause each such Loan Party to pay, in full, all Taxes, fees and other charges required to be paid in connection with such recording or filing.

(d)            Subject to the terms herein and except to the extent not required pursuant to this Agreement (including this Section 5.8), grant, and cause each of the Loan Parties to grant, to the Agent and register any requisite first ranking (subject to Permitted Liens) security interests and Liens, meeting the requirements of applicable law, in any personal property acquired after the Closing Date or moved to a jurisdiction (other than jurisdictions solely comprised of Excluded Locations) where the Agent’s Liens are not already perfected, and execute and deliver to the Agent any Security Documents that may be required in order to perfect the Agent’s first ranking security interest in such jurisdiction, the whole pursuant to documentation in form reasonably satisfactory to the Agent, which security interest and Liens shall constitute valid and enforceable first priority Liens (subject to Permitted Liens).

(e)            The provisions of this Agreement (including this Section 5.8) and the other Loan Documents with respect to Collateral need not be satisfied with respect to any of the following (collectively, the “Excluded Property”): (i) any Real Property other than Material Real Property, (ii) motor vehicles, goods and other assets subject to certificates of title (other than to the extent a Lien on such motor vehicles, goods and other assets can be perfected by filing a UCC-1 or a PPSA financing statement (or equivalent in any applicable jurisdiction) by a Loan Party organized in the United States of America or Canada, or any state, province or territory thereof, as applicable, that is otherwise required to be filed for the benefit of the Secured Parties under the terms of the U.S. Pledge and Security Agreement or the Canadian Pledge and Security Agreement, as applicable), (iii) (x) letter of credit rights and (y) commercial tort claims with a value of less than $1,500,000 (in the case of each of clauses (x) and (y), other than to the extent a Lien on such assets or such rights can be perfected by filing a UCC-1 or a PPSA financing statement (or equivalent in any applicable jurisdiction) by a Loan Party organized in the United States of America or Canada, or any state, province or territory thereof, as applicable, that is otherwise required to be filed for the benefit of the Secured Parties under the terms of the U.S. Pledge and Security Agreement or the Canadian Pledge and Security Agreement, as applicable), (iv) pledges and security interests prohibited by applicable law, rule, regulation, contractual obligation (with respect to any such contractual obligation, only to the extent such restriction is binding on such assets on the Closing Date or on the date of acquisition thereof and not entered into in contemplation thereof) (in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of the Code, the PPSA or any other applicable Requirement of Law) or which require governmental (including regulatory) consent, approval, license or authorization to be pledged (unless such consent, approval, license or authorization has been received or to the extent any such consent, approval, license or authorization is rendered ineffective after giving effect to the applicable anti-assignment provisions of the Code, the PPSA or any other applicable Requirement of Law), (v) goods, investment property, instruments, documents of title, chattel paper, intangible, money and other assets to the extent a security interest in such goods, investment property, instruments, documents of title, chattel paper, intangible, money and other assets would reasonably be expected to result in material adverse tax consequences to the Borrower Representative or any Subsidiary as determined in good faith by the Borrower Representative, and disclosed in writing to the Agent together with a reasonably detailed explanation of such determination, (vi) any lease, license or other agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto (other than the Borrower Representative or any other Loan Party) after giving effect to the applicable anti-assignment provisions of the Code, the PPSA or any other Requirement of Law, (vii) any governmental licenses or state, provincial, territorial or local licenses, franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby, in each case after giving effect to the applicable anti-assignment provisions of the Code, the PPSA or any other applicable Requirement of Law, (viii) any “intent-to-use” applications for Trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051 or similar laws in other jurisdictions, unless and until an Amendment to Allege Use or a Statement of Use under Section 1(c) or 1(d) of the Lanham Act (or the equivalent in any applicable jurisdiction) has been filed and accepted by the United States Patent and Trademark Office (or the Canadian Intellectual Property Office (or the equivalent thereof in any other applicable jurisdiction)), to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use application under applicable federal law, (ix) cash and Permitted Investments maintained in an Excluded Account of the type specified in clauses (i), (ii), (iii), (iv), (v) or (vi) of the definition of “Excluded Account”, (x) any Excluded Securities, (xi) any Third Party Funds, (xii) “consumer goods” (as defined in the PPSA), and (xiii) those goods, investment property, instruments, documents of title, chattel paper, intangible, money and other assets as to which the Agent and the Borrower Representative reasonably agree that the cost or other consequence of obtaining such a security interest or perfection thereof are excessive in relation to the value afforded thereby; provided that (x) the Borrower Representative may in its sole discretion elect to exclude any goods, investment property, instruments, documents of title, chattel paper, intangible, money and other property from the definition of “Excluded Property”, and (y) the Excluded Property shall not include any proceeds, substitutions or replacements of Excluded Property (unless such proceeds, substitutions or replacements would constitute Excluded Property). Notwithstanding anything herein to the contrary, (A) the Agent may grant extensions of time or waiver of requirement for the creation or perfection of security interests in or the obtaining of insurance (including title insurance) or surveys with respect to particular assets where it reasonably determines, in consultation with the Borrower Representative, that perfection or obtaining of such items cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the other Loan Documents or to the extent any requirements are not applicable in the relevant jurisdiction, (B) except for Collateral Accounts, no control agreements, lock box or similar arrangements shall be required with respect to any Deposit Accounts, Securities Accounts or Commodities Accounts, (C) no security documents governed by, or perfection actions under, the law of a jurisdiction other than a Specified Jurisdiction shall be required, (D) no notice shall be required to be sent to insurers, other than notices that are required or customary in a Specified Jurisdiction, account debtors or other contractual third parties prior to the occurrence and during the continuance of an Event of Default, (E) Liens required to be granted from time to time pursuant to, or any other requirements of, this Section 5.8(e) and the Security Documents shall be subject to exceptions and limitations set forth in the Security Documents and (F) to the extent any Real Property Collateral is located in a jurisdiction with mortgage recording or similar tax, the amount secured by the Security Document with respect to such Real Property Collateral shall be limited to the fair market value of such Real Property Collateral as determined in good faith by the Borrower Representative (subject to any applicable laws in the relevant jurisdiction or such lesser amount agreed to by the Agent).

5.9          Management Rights. Upon reasonable advance written notice to Borrower’s Representative and during normal business hours, any representative of Agent shall have the right to meet with management and officers of Loan Parties to discuss Loan Parties’ books of account and records. In addition, Agent shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Loan Parties concerning significant business issues affecting Loan Parties. Notwithstanding the foregoing, any rights provided to Agent and Lenders in this Section 5.9 shall be exercised in a manner to so as to avoid unreasonable interference with any Loan Party’s business operations.

5.10       Compliance with Certain Laws.

(a)            Comply in all material respects with the applicable portions of the USA PATRIOT Act, The Money Laundering Control Act of 1986, 18 USC sec 1956 and 1957, all applicable Anti-Money Laundering Laws, Anti-Corruption Laws and all applicable Sanctions Laws;

(b)            Not use any proceeds of the Term Loans made hereunder in any manner that would result in a breach of any applicable Cannabis Law; and

(c)            Conduct only Cannabis Activities that are not inconsistent with the rules, policies and listing requirements of any public securities exchange on which the Equity Interests of the Borrower Representative are listed at such time (including, to the extent applicable, NASDAQ and the Toronto Stock Exchange).

Notwithstanding the foregoing, no undertaking shall be made by any Loan Party or Subsidiary to the extent it would violate section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung), any provision of Council Regulation (EC) 2271/1996 or any similar applicable anti-boycott law or regulation binding on such Loan Party or Subsidiary.

5.11        Compliance with Environmental Laws. Comply, and make reasonable efforts to cause all lessees and other persons occupying its properties to comply, with all Environmental Laws applicable to its operations and properties; obtain, renew and comply with all Environmental Permits; and conduct any investigation, study, sampling and testing, and undertake any cleanup, response or other corrective action necessary to address all Hazardous Materials at, on, under or emanating from any of properties owned, leased or operated by it in accordance with the requirements of all Environmental Laws, except, in each case with respect to this Section 5.11, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.12       Financial Covenants. Maintain on deposit at all times, in no more than three (3) Collateral Accounts identified by the Borrower Representative to the Agent from time to time (and initially as set forth on Schedule 5.12), in each case, subject to an Account Control Agreement, Unrestricted Cash in an aggregate amount equal to the lesser of (x) $90,000,000 and (y) the outstanding principal balance of the Term Loans plus the Exit Fee.

5.13       Parallel Debt.

(a)            Each German Collateral Party, each Dutch Collateral Party, Borrower Representative and CGP hereby irrevocably and unconditionally undertakes to pay to the Agent, and for purposes of the German Security Documents, by way of an abstract acknowledgement of debt an amount equal to the aggregate amount due in respect of the Corresponding Obligations as they may exist from time to time. The payment undertaking of each of the German Collateral Parties, each of the Dutch Collateral Parties, the Borrower Representative and CGP under this Section 5.13 is to be referred to as a “Parallel Debt”.

(b)            The Parallel Debts of each of the German Collateral Parties, the Dutch Collateral Parties, the Borrower Representative and CGP will be payable in the currency or currencies of the Corresponding Obligations and will become due and payable as and when and to the extent one or more of the Corresponding Obligations become due and payable.

(c)            The occurrence and continuance of an Event of Default in respect of the Corresponding Obligations of a German Loan Party shall constitute a default (Verzug) within the meaning of section 286 of the German Civil Code (Bürgerliches Gesetzbuch) with respect to the Parallel Debts.

(d)            The Parallel Debts of each of the German Collateral Parties, the Dutch Collateral Party, the Borrower Representative and/or CGP will be due and payable when such amounts are due for payment under the relevant Loan Document and in the currency in which such amounts are owed to be paid.

(e)            Each of the parties to this Agreement hereby acknowledges that:

 (i)            each Parallel Debt constitutes an undertaking, obligation and liability to the Agent which is separate and independent from, and without prejudice to, the Corresponding Obligations of the relevant German Collateral Party, Dutch Collateral Party, Borrower Representative or CGP; and

 (ii)           each Parallel Debt represents the Agent’s own separate and independent claim to receive payment of the Parallel Debt from the relevant German Collateral Party, Dutch Collateral Party, Borrower Representative or CGP,

it being understood, in each case, that pursuant to this Section 5.13(e), the amount which may become payable by each of the German Collateral Parties, each of the Dutch Collateral Parties, the Borrower Representative or CGP as a Parallel Debt shall never exceed the total of the amounts which are payable under or in connection with the Corresponding Obligations.

(f)             Upon irrevocable receipt by the Agent of any amount in payment of a Parallel Debt (a “Received Amount”), the Corresponding Obligations shall be reduced, if necessary pro rata in respect of the Agent and each Secured Party individually, by amounts totalling an amount (a “Deductible Amount”) equal to the Received Amount in the manner as if the Deductible Amount were received by the Agent and the Lenders as a payment of the Corresponding Obligations owed by the relevant German Collateral Party, Dutch Collateral Party, Borrower Representative or CGP on the date of receipt by the Agent of the Received Amount.

(g)            For the purpose of this Section 5.13, the Agent acts in its own name and on behalf of itself and not as agent or representative of any other Secured Party.

5.14        Further Assurances. Execute any further instruments and take further action as Agent may reasonably request to effect the purposes of this Agreement and the other Loan Documents.

6.            NEGATIVE COVENANTS

No Loan Party shall, and no Subsidiary shall, do any of the following:

6.1          Dispositions. Dispose of all or any part of its property (including, for the avoidance of doubt, to any Subsidiary that is not a Loan Party), except for Permitted Dispositions.

6.2          Changes in Business, Management, Ownership, or Business Locations. (a) Engage in any business other than the businesses currently engaged in by such Person or another Loan Party, as applicable, or any line of business reasonably complementary, ancillary or otherwise related thereto; (b) except as permitted in the Loan Documents (including Section 6.3(d) and Section 6.3(e) of this Agreement), cease doing business, or liquidate or dissolve; or (c) in respect of each Loan Party, (i) change its jurisdiction of organization, (ii) change its organizational type, (iii) change its legal name, (iv) change its organizational number (if any) assigned by its jurisdiction of organization, (v) change its place of domicile, registered office or chief executive office, or (vi) with the exception of Excluded Locations, change the location of any material tangible Collateral (other than Collateral in transit in the Ordinary Course of Business), which in any such case would, under applicable law, require the amendment of any registration or the filing of additional registrations (under the Code, the PPSA or the equivalent thereof) for purposes of perfecting against such Collateral, without, in the case of each of clauses (i)-(vi), providing prompt written notice (but in no event later than ten (10) days after the occurrence thereof) of such change to the Agent.

6.3          Mergers. Amalgamate, merge or consolidate with any other Person, or enter into any agreement to do any of the same, provided that (a) a Subsidiary may amalgamate, merge or consolidate into another Subsidiary or into a Loan Party, provided that in any merger, amalgamation or consolidation involving a Loan Party, such Loan Party shall be the surviving entity, provided, no U.S. Loan Party or Canadian Loan Party will amalgamate, merge or consolidate into a Loan Party that is not a U.S. Loan Party or Canadian Loan Party and no German Loan Party will merge, amalgamate or consolidate into a Loan Party that is not a German Loan Party, (b) any Subsidiary may merge, amalgamate or consolidate with any other person in order to effect an Investment permitted pursuant to Section 6.7 (including, for the avoidance of doubt, in connection with the Proposed Acquisition) so long as the continuing or surviving person shall be a Subsidiary (unless otherwise permitted by Section 6.7), which shall be a Loan Party if the merging, amalgamating or consolidating Subsidiary was a Loan Party (unless otherwise permitted by Section 6.7) and which together with each of its Subsidiaries shall have complied with any applicable requirements of Section 5.8, (c) any Subsidiary may merge, amalgamate or consolidate with any other person in order to effect a Disposition otherwise permitted pursuant to Section 6.1, (d) any Subsidiary may dissolve, liquidate or wind up its affairs if it owns no material assets, engages in no business and otherwise has no activities other than activities related to the maintenance of its existence and good standing (or, if applicable in a jurisdiction outside of the United States of America or Canada, an equivalent status under the laws of any jurisdiction of organization outside the United States of America and Canada) and (e) the liquidation, dissolution or change in form of entity of any Subsidiary if the Borrower Representative determines in good faith that such liquidation, dissolution or change in form is in the best interests of the Borrower Representative and is not materially disadvantageous to the Lenders, so long as, to the extent such liquidated or dissolved Subsidiary was a Loan Party, all assets of such Subsidiary upon liquidation or dissolution are transferred to another Loan Party.

6.4          Indebtedness. Create, incur, assume, or be liable for any Indebtedness other than:

(a)            (i) Indebtedness of the Borrower Representative and the Subsidiaries existing on the Closing Date (including, for the avoidance of doubt, Indebtedness under the Convertible Notes) and, in the case of the Loan Parties, as of the Closing Date, as set forth on the Perfection Certificate and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness (other than intercompany Indebtedness Refinanced with Indebtedness owed to a person not affiliated with the Borrower Representative or any Subsidiary);

(b)            Indebtedness created hereunder and under the other Loan Documents;

(c)            Indebtedness of Borrower Representative or any Subsidiary pursuant to Hedging Agreements entered into for non-speculative purposes; provided that the aggregate amount of Indebtedness under Hedging Agreements shall not exceed $5,000,000;

(d)            Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower Representative or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case in the Ordinary Course of Business;

(e)            Indebtedness of the Borrower Representative to any Subsidiary and of any Subsidiary to the Borrower Representative or any other Subsidiary; provided that (i) Indebtedness of any Subsidiary that is not a Loan Party owing to the Loan Parties incurred pursuant to this Section 6.4(e) shall be subject to Section 6.7 and (ii) Indebtedness of any Loan Party to a Subsidiary that is not a Loan Party shall be subordinated to the Obligations under this Agreement on subordination terms reasonably satisfactory to the Agent;

(f)             Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the Ordinary Course of Business, including those incurred to secure health, safety and environmental obligations in the Ordinary Course of Business;

(g)            Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the Ordinary Course of Business or other cash management services, in each case entered into in the Ordinary Course of Business;

(h)            Indebtedness in respect of Capitalized Lease Obligations and other Indebtedness incurred by the Borrower Representative or any Subsidiary prior to or within 270 days after the acquisition, lease, construction, installation, repair, replacement or improvement of the respective property (real or personal, and whether through the direct purchase of property or the Equity Interest of any person owning such property) permitted under this Agreement in order to finance such acquisition, lease, construction, installation, repair, replacement or improvement; provided, however, in any case, that the aggregate amount of Indebtedness incurred pursuant to this Section 6.4(h) that that is not limited in recourse to the asset or property so financed shall not exceed $1,000,000 in the aggregate;

(i)             Subordinated Debt of the Borrower Representative or any Subsidiary;

(j)             Guarantees (i) by the Borrower Representative or any Loan Party of any Indebtedness of the Borrower Representative or any Loan Party permitted to be incurred under this Agreement, (ii) by the Borrower Representative or any Loan Party of Indebtedness otherwise permitted hereunder of any Subsidiary that is not a Loan Party to the extent such Guarantees are permitted by Section 6.7 and (iii) by any Subsidiary that is not a Loan Party of Indebtedness of the Borrower Representative or any Subsidiary; provided that Guarantees by the Borrower Representative or any Loan Party under this Section 6.4(j) of any other Indebtedness of a person that is subordinated to other Indebtedness of such person shall be expressly subordinated to the Obligations to at least the same extent as such underlying Indebtedness is subordinated;

(k)            Indebtedness arising from agreements of the Borrower Representative or any Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations (including earn-outs), in each case, incurred or assumed in connection with any Permitted Business Acquisition, other Investments or the disposition of any business, assets or a Subsidiary not prohibited by this Agreement or a transaction consummated prior to the Closing Date;

(l)             Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Indebtedness) in the Ordinary Course of Business in an aggregate outstanding amount that would not exceed $7,500,000;

(m)            Indebtedness incurred in the Ordinary Course of Business in respect of obligations of the Borrower Representative or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the Ordinary Course of Business and not in connection with the borrowing of money or any Hedging Agreements;

(n)            Indebtedness representing deferred compensation to employees, consultants or independent contractors of the Borrower Representative (or, to the extent such work is done for the Borrower Representative or its Subsidiaries, any direct or indirect parent thereof) or any Subsidiary incurred in the Ordinary Course of Business;

(o)            obligations in respect of Cash Management Agreements incurred in the Ordinary Course of Business;

(p)            Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the Ordinary Course of Business;

(q)            Indebtedness of Subsidiaries that are not Loan Parties in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.4(q), in an aggregate outstanding amount that would not exceed $1,000,000; provided that no Loan Party Guarantees any Indebtedness incurred under this Section 6.4(q) and there is no Lien on any property or assets of a Loan Party as security for any Indebtedness incurred under this Section 6.4;

(r)             Indebtedness consisting of obligations of the Borrower Representative or any Subsidiary under deferred compensation or other similar arrangements incurred by such person in connection with Permitted Business Acquisitions or any other Investment permitted hereunder, provided that such Indebtedness incurred under this Section 6.4(y) is unsecured obligations and there is no Lien on any property or assets of a Loan Party as security for any Indebtedness incurred under this Section 6.4(y);

(s)            other unsecured Indebtedness in an aggregate principal amount not to exceed $50,000,000 and any Permitted Refinancing Indebtedness in respect thereof; provided that no payments of principal shall be required or permitted under any such Indebtedness until the date that is one hundred twenty (120) days after the Term Loan Maturity Date;

(t)             Indebtedness arising under guarantees entered into pursuant to section 2:403 of the Dutch Civil Code in the Netherlands and any residual liability with respect to such guarantees arising under section 2:404 of the Dutch Civil Code;

(u)            Indebtedness in respect of any joint or several liability among Borrowers arising as a result of a fiscal unity (fiscale eenheid) for Dutch tax purposes or its equivalent in any other relevant jurisdiction; and

(v)            other unsecured Indebtedness provided that all interest thereunder is paid either in-kind or in Equity Interests (other than Disqualified Stock) of the Borrower Representative, or both, and not in cash.

6.5          Liens. Create, incur, allow, or suffer any Lien on any of its property or assets other than (each of the following a “Permitted Lien” and collectively “Permitted Liens”):

(a)            Liens on property or assets of the Borrower Representative and the Subsidiaries existing on the Closing Date and, in the case of the Loan Parties, as of the Closing Date, as set forth on the Perfection Certificate (and any Permitted Refinancing Indebtedness in respect of such obligations permitted by Section 6.4);

(b)            Liens created under the Loan Documents (including Liens securing Indebtedness permitted by Section 6.4(b));

(c)            Liens for Taxes not delinquent by more than thirty (30) days or that are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)            Liens imposed by law, such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, supplier’s, construction or other like Liens, in each case securing obligations incurred in the Ordinary Course of Business that are not overdue by more than thirty (30) days or that are being contested in good faith and by appropriate proceedings and in respect of which, if applicable, the Borrower Representative or any Subsidiary shall have set aside on its books reserves in accordance with GAAP;

(e)            (i) pledges and deposits and other Liens made in the Ordinary Course of Business in compliance any workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations including security created or subsisting in order to comply with the requirements of Section 8a of the German Partial Retirement Act (Altersteilzeitgesetz) and of section 7e of the German Social Security Code IV (Sozialgesetzbuch IV) or any other equivalent local law requirements and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower Representative or any Subsidiary;

(f)             deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof), in each case incurred in the Ordinary Course of Business (including, without limitation, in connection with arrangements with governmental entities to sell or distribute product), including those incurred to secure health, safety and environmental obligations in the Ordinary Course of Business;

(g)            zoning restrictions, easements, survey exceptions, trackage rights, leases (other than Capitalized Lease Obligations), licenses, special assessments, rights-of-way, covenants, conditions, restrictions and declarations on or with respect to the use of Real Property, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the Ordinary Course of Business and title defects or irregularities that are of a minor nature and that, individually or in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Borrower Representative or any Subsidiary;

(h)            Liens securing Indebtedness permitted by Section 6.4(h); provided that such Liens do not apply to any property or assets of the Borrower Representative or any Subsidiary other than the property or assets acquired, leased, constructed, replaced, repaired or improved with such Indebtedness (or the Indebtedness Refinanced thereby) and accessions and additions thereto, proceeds and products thereof, customary security deposits and related property;

(i)             Liens securing judgments that do not constitute an Event of Default under Section 7.5;

(j)             Title Exception Liens and any replacement, extension or renewal of any such Lien; provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

(k)            any interest or title of a lessor or sublessor under any leases or subleases entered into by the Borrower Representative or any Subsidiary in the Ordinary Course of Business;

(l)             Liens that are contractual rights of set-off (and related pledges) (i) relating to the establishment of depository relations with banks and other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposits, sweep accounts, reserve accounts or similar accounts of the Borrower Representative or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the Ordinary Course of Business of the Borrower Representative or any Subsidiary, including with respect to credit card charge-backs and similar obligations, or (iii) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Borrower Representative or any Subsidiary in the Ordinary Course of Business; provided, however, that, in each case, such Liens shall not secure, and shall not be granted in respect of, any Indebtedness for borrowed money;

(m)           Liens (i) arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights (including any lien arising under the general terms and conditions of banks or Sparkassen (Allgemeine Geschäftsbedingungen der Banken oder Sparkassen)), (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the Ordinary Course of Business, (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the Ordinary Course of Business and not for speculative purposes, (iv) in respect of Third Party Funds or (v) in favor of credit card companies pursuant to agreements therewith; provided, however, that, in each case, such Liens shall not secure, and shall not be granted in respect of, any Indebtedness for borrowed money;

(n)            Liens securing obligations in respect of trade-related letters of credit, bankers’ acceptances or similar obligations and completion guarantees permitted under Section 6.4(f) or Section 6.4(l) and covering the property (or the documents of title in respect of such property) financed by such letters of credit, bankers’ acceptances or similar obligations and completion guarantees and the proceeds and products thereof;

(o)            leases, subleases, or licenses or sublicenses (including with respect to Intellectual Property) granted to others in the Ordinary Course of Business not interfering in any material respect with the business of the Borrower Representative and its Subsidiaries, taken as a whole;

(p)            Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(q)            Liens solely on any cash earnest money deposits made by the Borrower Representative or any of the Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Permitted Business Acquisition or other Investment or acquisition permitted hereunder;

(r)             Liens with respect to property or assets of any Subsidiary that is not a Loan Party securing obligations of a Subsidiary that is not a Loan Party permitted under Section 6.4;

(s)            Liens arising from precautionary Code financing statements or PPSA financing statements (or the equivalent in any applicable jurisdiction) regarding operating leases or other obligations not constituting Indebtedness;

(t)             Liens on cash or Permitted Investments maintained in one or more segregated Deposit Accounts or Securities Accounts securing letters of credit permitted by Section 6.4(l); provided that such cash and Permitted Investments do not exceed 105% of the stated face amount of such letters of credit secured thereby (for the avoidance of doubt, any cash on deposit in Deposit Accounts or Securities Accounts encumbered under this Section 6.5(t) shall not be taken into account for purposes of satisfying Section 5.12);

(u)            Liens securing insurance premiums financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;

(v)            in the case of Real Property that constitutes a leasehold interest, any Lien to which the fee simple interest (or any superior leasehold interest) is subject that, individually or in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Borrower Representative or any Subsidiary;

(w)           Liens securing Indebtedness or other obligation (i) of the Borrower Representative or a Subsidiary in favor of the Borrower Representative or any Loan Party and (ii) of any Subsidiary that is not a Loan Party in favor of the Borrower Representative or any Subsidiary;

(x)            Liens (i) on deposits securing Hedging Agreements entered into in the Ordinary Course of Business for non-speculative purposes and (ii) on cash or Permitted Investments securing Hedging Agreements in the Ordinary Course of Business submitted for clearing in accordance with applicable Requirements of Law; provided, in each case, that the aggregate amount of such Liens shall not exceed $5,000,000;

(y)            Liens on goods, inventory or equipment the purchase, shipment or storage price of which is financed by a documentary letter of credit, bank guarantee or bankers’ acceptance issued or created for the account of the Borrower Representative or any Subsidiary in the Ordinary Course of Business; provided that such Lien secures only the obligations of the Borrower Representative or such Subsidiaries in respect of such letter of credit, bank guarantee or banker’s acceptance to the extent permitted under Section 6.4;

(z)            the reservations, limitations, provisos and conditions, if any, expressed in any original grant from the Crown of any real property or any interest therein in Canada; provided they do not interfere in any material respect with the ordinary conduct of the business of the Borrower Representative or any Subsidiary;

(aa)          Liens arising out of conditional sale, title retention or similar arrangements for the sale or purchase of goods by the Borrower Representative or any of the Subsidiaries in the Ordinary Course of Business;

(bb)         Liens to secure any Indebtedness issued or incurred to Refinance (or successive Indebtedness issued or incurred for subsequent Refinancings) as a whole, or in part, any Indebtedness secured by any Lien permitted by this Section 6.5; provided that (1) with respect to any Liens on the Collateral being incurred under this clause (bb), if Liens on the Collateral securing the Indebtedness being Refinanced (if any) were subject to a Subordination Agreement, then such Liens on such Collateral being incurred under this clause (bb) shall also be subject to a Subordination Agreement; (2) such new Lien shall be limited to all or part of the same type of property that secured the original Lien (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to after-acquired property clauses to the extent such assets secured (or would have secured) the Indebtedness being Refinanced), (3) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount (or accreted value, if applicable) or, if greater, committed amount of the applicable Indebtedness at the time the original Lien became a Lien permitted hereunder, (B) unpaid accrued interest and premium (including tender premiums) and (C) an amount necessary to pay any associated underwriting discounts, defeasance costs, fees, commissions and expenses, and (4) on the date of the incurrence of the Indebtedness secured by such Liens, the grantors of any such Liens shall be no different from the grantors of the Liens securing the Indebtedness being Refinanced or grantors that would have been obligated to secure such Indebtedness or a Loan Party;

(cc)          pledges or deposits to secure the utility obligations of the Borrower Representative and its Subsidiaries incurred in the Ordinary Course of Business;

(dd)         (i) mortgages, liens, security interests, restrictions, encumbrances and any other matters that have been placed by Governmental Authority, developer, landlord or other third property over which Borrower Representative or any Subsidiary has easement rights or on any leased property and subordination or similar arrangements relating thereto and (ii) any condemnation or eminent domain or expropriation proceedings affecting any real property;

(ee)          Liens arising as a result of a fiscal unity (fiscale eenheid) for Dutch tax purposes;

(ff)           (i) Liens on Equity Interests of joint ventures securing capital contributions to, or obligations of, such Persons to the extent permitted under Section 6.7 and (ii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-Wholly Owned Subsidiaries; and

(gg)         Liens over Real Property the granting/creation of which cannot be prohibited under section 1136 of the German Civil Code (Bürgerliches Gesetzbuch).

6.6          Distributions. Pay any dividends or make any distribution or payment on any capital stock of a Loan Party or redeem, retire or purchase any Equity Interests of a Loan Party other than:

(a)            any Subsidiary of a Loan Party may pay dividends or make other distributions or payments to such Loan Party;

(b)            any Loan Party may pay dividends or make other distributions or payments to any other Loan Party;

(c)            the Borrower Representative and each Subsidiary may declare and make dividend payments or other distributions or other payments payable solely in Equity Interests (other than Disqualified Stock) of such Person;

(d)            non-cash repurchases of Borrower Representative’s common stock deemed to occur upon exercise of stock options if such common stock represent a portion of the exercise price of such options;

(e)            payments, in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests or other securities of any such person, or

(f)             the conversion of any Indebtedness to Equity Interests (other than Disqualified Stock) of any Loan Party.

6.7            Investments. Directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary) other than:

(a)            (i) Investments by the Borrower Representative or any Subsidiary in the Equity Interests of the Borrower Representative or any Subsidiary; (ii) intercompany loans from the Borrower Representative or any Subsidiary to the Borrower Representative or any Subsidiary; and (iii) Guarantees by the Borrower Representative or any Subsidiary of Indebtedness otherwise permitted hereunder of the Borrower Representative or any Subsidiary; provided that as at any date of determination, the aggregate outstanding amount (valued at the time of the making thereof and without giving effect to any write-downs or write-offs thereof) of (A) Investments made after the Closing Date by the Loan Parties pursuant to subclause (i) in Subsidiaries that are not Loan Parties, plus (B) net outstanding intercompany loans made after the Closing Date by the Loan Parties to Subsidiaries that are not Loan Parties pursuant to subclause (ii), plus (C) outstanding Guarantees by the Loan Parties of Indebtedness after the Closing Date of Subsidiaries that are not Loan Parties pursuant to subclause (iii), shall not exceed $20,000,000;

(b)            Permitted Investments and Investments that were Permitted Investments when made;

(c)            Investments arising out of the receipt by Borrower Representative or any Subsidiary of non-cash consideration for the Disposition of assets permitted under Section 6.1 in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed $5,000,000;

(d)            accounts receivable, security deposits and prepayments arising and trade credit granted in the Ordinary Course of Business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers or customers made in the Ordinary Course of Business;

(e)            Hedging Agreements entered into for non-speculative purposes and in accordance with the requirements of Section 6.4(b) and Section 6.5(x);

(f)             Investments of the Borrower Representative and the Subsidiaries existing on, or contractually committed as of, the Closing Date and, in the case of the Loan Parties, as of the Closing Date, as set forth on the Perfection Certificate, so long as (x) the aggregate amount of all Investments pursuant to this clause (f) is not increased at any time above the amount of such Investment existing or committed on the Closing Date (other than pursuant to an increase as required by the terms of any such Investment as in existence on the Closing Date or as otherwise permitted by this Section 6.7) and (y) to the extent the applicable Investments existing on, or contractually committed as of, the Closing Date was owned or committed by a Loan Party, any replacement of such Investment or commitment shall also be owned or committed by a Loan Party;

(g)            Investments resulting from pledges and deposits under Section 6.5(e), Section 6.5(f), Section 6.5(m), Section 6.5(p), Section 6.5(q), Section 6.5(t) and Section 6.5(x);

(h)            Investments by the Borrower Representative or any Subsidiary in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed $10,000,000 in the aggregate together with Investments permitted under Section 6.7(a); provided that if any Investment pursuant to this Section 6.7(h) is made in any person that was not a Subsidiary on the date on which such Investment was made but becomes a Subsidiary thereafter, then such Investment may, at the option of the Borrower Representative, upon such person becoming a Subsidiary and so long as such person remains a Subsidiary, be deemed to have been made pursuant to Section 6.7(a) and not in reliance on this Section 6.7(h);

(i)             Investments constituting Permitted Business Acquisitions;

(j)             Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the Ordinary Course of Business or Investments acquired by the Borrower Representative or a Subsidiary as a result of a foreclosure by the Borrower Representative or any of the Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(k)            Investments of a person that becomes a Subsidiary after the Closing Date (including by means of a Division or any Excluded Entity becoming a Subsidiary) or of a person merged into or amalgamated or consolidated with the Borrower Representative or merged into or amalgamated or consolidated with a Subsidiary after the Closing Date, in each case, (i) to the extent such acquisition, merger, amalgamation or consolidation is permitted under this Section 6.7, (ii) in the case of any acquisition, merger, amalgamation or consolidation, in accordance with Section 6.3 and (iii) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(l)             acquisitions by the Borrower Representative or any Subsidiary of obligations of one or more officers or other employees of Borrower Representative or its Subsidiaries in connection with such officer’s or employee’s acquisition of Equity Interests of the Borrower Representative, so long as no cash is actually advanced by the Borrower Representative or any of the Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

(m)            Guarantees by the Borrower Representative or any Loan Party of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Borrower Representative or any Subsidiary in the Ordinary Course of Business;

(n)            Investments to the extent that payment for such Investments is made with Equity Interests (other than Disqualified Stock) of the Borrower Representative;

(o)            Investments in the Ordinary Course of Business consisting of Code Article 3 endorsements for collection or deposit and Code Article 4 customary trade arrangements with customers (or the equivalent under the PPSA or comparable legislation in any applicable jurisdiction);

(p)            Guarantees permitted under Section 6.4 (except to the extent such Guarantee is expressly subject to this Section 6.7);

(q)            advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Borrower Representative or any Subsidiary in the Ordinary Course of Business;

(r)             to the extent constituting Investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of Intellectual Property or the contribution of Intellectual Property pursuant to joint marketing arrangements, in each case in the Ordinary Course of Business;

(s)            Investments received substantially contemporaneously in exchange for Equity Interests (other than Disqualified Stock) of the Borrower Representative;

(t)             the Proposed Acquisition; and

(u)            Investments in any Excluded Entity issued to any Loan Party substantially contemporaneously in exchange for the contribution, assignment or Disposition of the Acreage Debt, the Elevate Debt or both, or any part thereof, to any such Excluded Entity, provided that such Investments are pledged as Collateral pursuant to the Security Documents.

Notwithstanding anything to the contrary in this Agreement, (x) from and after the Closing Date, the Borrower Representative and its Subsidiaries may only make Investments in Subsidiaries that are not Loan Parties in an aggregate amount equal to the sum of $20,000,000, (y) the Borrower Representative and its Subsidiaries shall not be permitted to Invest Intellectual Property that is material to the Borrower Representative and its Subsidiaries, taken as a whole, in Subsidiaries that are not Loan Parties, joint ventures, equity investees (including by licensing such Intellectual Property to such persons) and (z) the Borrower Representative and its Subsidiaries shall not be permitted to transfer any Health Canada Licence of the Borrower Representative or any of its Subsidiaries to any Subsidiary that is not a Loan Party.

6.8          Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate, whether or not in the Ordinary Course of Business, other than on fair and reasonable terms substantially as favorable to the Borrower Representative or such other Loan Party as would be obtainable by the Borrower Representative or such other Loan Party at the time in a comparable arm’s-length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (a) transactions between or among the Borrower Representative and any of its Subsidiaries or between and among any Subsidiaries, (b) distributions, dividends or payments permitted by Section 6.6 or (c) Investments permitted by Section 6.7.

6.9          Subordinated Debt. (a) Make or permit any payment of principal on any Subordinated Debt; (b) make or permit any payment of principal on the Convertible Notes (or any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness) in cash; or (c) amend any provision in any document relating to the Subordinated Debt, in each case, except as permitted pursuant to the terms of the Subordination Agreement to which such Subordinated Debt is subject.

6.10       Certain Restrictive Agreements. Enter into any contractual obligation (other than this Agreement or any other Loan Document) that, directly or indirectly, limits the ability of (i) any Loan Party to make Restricted Payments to a Borrower or to otherwise transfer property to a Borrower, (ii) any Loan Party to guarantee Indebtedness of a Borrower or (iii) a Borrower or any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations; provided that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 6.4 solely to the extent that any such negative pledge relates to the property financed by or the subject of such Indebtedness or any restriction or negative pledge binding on such Borrower or Subsidiary or the assets thereof on the Closing Date or on the date of acquisition thereof and not entered into in contemplation thereof.

6.11       Canadian Defined Benefit Plan. Establish, sponsor, maintain, administer, contribute to or have any liability or contingent liability in respect of any Canadian Defined Benefit Plan.

6.12       Operational Documents. Amend in any manner materially adverse to the Lenders when taken as a whole, the Operating Documents of any Loan Party.

7.            EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

7.1          Payment Default.

(a)            Any Loan Party fails to make any payment of principal of any Term Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise.

(b)            Any Loan Party fails to make any payment of interest on any Term Loan, any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) or more Business Days.

7.2          Covenant Default.

(a)            A Loan Party fails or neglects to perform any obligation in Section 5.2(a), 5.2(b), 5.2(c), 5.2(d), 5.8 or 5.12 or violates any covenant in Section 6.

(b)            A Loan Party fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents (other than those specified in Section 7.1 and Section 7.2(a) of this Agreement) and such failure shall continue unremedied for a period of thirty (30) or more days after the earlier of: (i) notice of the occurrence thereof has been given to the Borrower Representative by the Agent and (ii) the date which a Responsible Officer of the Borrower Representative obtains actual knowledge thereof.

7.3          Insolvency.

(a)            An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower Representative or any of the Loan Parties, or of all or any part of the property or assets of the Borrower Representative or any of the Loan Parties having an aggregate fair market value of no less than $1,000,000, under the United States Bankruptcy Code, Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), in each case, as now constituted or hereafter amended, or any other federal, state, provincial, territorial or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, monitor, custodian, sequestrator, conservator or similar official for the Borrower Representative or any of the Loan Parties or for all or any part of the property or assets of the Borrower Representative or any of the Loan Parties having an aggregate fair market value of no less than $1,000,000 or (iii) the winding-up or liquidation of the Borrower Representative or any of the Loan Parties (except in a transaction permitted hereunder); and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or

(b)            The Borrower Representative or any of the Loan Parties shall (i) voluntarily commence any proceeding or file any petition seeking relief under the United States Bankruptcy Code, Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), in each case, as now constituted or hereafter amended, or any other federal, state, provincial, territorial or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in Section 7.3(a) above, (iii) apply for or consent to the appointment of a receiver, monitor, trustee, custodian, sequestrator, conservator or similar official for the Borrower Representative or any of the Loan Parties or for a substantial part of the property or assets of the Borrower Representative or any of the Loan Parties, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors.

7.4          Cross Default. There is, with respect to any Indebtedness of a Loan Party with a third party or third parties (other than indebtedness owed to a Loan Party) having an aggregate principal amount of $15,000,000 or more, (a) any default (with all applicable grace periods having expired) resulting in a right by such third party or third parties, whether or not exercised, to accelerate the maturity of any such Indebtedness; or (b) any breach or default continuing beyond any notice or cure period by a Loan Party, the result of which could reasonably be expected to have a Material Adverse Effect (each such event being a “Cross Default”).

7.5          Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, in excess of $15,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified and the insurer has confirmed in writing its responsibilities to cover such amounts) shall be rendered against a Loan Party by any Governmental Authority, and the same are not, within sixty (60) days after the entry, assessment or issuance thereof, vacated, or after execution thereof, stayed or bonded pending appeal.

7.6          Misrepresentations. Any Loan Party or any Person acting for and on behalf of such Loan Party makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Agent or any Lender pursuant hereto or thereto to induce Agent or any Lender to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made (it being agreed and acknowledged by the Agent and Lenders that the projections and forecasts provided by the Borrower Representative or any of its Subsidiaries in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results, and such differences may be material).

7.7          Attachment; Levy.

(a)            (i) The service of process seeking to attach, by trustee, monitor, receiver or similar process, any funds of a Loan Party or of any of its Subsidiaries, or (ii) a notice of Lien or levy, in each case in excess of $5,000,000 is filed against assets of any Loan Party or any of its Subsidiaries by any Governmental Authority, and the same under clauses (i) and (ii) hereof are not, within thirty (30) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise.

(b)            (i) Any Collateral having an aggregate fair market value of no less than $1,000,000 is attached, seized, levied on, or comes into possession of a trustee, monitor or receiver and such attachment, seizure or levy has not been removed, discharged or rescinded within thirty (30) days, or (ii) any court order enjoins, restrains, or prevents a Loan Party from conducting all or any material part of its business.

7.8          Material Adverse Effect. An event or circumstance has occurred which could be expected to have a Material Adverse Effect.

7.9          ERISA Event. (i) An ERISA Event or a Canadian Pension Event shall have occurred, (ii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Employee Benefit Plan, (iii) the Borrower Representative or any other Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is being terminated, within the meaning of Title IV of ERISA, or (iv) the Borrower Representative or any other Loan Party shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code) involving any Employee Benefit Plan; and in each case in clauses (i) through (iv) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect.

7.10       Invalidity. (i) Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations, ceases to be in full force and effect; (ii) the Borrower Representative or any other Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; (iii) a the Borrower Representative or any other Loan Party denies in writing that it has any or further liability or obligation under any Loan Document, or purports in writing to revoke, terminate or rescind any Loan Document; or (iv) a material portion of the Guarantees pursuant to the Security Documents by the Loan Parties guaranteeing the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by the Borrower Representative or any Loan Party not to be in effect or not to be legal, valid and binding obligations (other than in accordance with the terms thereof); provided that no Event of Default shall occur under this Section 7.10 if the Loan Parties cooperate with the Agent to replace or perfect such security interest and Lien, such security interest and Lien is replaced and the rights, powers and privileges of the Agent and Lenders are not materially adversely affected by such replacement.

7.11       Cannabis Act. The Cannabis Act is repealed and is not immediately replaced with substantially similar legislation;

7.12       Cannabis Authorizations. Borrower Representative or any Loan Party is in default under any material Cannabis Authorization (after the expiry of any grace or cure periods relating thereto), or agrees to the surrender or termination of any material Cannabis Authorization prior to the expiry date expressly set out therein, or any material Cannabis Authorization is suspended, terminated or revoked, in each case unless such Cannabis Authorization is immediately replaced by a substantially similar Cannabis Authorization and, in each case, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect.

7.13        Health Canada Licence. Any Health Canada Licence shall (i) expire or be revoked, terminated or cancelled, and in any such case not immediately replaced, renewed or reinstated on comparable terms or (ii) be modified in any materially adverse fashion and, in each case, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect.

7.14       Delisting. The Borrower Representative’s common stock fails to remain listed on at least one of the Toronto Stock Exchange, NASDAQ or any other recognized stock exchange.

8.            Acceleration

8.1          Acceleration. Upon the occurrence and during the continuance of an Event of Default, the Agent is entitled, to declare all Obligations immediately due and payable (but if an Event of Default described in Section 7.3 occurs all Obligations are immediately due and payable without any action by the Agent).

9.            NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) when sent by electronic mail transmission, when transmitted; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, or email address indicated below. Agent, Lenders and Loan Parties may change their respective mailing or electronic mail addresses by giving the other party written notice thereof in accordance with the terms of this Section 9.

If to Loan Parties:	CANOPY GROWTH CORPORATION 1 Hershey Drive Smiths Falls, ON K7A 0A8 Canada Attention: [***] Email: [***]

With a copy to (which shall not constitute notice):	Cassels Brock & Blackwell LLP Suite 3200, Bay Adelaide Centre – North Tower 40 Temperance St. Toronto, ON M5H 0B4 Canada Attention: Jonathan Sherman Email: jsherman@cassels.com

If to Agent:	c/o JGB MANAGEMENT INC. 246 Post Road East, 2nd Floor Westport, CT 06880 Attention: [***] Email: [***]

With a copy to (which shall not constitute notice):	HAYNES AND BOONE, LLP 30 Rockefeller Plaza, 26th Floor New York, New York 10112 Attention: [***] Email: [***]

If to Lender	The address and e-mail address of such Lender set forth on its signature page to this Agreement.

10.          CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

Except as otherwise expressly provided in any of the Loan Documents, this Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law, provided that clause 15.13 (Parallel Debt), to the extent it relates to security created under the Dutch Security Documents, the Polish Security Documents or the German Security Documents shall be governed by and construed in accordance with the laws of the Netherlands, Poland or Germany, as applicable. Each Loan Party hereby submits to the exclusive jurisdiction of the State and Federal courts in New York County, City of New York, New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Agent or any Lender (with the prior written consent of the Required Lenders) from enforcing a judgment or other court order in favor of Agent or any Lender in any other forum. Each Loan Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Loan Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Loan Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such Loan Party at the address set forth in, or subsequently provided by such Loan Party in accordance with, Section 9 and that service so made shall be deemed completed upon the earlier to occur of Loan Parties’ actual receipt thereof or three (3) Business Days after deposit in the U.S. mails, proper postage prepaid. Each Loan Party hereby expressly waives any claim to assert that the laws of any other jurisdiction govern this Agreement.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, EACH Loan Party AGREES THAT IT SHALL NOT SEEK FROM Agent OR ANY lender UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

This Section 10 shall survive the termination of this Agreement.

11.          GENERAL PROVISIONS

11.1        Termination Prior to Term Loan Maturity Date; Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their express terms, are to survive the termination of this Agreement) have been satisfied in full, in cash and all commitments to extend credit pursuant to this Agreement have terminated.

11.2        Successors and Assigns.

(a)            Successors and Assigns Generally. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. No Loan Party may assign this Agreement or any rights or obligations under it without Agent’s prior written consent (which may be granted or withheld in Agent’s discretion). Each Lender has the right, without the consent of or notice to Loan Parties, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, such Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents (other than the Warrant, as to which assignment, transfer and other such actions are governed by the terms thereof).

(b)            Assignment by Lenders. Each Lender may at any time assign to one or more eligible assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its commitment and the Term Loans at the time owing to it), subject to any restrictions on such assignment set forth in clause (a) above and the other Loan Documents. Each such Lender shall notify the Agent and the Borrower Representative of such assignment and deliver to the Agent and the Borrower Representative a copy of any assignment and assumption agreement entered into in connection thereto.

(c)            Register; Participant Register. Agent, acting solely for this purpose as an agent of the Loan Parties, shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal amounts (and stated interest) of the Term Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Loan Parties, Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Loan Parties, any Lender and Agent at any reasonable time and from time to time upon reasonable prior notice. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Loan Parties, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as administrative agent) shall have no responsibility for maintaining a Participant Register.

11.3        Indemnification. Each Loan Party agrees to indemnify, defend and hold Agent and each Lender and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Lender (each, an “Indemnified Person”) harmless against all obligations, demands, claims, and liabilities (including such claims, reasonable costs expenses, damages and liabilities based on liability in tort, including strict liability in tort) (collectively, “Claims”) claimed or asserted by any third party in connection with the transactions contemplated by the Loan Documents, except for Claims and/or losses to the extent directly caused by or resulting from, (x) such Indemnified Person’s gross negligence or willful misconduct and (y) any dispute solely among Indemnified Persons. This Section 11.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run and, for the avoidance of doubt, shall survive the resignation or replacement of Agent. This Section 11.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

11.4        Borrower Liability. Each Borrower hereunder shall be jointly and severally obligated to repay all Term Loans made hereunder, regardless of which Borrower actually receives said Term Loan, as if each Borrower hereunder directly received all Term Loans. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require Agent to: (i) proceed against any Borrower or any other Person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Agent may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Agent under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by such Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by such Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Lenders and such payment shall be promptly delivered to Agent, for the ratable benefit of Lenders, for application to the Obligations, whether matured or unmatured.

11.5        Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

11.6        Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

11.7        Intentionally omitted.

11.8        Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be effective except, pursuant to an agreement in writing by the parties thereto, and in case of this Agreement and the other Loan Documents, pursuant to an agreement in writing entered into by Loan Parties and the Required Lenders. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations among the parties about the subject matter of the Loan Documents merge into the Loan Documents.

11.9        Counterparts; Electronic Execution of Documents. This Agreement and any other Loan Documents, except to the extent otherwise required pursuant to the terms thereof, may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is of the same force and effect as an original, and all taken together, constitute one Agreement. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Delivery of an executed counterpart of a signature page of any Loan Document by electronic means including by email delivery of a “.pdf” format data file shall be as effective as delivery of an original executed counterpart of such Loan Document.

11.10      Announcement. The Borrower Representative shall by not later than 5:30 p.m. (local time in New York, New York) on the first Business Day after the Closing Date, file a Current Report on Form 8-K, including copies of the Loan Documents as exhibits thereto, with the SEC (the “Form 8-K”). Upon the filing of the Form 8-K, the Borrower Representative represents to the Lenders and Agent that it shall have publicly disclosed all Material Non-Public Information delivered to any of the Lenders or Agent by the Borrower Representative or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Loan Documents. The Borrower Representative and the Agent shall consult with each other in issuing any other public announcements or press releases with respect to the transactions contemplated hereby, and neither the Borrower Representative nor the Lenders shall issue any such public announcement or press release nor otherwise make any such public statement or communication without the prior consent of the Borrower Representative, with respect to any disclosure of a Lender, or without the prior consent of the Required Lenders, with respect to any disclosure of the Borrower Representative, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, then the disclosing party shall, to the extent lawful and practicable, promptly provide the other party with prior notice of such public announcement, press release, public statement or communication. The foregoing requirements shall not apply in respect of any public disclosure of a Lender or of the Borrower Representative using language previously approved by such Lender or Borrower Representative, as applicable, in writing within the same fiscal year.

11.11      Borrower Representative. Each Loan Party hereby appoints Borrower Representative to act as its exclusive agent for all purposes under the Loan Documents (including, without limitation, with respect to all matters related to the borrowing and repayment of any Term Loan). Each of the Borrowers acknowledges and agrees that (a) Borrower Representative may execute such documents on behalf of any Borrower as Borrower Representative deems appropriate in its sole discretion and each Borrower shall be bound by and obligated by all of the terms of any such document executed by Borrower Representative on its behalf, (b) any notice or other communication delivered hereunder to Borrower Representative shall be deemed to have been delivered to each Borrower and (c) Agent and any Lender shall accept (and shall be permitted to rely on) any document or agreement executed by Borrower Representative on behalf of Borrowers (or any of them). Borrowers must act through the Borrower Representative for all purposes under this Agreement and the other Loan Documents. Notwithstanding anything contained herein to the contrary, to the extent any provision in this Agreement requires any Borrower to interact in any manner with Agent or any Lender, such Borrower shall do so through Borrower Representative. Each Polish Loan Party hereby exempts the Borrower Representative from any restrictions of double-representation and self-dealing under any applicable law, including, but not limited to, Article 108 of the Polish Civil Code to the extent legally possible. Any German Loan Party granting any power of attorney or otherwise authorising the Borrower Representative under this Agreement hereby exempts the Borrower Representative from any restrictions of double-representation and self-dealing under any applicable law, including, but not limited to, § 181 of the German Civil Code (Bürgerliches Gesetzbuch) to the extent legally possible. A German Loan Party which cannot grant such exemption shall notify the Borrower Representative accordingly.

11.12      Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

11.13      Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

11.14      Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

11.15      Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any Persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any Person not an express party to this Agreement; or (c) give any Person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

11.16      Appointment of Agent.

(a)            Each Lender hereby appoints Agent to act on behalf of Lenders as administrative agent under this Agreement and the other Loan Documents and appoints Agent to act on behalf of Lenders as collateral agent, and to hold and enforce any and all Liens on the Collateral granted pursuant thereto by the applicable Loan Parties to secure the Obligations. The provisions of this Section 11.16 are solely for the benefit of Agent and Lenders and no Loan Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Loan Party or any other Person. Agent shall not have any duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents, together with such powers as are reasonably related thereto. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender.

(b)            Agent may from time to time without notice to or the consent of the Lenders execute and deliver partial releases of the Security Documents in respect of any item of Collateral (whether or not the proceeds of sale thereof are received by Agent) which the Loan Parties are not prohibited to dispose of pursuant to this Agreement without obtaining the prior written consent of the Lenders; and in releasing any such security Agent may rely upon and assume the correctness of all information contained in any certificate or document provided by any Loan Party, without further enquiry.

(c)            Quebec Collateral. Without limiting the foregoing, for the purposes of holding any hypothec pursuant to the laws of the Province of Quebec to secure the prompt payment and performance of any and all Obligations by any Loan Party, each of the Lenders hereby irrevocably appoints and authorizes the Agent, and to the extent necessary, ratifies the appointment and authorization of the Agent, to act as the hypothecary representative of the present and future Secured Parties as contemplated under Article 2692 of the Civil Code of Québec (in such capacity, the “Attorney”), and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Attorney under any related deed of hypothec. The Attorney will: (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney pursuant to any such deed of hypothec and applicable law and (b) benefit from and be subject to all provisions hereof with respect to the Agent, mutatis mutandis, including all such provisions with respect to the liability or responsibility to and indemnification by the Secured Parties and the Loan Parties. Any Person who is or becomes a Secured Party will, by its execution of an Assignment and Acceptance or other instrument pursuant to which it becomes a Secured Party, be deemed to have consented to and confirmed the Attorney as the Person acting as hypothecary representative holding the aforesaid hypothecs as aforesaid and to have ratified, as of the date it becomes a Secured Party, all actions taken by the Attorney in such capacity. The substitution of the Agent pursuant to the provisions of this Section 11.16 shall also constitute the substitution of the Attorney.

(d)            Any Secured Party granting any power of attorney or otherwise authorising the Agent under this Agreement hereby exempts the Agent from any restrictions of double-representation and self-dealing under any applicable law, including, but not limited to, § 181 of the German Civil Code (Bürgerliches Gesetzbuch) and Article 108 of the Polish Civil Code to the extent legally possible. A Secured Party which cannot grant such exemption shall notify the Agent accordingly.

(e)            Administration of German Collateral.

(i)             The Agent will (1) hold and administer (A) the Parallel Debt provided by any German Collateral Party and secured by any German Collateral and (B) any German Collateral which is security assigned or otherwise transferred (Sicherungsabtretung) to it under a non-accessory security right (nicht akzessorische Sicherheit) and, as German law trustee (Treuhänder) (the Agent in such capacity referred to as the “German Security Trustee”) for the benefit of the Secured Parties; and (2) administer any German Collateral which is pledged (Verpfändung) or otherwise transferred to any or each Secured Party under an accessory security right (akzessorische Sicherheit).

(ii)            Each Secured Party authorizes the German Security Trustee (whether or not by or through employees or agents): (1) to exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the German Security Trustee by the German Security Documents and this Agreement together with such powers and discretions as are reasonably incidental thereto; (2) to take such action on its behalf as may, from time to time, be authorized under or in accordance with the German Security Documents and this Agreement; and (3) to execute for and on its behalf any and all German Security Documents which create non-accessory (nicht akzessorisch) German Collateral.

(iii)           The German Security Trustee may delegate its power by way of granting a sub-power of attorney.

(iv)          The German Security Trustee may take such action (including, without limitation, the exercise of all rights, discretions or powers and the granting of consents or releases or the engagement of a notary for execution of any documents required in notarial form) or, as the case may be, refrain from taking such action under or pursuant to the German Security Documents at its own discretion.

(v)           Unless the German Security Trustee has been so directed, the German Security Trustee will not take any action under the German Security Documents provided that it may (but is not obliged to) take such action as permitted under the German Security Documents as it reasonably considers necessary or appropriate to protect the interests of the Secured Parties under the German Security Documents.

(vi)          Each Lender agrees that no Secured Party (other than the German Security Trustee) shall, in relation to a German Collateral, have the right individually to seek to realize upon the security granted by any German Security Document, it being understood and agreed that such rights and remedies may be exercised solely by the German Security Trustee for the benefit of the relevant Secured Parties upon the terms of the German Security Documents. In the event that any (future) German Collateral is hereafter to be pledged by any Person as security for the Obligations, the German Security Trustee is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such (future) German Collateral in favor of the German Security Trustee on behalf of the Secured Parties.

(f)             If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Required Lenders, and Agent shall incur no liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document for any reason. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent’s acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Required Lenders.

(g)            Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub-agents appointed by Agent. Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective related parties. The exculpatory provisions of this Section 11.16 shall apply to any such sub-agent and to the related parties of Agent and any such sub-agent. Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

(h)            Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limitation of the generality of the foregoing, Agent: (i) may consult with legal counsel, independent chartered accountants and other experts and consultants selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, experts or consultants; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Loan Party or to inspect the Collateral (including the books and records) of any Loan Party; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by email) believed by it to be genuine and signed or sent by the proper party or parties.

(i)             With respect to its Term Loan Commitments and Term Loans hereunder, Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Agent in its individual capacity (to the extent it holds any Obligations owing to Lenders or Commitments hereunder). Agent and each of its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Loan Party, any of their Affiliates and any Person who may do business with or own securities of any Loan Party or any such Affiliate, all as if Agent was not Agent and without any duty to account therefor to Lenders. Agent and its Affiliates may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

(j)             Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, made its own credit and financial analysis of the Loan Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Term Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

(k)            Each Lender agrees to indemnify Agent (to the extent not reimbursed by Loan Parties and without limiting the obligations of Loan Parties hereunder), ratably according to its respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable and documented counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by the Loan Parties.

(l)             Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to Lenders and Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after Agent’s giving notice of resignation, then Agent may, on behalf of Lenders, appoint a successor Agent, which shall be one of the Required Lenders, if a Required Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution has combined capital of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Required Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor Agent as provided above. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent’s resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity, expense reimbursement or other rights in favor of such resigning Agent shall continue. After any resigning Agent’s resignation hereunder, the provisions of this Section 11.16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents. Notwithstanding the foregoing, as long as any of JGB Capital, LP, JGB Partners, LP and Deepdale Investors LLC is a Lender pursuant to this Agreement, JGB Collateral LLC shall not resign as Agent unless (i) a successor Agent is appointed concurrently with such resignation, which successor Agent shall have the wherewithal to perform, and shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent under this Agreement and the other Loan Documents and (ii) prior to an Event of Default which is continuing, it receives the prior written consent of the Borrower Representative.

(m)           For purposes of any German Security Document or Dutch Security Document or any other right of pledge governed by the laws of Germany or the laws of the Netherlands, as applicable, any resignation by the Agent is not effective with respect to its rights under the Parallel Debts until all rights and obligations under the Parallel Debts have been assigned and assumed to the successor agent. The Agent will reasonably cooperate in transferring its rights and obligations under the Parallel Debts to any such successor agent and will reasonably cooperate in transferring all rights under any German Security Document, any Dutch Security Document or any Security Document governed by the laws of Germany or the laws of the Netherlands (as the case may be) to such successor agent.

(n)            In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, with the prior written consent of Agent, each Lender and each holder of any Obligation is hereby authorized at any time or from time to time, without notice to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Loan Party or any Subsidiary of a Loan Party (regardless of whether such balances are then due to such Loan Party or such Subsidiary) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of any Loan Party or any Subsidiary of a Loan Party against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Obligation exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares and in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations. Each Loan Party agrees, to the fullest extent permitted by law, that (i) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (ii) any Lender or holders so purchasing a participation in the Term Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers’ Lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Term Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

(o)            Nothing in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder. To the extent that Agent advances funds to Borrowers on behalf of any Lender and is not reimbursed therefor on the same Business Day as such advance is made, Agent shall be entitled to retain for its account all interest accrued on such advance until reimbursed by the applicable Lender.

(p)            If Agent determines at any time that any amount received thereby under this Agreement shall be returned to Borrowers or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrowers or such other Person, without set-off, counterclaim or deduction of any kind.

(q)            Agent will make reasonable efforts to provide Lenders with any written notice of Event of Default received by Agent from, or delivered by Agent to, any Loan Party. Lenders shall not be deemed to have knowledge or notice of the occurrence of any Event of Default hereunder unless such Lender has received written notice from the Agent.

(r)             Anything in this Agreement or any other Loan Document to the contrary notwithstanding, each Lender hereby agrees with each other Lender and with Agent that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or any other Loan Document (including exercising any rights of set-off) without first obtaining the prior written consent of the Required Lenders, it being the intent of the Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken at the direction or with the consent of the Agent at the request of the Required Lenders.

(s)            Each of the other Secured Parties irrevocably (i) appoints the Agent in its name and on its behalf to act as its agent under and in connection with the Polish Security Documents, (ii) authorises the Agent in its name and on its behalf to hold, sign, execute and enforce the Polish Security Documents and (iii) authorises the Agent in its name and on its behalf to perform the duties and to exercise the rights, powers, authorities and discretions that are specifically given to it under or in connection with the Polish Security Documents, together with any other incidental rights, powers, authorities and discretions.

11.17      Judgment Currency.

(a)            If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due to a Lender in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, such Lender could purchase the Original Currency with the Other Currency on the Business Day preceding the day on which final judgment is given or, if permitted by applicable law, on the day on which the judgment is paid or satisfied.

(b)            The obligations of the Borrowers in respect of any sum due in the Original Currency from it to the Lender under any of the Loan Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in the Other Currency, the Lender may, in accordance with normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Lender in the Original Currency, each Borrower agrees, as a separate obligation and notwithstanding the judgment, to indemnify the Lender, against any loss, and, if the amount of the Original Currency so purchased exceeds the sum originally due to the Lender in the Original Currency, the Lender shall remit such excess to the Borrowers.

11.18      Limitation of Enforcement in relation to German Loan Parties

(a)            Scope.

(i)             To the extent a German Loan Party is organized as a limited liability company incorporated in Germany (Gesellschaft mit beschränkter Haftung) the enforcement of any security created under any Loan Documents and granted by a German Loan Party to secure amounts (including by way of guarantee, letters of credit, indemnity, joint and several liabilities, right of set-off or similar instruments) (hereafter referred to as “GmbH Obligation”) which are owed by an affiliated company (verbundenes Unternehmen) within the meaning of Section 15 of the German Stock Corporation Act (Aktiengesetz) (other than such German Loan Parties’ direct or indirect subsidiaries (Tochtergesellschaften) or of a direct or indirect minority shareholder of such German Loan Party within the meaning of Sections 271, 290 of the German Commercial Code (HGB)), demanding payment under a GmbH Obligation or the enforcement of a GmbH Obligation in respect of such German Loan Party shall be limited as set out below in this Section 11.18.

(ii)            The restrictions set out in this Section 11.18 shall not apply to a German Loan Party to the extent that:

(1)            the GmbH Obligations assumed by such German Loan Party cover indebtedness of itself or any of its direct or indirect subsidiaries (Tochtergesellschaft) within the meaning of Sections 271, 290 of the German Commercial Code (HGB);

(2)            such German Loan Party secures any indebtedness under any documentation evidencing the Obligations in respect of (A) loans to the extent they are on-lent or otherwise passed on (directly or indirectly) to such German Loan Party or its subsidiaries (Tochtergesellschaften) within the meaning of Sections 271, 290 of the German Commercial Code (HGB) or (B) bank guarantees or letters of credit (Avale) that are issued for the financial benefit of any of the creditors of such German Loan Party or its subsidiaries (Tochtergesellschaften) within the meaning of Sections 271, 290 of the German Commercial Code (HGB) or any other benefit granted under documentation evidencing the Obligations, in each case, to the extent that any such on-lending or otherwise passing on or bank guarantees or letters of credit are still outstanding at the time of the enforcement of the GmbH Obligations; for the avoidance of doubt, nothing in this Section 11.18(a)(ii)(2) shall have the effect that such on-lent amounts may be enforced multiple times (no double dip); such indebtedness shall also be disregarded for the purpose of calculating the Net Assets pursuant to Section 11.18(c);

(3)            such German Loan Party does, at the time of payment under the GmbH Obligations, hold a fully recoverable indemnity claim or claim for refund (vollwertiger Gegenleistungs- oder Rückgewähranspruch) against the relevant shareholder or against the affiliate whose obligations are secured by the relevant GmbH Obligation; or

(4)            such German Loan Party as dominated company has entered into a profit transfer and/or domination agreement (Gewinnabführungs- und/oder Beherrschungsvertrag) according to Section 291 of the German Stock Corporation Act (Aktiengesetz) (either directly or via a chain of profit transfer and/or domination agreements) with (A) an obligor whose obligations are secured by a security as dominating company, provided that such German Loan Party is a subsidiary (Tochtergesellschaft) within the meaning of Sections 271, 290 of the German Commercial Code (HGB) of such obligor, or (ii) a (direct or indirect) holding company as dominating company (beherrschendes Unternehmen), of both that German Loan Party and an obligor whose obligations are secured by a security, provided that such German Loan Party is an affiliated company of such obligor, in each case to the extent the existence of such profit transfer and/or domination agreement (Gewinnabführungs- und/oder Beherrschungsvertrag) leads to the inapplicability of Section 30 Paragraph 1 Sentence 1 of the German Limited Liabilities Company Act (GmbHG) and Section 57 Paragraph 1 of the German Stock Corporation Act (Aktiengesetz).

Paragraph (4) above shall not apply if such German Loan Party provides a final judgment (rechtskräftiges Urteil) of a Higher Regional Court (Oberlandesgericht) or a judgment of the Federal Court of Justice (Bundesgerichtshof) setting out that the mere existence of a profit transfer and/or domination agreement is no reason not to apply Section 30 Paragraph 1 of the German Limited Liabilities Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung) (GmbHG) and Section 57 Paragraph 1 of the German Stock Corporation Act (Aktiengesetz) or at least as long relevant proceedings to get such a judgement are pending at a Higher Regional Court (Oberlandesgericht) or the Federal Court of Justice (Bundesgerichtshof).

(iii)           Subject to Paragraph (iv) below, all references in this Section 11.18 as to whether demanding payment under or enforcement of a GmbH Obligation of a German Loan Party would lead to a Capital Impairment (as defined below) shall be construed as references to the time of such German Loan Party executing such GmbH Obligation and entering into such GmbH Obligation, provided that if after the date of this Agreement jurisprudence of the German Federal Court of Justice (Bundesgerichtshof) comes into force which holds that the relevant time for making the determination whether or not the assumption of payment obligations pursuant to which a German limited liability company (Gesellschaft mit beschränkter Haftung) or a German stock corporation (Aktiengesellschaft) secures indebtedness of its direct or indirect shareholder(s) or of a subsidiary (Tochtergesellschaft) within the meaning of Sections 271, 290 of the German Commercial Code (HGB) of such shareholder(s) has caused a violation of Section 30 of the German Limited Liabilities Company Act (GmbHG) or Section 57 of the German Stock Corporation Act (Aktiengesetz), respectively, is not the date of demanding payment under, or enforcement of, such GmbH Obligations, but the date of entering into the relevant GmbH Obligation.

(iv)          If Paragraph (iii) above is applicable, the determinations and calculations in the determination of management and the Auditor’s Determination (each as defined below) shall set out whether or not a Capital Impairment has occurred as a result of a German Loan Party executing a GmbH Obligation and entering into such GmbH Obligation, provided that for the purposes of such determinations and calculations:

(1)            the higher of the Net Assets of such German Loan Party calculated on the date of execution of such GmbH Obligation and the date of demanding payment under such GmbH Obligation shall be taken into account; and

(2)            it shall be assumed that the obligations which are secured by such GmbH Obligation by such German Loan Party were due and payable at the time of execution of such GmbH Obligation by such German Loan Party.

(b)            Capital Impairment.  The parties to this Agreement agree that if the enforcement of any GmbH Obligation would cause the amount of a German Loan Party’s Net Assets, as calculated pursuant to Section 11.18(c)(i), to fall below the amount of its registered share capital (Stammkapital) (Begründung einer Unterbilanz) (or increase an existing shortage of its registered share capital (Vertiefung einer Unterbilanz)) in violation of Section 30 Paragraph 1 of the German Limited Liabilities Company Act (GmbHG), (such event is hereinafter referred to as a “Capital Impairment”), then Agent may demand payment under such GmbH Obligation from such German Loan Party only to the extent such Capital Impairment would not occur and the German Loan Party shall have a defense (Einrede) against any claim under the GmbH Obligation if and to the extent such Capital Impairment would occur.

(c)            Net Assets.

(i)             The calculation of net assets (Reinvermögen) of any German Loan Party (the “Net Assets”) shall be determined in accordance with the principle of orderly bookkeeping (Grundsätze ordnungsmäßiger Buchführung) applicable from time to time in Germany applying the same accounting principles (Bilanzierungsgrundsätze) which have been consistently applied by the relevant German Loan Party in preparing its unconsolidated balance sheets (Jahresabschluss) (Section 42 German Limited Liabilities Company Act (GmbHG), Sections 242, 264 of the German Commercial Code (Handelsgesetzbuch)) in the previous years and the calculation shall be determined on the basis of the balance sheet items listed in Sections 266 para. 2 A, B, C, D and E of the German Commercial Code (HGB) less all liabilities listed in Section 266 para. 3 B, C, D and E of the German Commercial Code (HGB), save that the following balance sheet items shall be adjusted as follows:

(1)            the amount of any increase from capital reserves in the registered share capital of such German Loan Party (Kapitalerhöhung aus Gesellschaftsmitteln), which was carried out after the date of execution of this Agreement by such German Loan Party, shall be deducted from the amount of the registered share capital of such German Loan Party if it is expressly prohibited under the Loan Documents and has been carried out without the prior written consent of the Agent, acting reasonably;

(2)            the amount of non-distributable assets according to Section 253 Paragraph 6 of the German Commercial Code (Handelsgesetzbuch) shall not be included in the calculation of Net Assets,

(3)            the amount of non-distributable assets according to Section 268 Paragraph 8 of the German Commercial Code (Handelsgesetzbuch) shall not be included in the calculation of Net Assets;

(4)            the amount of non-distributable assets according to Section 272 Paragraph 5 of the German Commercial Code (Handelsgesetzbuch) shall not be included in the calculation of Net Assets;

(5)            loans or other liabilities incurred by the relevant German Loan Party in wilful or grossly negligent violation of the Loan Documents shall not be taken into account as liabilities;

(6)            as far as the registered share capital is not paid in full and no demand for a payment of outstanding amounts (nicht eingeforderte Beträge) has been made, the amount not yet paid in shall be deducted from the amount of the registered share capital of such German Loan Party;

(7)            loans provided to such German Loan Party by a member of the group shall be disregarded, if and to the extent that such loans are subordinated or become subordinated in the insolvency of such German Loan Party pursuant to Section 39 Paragraph 1 no. 5 or Section 39 Paragraph 2 of the German Insolvency Code (Insolvenzordnung), in each case including obligations under guarantees for obligations which are so subordinated;

(8)            any funds borrowed or provided to the Borrowers under any documentation evidencing the Obligations which have been or are passed on to such German Loan Party and have not yet been repaid at the time when the demand under such GmbH Obligation is made, shall not be taken into account as liabilities; and

(9)            financial liabilities incurred by such German Loan Party in breach of provisions of any documentation evidencing the Obligations shall not be taken into account as liabilities.

(ii)            Each German Loan Party will notify the Agent in writing in reasonable detail within 15 (fifteen) Business Days after Agent notified such German Loan Party of its intention to demand payment under a GmbH Obligation whether and to what extent a Capital Impairment would occur if a payment under such GmbH Obligation was made (the “Management Notification”). Such Management Notification shall comprise an up-to-date balance sheet of such German Loan Party and a detailed calculation, based on the provisions of this deed, of the amount of the Net Assets of such German Loan Party (taking into account the adjustments set out above). Such German Loan Party shall fulfil its obligations under such GmbH Obligation within 5 (five) Business Days of providing the Management Notification in an amount which pursuant to the Management Notification would not result in a Capital Impairment (irrespective of whether or not Agent agrees with the Management Notification).

(iii)           If Agent disagrees with the calculation in the Management Notification, such German Loan Party will, upon written request by Agent, which may be issued within twenty (20) Business Days of the receipt of the Management Notification, provide an auditors’ determination by a firm of recognized international auditors (the “Auditors”) within 45 (forty-five) Business Days upon such request by Agent (the “Auditors’ Determination”). Such Auditors’ Determination shall set out:

(1)            an up-to-date balance sheet of such German Loan Party;

(2)            a detailed calculation of the amount of Net Assets of such German Loan Party taking into account the adjustments set out in Section 11.18(c)(i) above, and

(3)            the extent of the Capital Impairment taking into account the anticipated payment.

The results of the Auditors’ Determination are, save for manifest errors, binding on all parties. Such German Loan Party shall fulfill its obligations under such GmbH Obligation within 5 (five) Business Days of providing the Auditor’s Determination in an amount which pursuant to the Auditor’s Determination would not result in a Capital Impairment.

(iv)          If a German Loan Party does not provide the Management Notification or the Auditors’ Determination within the time frame set out above, demanding payment under a GmbH Obligation shall not be limited by this Section 11.18, and Section 11.18(b) shall not be applicable in that regard. In particular, Agent shall not be obliged to make available to any German Loan Party any proceeds realized.

(d)            Mitigation.  If the Management Notification or the Auditors’ Determination shows that a Capital Impairment would occur upon payment under a GmbH Obligation, the relevant German Loan Party shall realize all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets to the extent this is necessary to fulfil its obligations under any documents evidencing the Obligations to the extent legally permitted in a situation where it does not have sufficient liquidity to fulfil its liabilities to its creditors if the relevant asset is not necessary for the German Loan Party’s business (nicht betriebsnotwendig). If the relevant assets are necessary for such German Loan Party’s business (betriebsnotwendig), it will use its commercially reasonable efforts to realize the higher market value by sale-and-lease-back or similar measures (if legally permitted).

(e)            Improvement of Financial Condition.  If Agent ascertains that the financial condition of a German Loan Party as set out in an Auditors’ Determination has improved (in particular, if such German Loan Party has taken any action in accordance with the mitigation provisions set out in Section 11.18(d), Agent may, at such German Loan Party’s cost and expense, arrange for the preparation of an updated balance sheet of such German Loan Party by applying the same principles that were used for the preparation of the Auditors’ Determination by the auditors who prepared the Auditors’ Determination in order for such auditors to determine whether (and, if so, to what extent) the Capital Impairment has been cured as a result of the improvement of the financial condition of such German Loan Party. Agent may consequently demand payment under such GmbH Obligation to the extent that the Auditors determine that the Capital Impairment has been cured.

(f)             No waiver.  This Section 11.18 shall not affect the enforceability (other than as specifically set out herein), legality or validity of any GmbH Obligation and Agent is entitled to claim in court that making payments under such GmbH Obligation by the relevant German Loan Party does not fall within the scope of Section 30 of the German Limited Liabilities Company Act (GmbHG). No reduction of the amount enforceable under any GmbH Obligation pursuant to this Section 11.18 will prejudice the right of Agent to continue to enforce such GmbH Obligation (subject always to the operation of the limitations set out above at the time of such enforcement) until full satisfaction of the claims secured. Agent’s rights to any remedies it may have against a German Loan Party shall not be limited if it is ascertained in court by a final non-appealable (rechtskräftig) court order that the limitations contained in this Section 11.18 are not necessary to avoid that the managing directors of the German Loan Party become personally liable pursuant to Section 43 Paragraph 3 of the German Limited Liabilities Company Act (GmbHG). The agreement of Agent to abstain from demanding any or part of the payment under any GmbH Obligation in accordance with the provisions above shall not constitute a waiver (Verzicht) of any right granted under this Agreement or any other document evidencing the Obligations to Agent.

(g)            No violation.  To the extent that a GmbH Obligation was enforced in violation of this Section 11.18, Agent being the recipient of such excess proceeds shall be under an obligation to repay such excess amount to the relevant German Loan Party provided that such German Loan Party presents within forty-five (45) Business Days after the date of such enforcement to Agent a determination by the Auditors confirming that the enforcement of such German Loan Party’s liabilities has caused a Capital Impairment.

11.19      Limitation of Enforcement in relation to Polish Loan Parties.

11.19.1                  Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, the obligations hereunder and thereunder including Section 11.4 and Section 12 of any Polish Loan Party shall be limited to the extent that those obligations would result in insolvency of such Polish Loan Party in the meaning of Article 11 Section 2 of the Polish Bankruptcy Law and shall be subject to all limitations set out in Articles 11 Sections 2-5 of the Polish Bankruptcy Law.

11.19.2                   The limitations in set forth above in Section 11.19.1 will not apply if at least one of the following circumstances occurs:

(i)             an Event of Default occurs and is continuing, irrespective of whether it occurred before or after the applicable Polish Loan Party became insolvent within the meaning of Article 11 Section 2 of the Polish Bankruptcy Law; or

(ii)            pecuniary liabilities of the applicable Polish Loan Party other than those under this Agreement result in its insolvency within the meaning of Article 11 Section 2 of the Polish Bankruptcy Law.

11.19.3                   For the avoidance of doubt, the limitations Section 11.19.1 above shall not apply if the obligations and liabilities of any Polish Loan Party under Section 11.4 and Section 12 of any Polish Loan Party are deemed to be future and conditional in the meaning of Article 11 Section 2 of the Polish Bankruptcy Law, to the extent such obligations are not to be considered for the purpose of determination of solvency such Polish Loan Party under Polish Bankruptcy Law.

11.19.4                   The obligations and liabilities of any Polish Loan Party being a Polish limited liability company (spółka z ograniczoną odpowiedzialnością) under Section 11.4 and Section 12 shall not include any liability to the extent it would result in a reduction of the assets of any Polish Loan Party necessary to cover in full its share capital pursuant to Article 189§2 of the Polish Commercial Code.

11.19.5                   The obligations and liabilities of any Polish Loan Party being a Polish joint-stock company (spółka akcyjna) under Section 11.4 and Section 12 shall not include any liability to the extent it would result in its guarantee or indemnity constituting unlawful financial assistance under Article 345 of the Polish Commercial Code.

11.19.6                   In addition, any obligation of a Polish Loan Party to pay any interest on the amounts due under the Loan Documents does not apply to the extent it would result in the payment of interest calculated at a rate exceeding the maximum statutory interest rate applicable at the relevant time pursuant to Polish law (the “Polish Maximum Rate”). In such case, the Polish Loan Party will be obliged to pay interest calculated at the Polish Maximum Rate.

12.          GUARANTY

12.1        Guaranty. Each Guarantor, who has executed this Agreement as of the date hereof, together with each Loan Party who accedes to this Agreement as a Guarantor after the date hereof pursuant to Section 5.8 hereby, jointly and severally, unconditionally and irrevocably, guarantees the prompt and complete payment and performance by Borrowers and the other Loan Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. In furtherance of the foregoing, and without limiting the generality thereof, each Guarantor agrees as follows:

(a)            each Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of such Guarantor and shall not be contingent upon any exercise or enforcement of any remedy of any Secured Party or that any Secured Party may have against a Borrower, or any other Guarantor or other Person liable in respect of the Obligations, or all or any portion of the Collateral; and

(b)            Agent, on behalf of Lenders, may enforce this guaranty notwithstanding the existence of any dispute between any Secured Party and any Loan Party with respect to the existence of any Event of Default.

12.2        Maximum Liability. Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal, state, provincial or territorial laws relating to the insolvency of debtors (after giving effect to the right of contribution established Section 12.5).

12.3        Termination. The guaranty pursuant to this Section 12 shall remain in full force and effect until the date the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) have been paid in full in cash, and all commitments to extend credit have been terminated.

12.4        Unconditional Nature of Guaranty. No payment made by a Borrower, Guarantor, any other guarantor or any other Person or received or collected by any Secured Party from a Borrower, Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the date the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) are paid in full in cash ..

12.5        Right of Contribution.

(a)            If in connection with any payment made by any Guarantor hereunder any rights of contribution arise in favor of such Guarantor against one or more other Guarantors, such rights of contribution shall be subject to the terms and conditions of this Section 12.5. The provisions of this Section 12.5 shall in no respect limit the obligations and liabilities of any Guarantor pursuant to the Loan Documents, and each Guarantor shall remain liable for the full amount guaranteed by such Guarantor hereunder.

(b)            Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of any Secured Party against any Loan Party or any collateral security or guarantee or right of offset held by any Secured Party for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Loan Party in respect of payments made by such Guarantor hereunder, in each case, until the Obligations are paid in full and all commitments to extend credit have been terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to the time that the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) are paid in full and all commitments to extend credit have been terminated, such amount shall be held by such Guarantor in trust for the ratable benefit of the Secured Parties, shall be segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to Agent, if required), to be applied to the Obligations, irrespective of the occurrence or the continuance of any Event of Default.

12.6        Amendments, etc. with respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by any Secured Party may be rescinded and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and this Agreement, the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with their respective terms, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee pursuant to this Section 12 or any property subject thereto.

12.7        Guarantee Absolute and Unconditional; Guarantor Waivers; Guarantor Consent. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Secured Party upon the guaranty contained in this Section 12 or acceptance of this guaranty. The Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this guaranty. All dealings between Borrowers, Guarantors and any Secured Party shall be conclusively presumed to have been had or consummated in reliance upon this guaranty. Each Guarantor further waives:

(a)            diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Borrower or any of the other Guarantors with respect to the Obligations;

(b)            the defense of the statute of limitations in any action hereunder or for the collection or performance of the Obligations;

(c)            any defense arising by reason of any lack of corporate or other authority or any other defense of any Borrower, such Guarantor or any other Person;

(d)            any defense based upon errors or omissions by any Secured Party in the administration of the Obligations;

(e)            any rights to set-offs and counterclaims;

(f)             any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of such Guarantor or the right of such Guarantor to proceed against any Borrower or any other obligor of the Obligations for reimbursement; and

(g)            without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law that limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement.

Each Guarantor understands and agrees that the guarantee contained in this Section 12 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of this Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by any Secured Party, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower or any other Person against any Secured Party, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of any Loan Party) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for the Obligations, or of such Guarantor under this guaranty, in bankruptcy or in any other instance, (iv) any Insolvency Proceeding with respect to any Loan Party or any other Person, (v) any merger, amalgamation, acquisition, consolidation or change in structure of any Loan Party or any other Person, or any sale, lease, transfer or other disposition of any or all of the assets or Equity Interests of any Loan Party or any other Person, (vi) any assignment or other transfer, in whole or in part, of Secured Parties’ interests in and rights under this Agreement or the other Loan Documents, including the right to receive payment of the Obligations, or any assignment or other transfer, in whole or in part, of any Secured Party’s interests in and to any of the Collateral, (vii) any Secured Party’s vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding related to any of the Obligations, and (viii) any other guaranty, whether by such Guarantor or any other Person, of all or any part of the Obligations or any other indebtedness, obligations or liabilities of any Guarantor to Secured Parties. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, Secured Parties may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Loan Party or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto. Any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Loan Party or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Loan Party or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

12.8        Modifications of Obligations. Each Guarantor further unconditionally consents and agrees that, without notice to or further assent from any Guarantor: (a) the principal amount of the Obligations may be increased or decreased and additional indebtedness or obligations of a Borrower or any other Persons under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise; (b) the time, manner, place or terms of any payment under any Loan Document may be extended or changed, including by an increase or decrease in the interest rate on any Obligation or any fee or other amount payable under such Loan Document, by an amendment, modification or renewal of any Loan Document or otherwise; (c) the time for a Borrower’s (or any other Loan Party’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the applicable Secured Party may deem proper; (d) in addition to the Collateral, Secured Parties may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof; (e) Secured Parties may discharge or release, in whole or in part, any other Guarantor or any other Loan Party or other Person liable for the payment and performance of all or any part of the Obligations and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any of the Collateral, nor shall any Secured Party be liable to any Guarantor for any failure to collect or enforce payment or performance of the Obligations from any Person or to realize upon the Collateral, and (f) Secured Parties may request and accept other guaranties of the Obligations and of any other indebtedness, obligations or liabilities of a Borrower or any other Loan Party to any Secured Party and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; in each case (a) through (f), as the applicable Secured Parties may deem advisable, and without impairing, abridging, releasing or affecting this Agreement.

12.9        Reinstatement. The guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of a Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, a Loan Party or any substantial part of its property, or otherwise, all as though such payments had not been made.

12.10      No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default, as applicable. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which any Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

12.11       Enforcement Expenses; Indemnification. Each Guarantor agrees to pay or reimburse Secured Parties for all its documented and reasonable costs and out-of-pocket expenses actually incurred in collecting against such Guarantor under this guaranty or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel provided that no Guarantor shall be liable for indemnification of any expenses under this Section 12.11 to the extent such expenses arise as a result of the gross negligence or willful misconduct of a Secured Party.

13.          APPOINTMENT RIGHTS

The parties hereto agree, that after the occurrence of an Event of Default described in Section 7, the Agent may, at its option, require the Borrowers to hire (at the Borrowers’ expense) and appoint a financial consultant (selected by Borrowers and acceptable to the Agent) until otherwise agreed in writing by the Agent. The financial consultant shall oversee and direct the Borrower’s finance and accounting department, prepare financial reports and forecasts requested by the Agent, review the Borrowers’ business and financial operations and perform such other analysis as requested by the Borrowers or the Agent. The financial advisor shall be fully authorized to provide the Agent with any and all information concerning the business and affairs of the Borrowers and to discuss the business and affairs of the Borrowers directly with the Agent.

14.          Representation German LOAN PARTY.

If any German Loan Party is represented by an attorney in connection with the signing and/or execution of this Agreement (including by way of accession to this Agreement) or any other agreement, deed or document referred to in or made pursuant to this Agreement including any other Loan Document, it is hereby expressly acknowledged and accepted by the other parties to such document that the existence and extent of the attorney’s authority and the effects of the attorney’s exercise or purported exercise of his or her authority shall be governed by the laws of the Germany.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Closing Date.

CANOPY GROWTH CORPORATION, as a Borrower and Borrower Representative

By:	/s/ Tom Stewart
Name:	Tom Stewart
Title:	Chief Financial Officer

[JGB- Canopy Loan and Guaranty Agreement Signature Page]

10663824 CANADA INC., as a Borrower

By:	/s/ Tom Stewart
Name:	Tom Stewart
Title:	Chief Financial Officer

[JGB- Canopy Loan and Guaranty Agreement Signature Page]

TWEED LEASING CORP., as a Borrower

By:	/s/ Tom Stewart
Name:	Tom Stewart
Title:	Chief Financial Officer

[JGB- Canopy Loan and Guaranty Agreement Signature Page]

THE SUPREME CANNABIS COMPANY, INC., as a Borrower

By:	/s/ Tom Stewart
Name:	Tom Stewart
Title:	Chief Financial Officer

[JGB- Canopy Loan and Guaranty Agreement Signature Page]

TWEED INC., as a Borrower

By:	/s/ Tom Stewart
Name:	Tom Stewart
Title:	Chief Financial Officer

[JGB- Canopy Loan and Guaranty Agreement Signature Page]

APOLLO APPLIED RESEARCH INC., as a Borrower

By:	/s/ Tom Stewart
Name:	Tom Stewart
Title:	Chief Financial Officer

[JGB- Canopy Loan and Guaranty Agreement Signature Page]

11065220 CANADA INC., as a Borrower

By:	/s/ Tom Stewart
Name:	Tom Stewart
Title:	Chief Financial Officer

[JGB- Canopy Loan and Guaranty Agreement Signature Page]

EB TRANSACTION CORP., as a Borrower

By:	/s/ Tom Stewart
Name:	Tom Stewart
Title:	Chief Financial Officer

[JGB- Canopy Loan and Guaranty Agreement Signature Page]

EB TRANSACTION SUB I, LLC, as a Borrower

By:	/s/ Tom Stewart
Name:	Tom Stewart
Title:	Chief Financial Officer

[JGB- Canopy Loan and Guaranty Agreement Signature Page]

STORZ & BICKEL AMERICA, INC., as a Borrower

By:	/s/ Tom Stewart
Name:	Tom Stewart
Title:	Chief Financial Officer

[JGB- Canopy Loan and Guaranty Agreement Signature Page]

CANOPY GROWTH USA, LLC, as a Borrower

By:	/s/ Tom Stewart
Name:	Tom Stewart
Title:	Chief Financial Officer

[JGB- Canopy Loan and Guaranty Agreement Signature Page]

JGB COLLATERAL LLC, as Administrative Agent and Collateral Agent

By:	/s/ Brett Cohen
Name:	Brett Cohen
Title:	President

JGB CAPITAL, LP, as a Lender

By:	/s/ Brett Cohen
Name:	Brett Cohen
Title:	President

JGB PARTNERS, LP, as a Lender

By:	/s/ Brett Cohen
Name:	Brett Cohen
Title:	President

DEEPDALE INVESTORS, LLC, as a Lender

By:	/s/ Brett Cohen
Name:	Brett Cohen
Title:	President

Chicago Atlantic Lincoln, LLC, as a Lender

By:	/s/ Peter Sack
Name:	Peter Sack
Title:	Authorized Signatory

Chicago Atlantic BDC, INC., as a Lender

By:	/s/ Peter Sack
Name:	Peter Sack
Title:	Authorized Signatory

SABA CAPITAL INCOME & OPPORTUNITIES FUND, as a Lender

By: Saba Capital Management, L.P., in its capacity as Investment Adviser

By:	/s/ Michael D’Angelo
Name:	Michael D’Angelo
Title:	Partner, Chief Operating Officer

SABA CAPITAL INCOME & OPPORTUNITIES FUND II, as a Lender

By: Saba Capital Management, L.P., in its capacity as Investment Adviser

By:	/s/ Michael D’Angelo
Name:	Michael D’Angelo
Title:	Partner, Chief Operating Officer

RiverPark Strategic Income Fund

By: CrossingBridge Advisors, LLC, as its investment advisor

By:	/s/ David K Sherman
Name:	David K Sherman
Title:	Authorized Agent

Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, as a Lender

By:	/s/ Waqas Khatri
Name:	Waqas Khatri
Title:	Director

FourSixThree Master Fund, L.P., as a Lender

By:	/s/ William M. Kelly
Name:	William M. Kelly
Title:	Authorized Signatory

MILLENNIUM CMM, LTD, as a Lender

By: Millennium International Management LP, its Investment Manager

By:	/s/ Mark Meskin
Name:	Mark Meskin
Title:	Chief Strategic Development Officer

EXHIBIT A
DEFINITIONS

As used in this Agreement, the following capitalized terms have the following meanings:

“Account Control Agreement” means any control agreement entered into among the depository institution at which a Loan Party maintains a Deposit Account or the securities intermediary or commodity intermediary at which a Loan Party maintains a Securities Account or a Commodity Account, one or more Borrowers, and Agent pursuant to which Agent, for the benefit of Lenders, obtains dominion or, if applicable, control (within the meaning of the Code or, to the extent applicable pursuant to applicable law, the STA or the PPSA, as the case may be) over such Deposit Account, Securities Account, or Commodity Account, in each case in form and substance reasonably satisfactory to Agent.

“Acreage Debt” means all indebtedness, liabilities and obligations (including all accrued and unpaid interest, fees and other amounts) owing from time to time to 11065220 from Acreage Holdings, Inc. and certain of its subsidiaries pursuant to, or in connection with, that certain third amended and restated credit agreement dated as of July 29, 2025 between, among others, Acreage Holdings, Inc. and Acquiom Agency Services LLC, as agent, as the same may be as amended, restated, supplemented or otherwise modified from time to time.

“Affiliate” means, with respect to any Person, each other Person that controls, directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and, solely for the purpose of Section 7, each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members; or with respect to any German Loan Party its direct or indirect shareholder(s) or any entity affiliated to such shareholder (verbundenes Unternehmen) within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz).

“Agent” has the meaning set forth in the preamble.

“Agreement” has the meaning set forth in the preamble.

“Anti-Corruption Laws” has the meaning set forth in Section 4.23.

“Anti-Money Laundering Laws” has the meaning set forth in Section 4.22.

“Applicable Margin” means 625 basis points.

“Auditors” shall have the meaning set forth in Section 11.18.

“Auditors Determination” shall have the meaning set forth in Section 11.18.

“Australian Security Documents” means (a) a general security deed to be entered into after the Closing Date pursuant to Section 3.2 and Schedule 2 between CGA and the Agent; and (b) a specific security deed to be entered into after the Closing Date pursuant to Section 3.2 and Schedule 2 between CGH and the Agent, pursuant to which CGH grants security over its shares in CGA.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.9.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.9(a).

“Benchmark Rate” means the greater of (a) the Benchmark and (b) 3.25%.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by Agent and the Borrower Representative giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for the applicable loan market at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined (including any related Benchmark Replacement Adjustment) would be less than 3.25%, such Benchmark Replacement will be deemed to be 3.25% for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)           in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)           in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Agent and the Borrower Representative giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable loan market.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)           a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)           a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)           a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.9 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.9.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership of the Borrower Representative as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. §1010.230.

“BioSteel Entities” means, collectively, BioSteel Sports Nutrition USA LLC, BioSteel Manufacturing LLC and BioSteel Sports Nutrition Inc.

“Board” means, with respect to any Person, the board of directors, board of managers, managers or other similar bodies or authorities performing similar governing functions for such Person and with respect to any German Loan Party, such term shall mean such Subsidiary’s managing board (Geschäftsführung or Vorstand, as the case may be). Unless the context otherwise requires, each reference to a Board herein shall be a reference to the Board of Borrower Representative.

“Books” means, in respect of a Loan Party, all of such Loan Party’s books and records including: ledgers; records concerning Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

“Borrower” and “Borrowers” has the meaning set forth in the preamble.

“Borrower Representative” has the meaning set forth in the preamble.

“Business Day” means any day that is not a Saturday, Sunday or a day on which commercial banks in the State of New York or the Province of Ontario, Canada are required or permitted to be closed; provided that, when used in connection with any calculation or determination involving SOFR, the term “Business Day” means any such day that is also a SOFR Business Day.

“Canadian Defined Benefit Plan” shall mean any Canadian Pension Plan which contains a “defined benefit provision” as defined in subsection 147.1(1) of the Tax Act.

“Canadian Intellectual Property Security Agreements” shall mean a short-form patent security agreement with respect to Patents registered in Canada, a short-form copyright security agreement with respect to Copyrights registered in Canada, a short-form trademark security agreement with respect to Trademarks registered in Canada or a short-form industrial design security agreement with respect to Industrial Designs registered in Canada, in each case, in form and substance reasonably satisfactory to the Required Lenders or as may be reasonably necessary under the laws of Canada to perfect or protect the Agent’s security interest for the benefit of the Lenders, as applicable, in each case for filing or recording in the Canadian Intellectual Property Office, memorializing and recording the encumbrance of such Patents, Copyrights, Trademarks, or Industrial Designs, as applicable.

“Canadian Loan Party” means any Loan Party organized under the laws of Canada, or any province or territory thereof.

“Canadian Pension Event” shall mean the occurrence of any of the following: (i) there is a failure to make any material contributions to the fund of a Canadian Pension Plan by the Borrower Representative or any Loan Party; (ii) the withdrawal of the Borrower Representative or any Loan Party from a “multi-employer plan” as defined in regulation 8500(1) to the Income Tax Act (Canada) or a “multi-employer pension plan,” as defined in the Pension Benefits Standards Act, 1985 (Canada) or any similarly defined term under other analogous applicable pension standards laws of any jurisdiction in Canada, where any additional material contributions by the Borrower Representative, or any Loan Party are triggered by such withdrawal; (iii) any statutory deemed trust or Lien (other than Permitted Liens) arises in connection with a Canadian Pension Plan or (iv) an event respecting any Canadian Pension Plan occurs which could reasonably be expected to result in the revocation of the registration of such Canadian Pension Plan or to adversely affect the tax status of any such Canadian Pension Plan.

“Canadian Pension Plan” shall mean any Foreign Pension Plan that is a “registered pension plan” as defined in subsection 248(1) of the Tax Act, whether existing on the Closing Date or which would be considered a Canadian Pension Plan thereafter.

“Canadian Pledge and Security Agreement” shall mean the Pledge and Security Agreement, governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein, dated as of the Closing Date, and as it may be amended, restated, amended and restated, supplemented, replaced, or otherwise modified from time to time, among the Canadian Loan Parties and the Agent

“Cannabis” shall mean any of the following: (a) any plant or seed, whether live or dead, from any species or subspecies of genus Cannabis, including Cannabis sativa, Cannabis indica and Cannabis ruderalis, Marijuana and any part, whether live or dead, of the plant or seed thereof, including any stalk, branch, root, leaf, flower, or trichome; (b) any material obtained, extracted, isolated, or purified from the plant or seed or the parts contemplated by clause (a) of this definition, including any oil, cannabinoid, terpene, genetic material or any combination thereof; (c) any organism engineered to biosynthetically produce the material contemplated by clause (b) of this definition, including any micro-organism engineered for such purpose; (d) any biologically or chemically synthesized version of the material contemplated by clause (b) of this definition or any analog thereof, including any product made by any organism contemplated by clause (c) of this definition; and (e) any other meaning ascribed to the term “cannabis” under United States or Canadian Cannabis Laws.

“Cannabis Act” means an Act respecting cannabis and to amend the Controlled Drugs and Substances Act, the Criminal Code and other Acts, S.C. 2018, c. 16, as amended from time to time.

“Cannabis Activities” means any activities, including advertising or promotional activities, relating to or in connection with (i) the possession, importation, exportation, cultivation, production, purchase, testing, distribution or sale of Cannabis; (ii) the design and engineering of Cannabis facilities; or (iii) consulting activities relating to any of the foregoing.

“Cannabis Authorizations” shall have the meaning assigned to such term in Section 4.25.

“Cannabis Laws” means Requirements of Law with respect to Cannabis Activities (i.e. excluding Requirements of Law of general application), including the Cannabis Act, Cannabis Regulations, the Controlled Drugs and Substances Act (Canada) and the Controlled Substances Act (United States), but excluding requirements in the organizational documents of any person.

“Cannabis Regulations” means Cannabis regulations under the Cannabis Act, as amended from time to time, and all other regulations made from time to time under any other applicable legislation in any applicable jurisdiction with respect to Cannabis Activities.

“Capital Impairment” shall have the meaning set forth in Section 11.18.

“Capitalized Lease Obligations” shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease or a finance lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Management Agreement” means, with respect to any Person, any agreement to provide to such Person cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services.

“CGA” means Canopy Growth Australia Pty Ltd, a company incorporated in Australia with Australian Company Number 623 556 258.

“CGG” means Canopy Growth Germany GMBH, a German Gesellschaft mit beschränkter Haftung.

“CGH” means Canopy Growth Holdings B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of the Netherlands, having its corporate seat (statutaire zetel) in Amsterdam, the Netherlands, and its place of business at Zuidplein 126, Toren One, 15e etage, 1077XV Amsterdam, the Netherlands, registered in the trade register (handelsregister) maintained by the Dutch Chamber of Commerce under number 71566902.

“CGP” means Canopy Growth Polska SP. Z O.O., a company organized pursuant to the laws of Poland.

“Change in Control” means

(a)	the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group of Persons acting jointly or otherwise in concert of Voting Stock representing more than 51% of the aggregate ordinary voting power represented by the issued and outstanding Voting Stock of the Borrower Representative;

(b)	the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower Representative by Persons who were neither (i) nominated by the board of directors of the Borrower Representative nor (ii) appointed by directors so nominated; or

(c)	the Disposition, directly or indirectly, of all or substantially all of the assets of the Borrower Representative.

For the avoidance of doubt, an agreement to cause any of the aforementioned events to occur shall not in and of itself result in a Change in Control, which shall only occur upon actual consummation.

“Claims” has the meaning set forth in Section 11.3.

“Closing Date” has the meaning set forth in the preamble.

“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effective in the State of New York.

“Collateral” shall mean the “Collateral” (or equivalent term) as defined in any Security Document subject to a security interest, pledge, charge or other encumbrance pursuant to a Security Document to secure the Obligations, which, for the avoidance of doubt, shall not include Excluded Property.

“Collateral Access Agreement” means such waivers, subordination agreements, collateral access agreements and similar agreements between the Agent and any landlords, third party warehouses and/or bailees so as to, among other things, ensure that the Agent’s rights in the Collateral are, and will at all times continue to be, superior to the rights of any such third party and that the Agent has access to such Collateral, as the Agent may require in its sole discretion; provided that Collateral Access Agreements shall not be required with respect to any landlords, third party warehouses and/or bailees located in Germany and Poland (or any other jurisdiction where such agreements are not customary or required to perfect or protect the Agent’s security interest).

“Collateral Account” means, other than Excluded Accounts, any Deposit Account, Securities Account or Commodity Account of a Loan Party.

“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made, or the meaning given to the term “futures account” in the PPSA.

“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit B.

“Conforming Changes” means, with respect to the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “SOFR Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters (but excluding, for the avoidance of doubt, any changes to economic terms) that Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Convertible Notes” means the Borrower Representative’s Senior Unsecured Convertible Debentures, as the same may be amended, modified, supplemented, extended or restated from time to time (to the extent that such amendment, modification, supplemented, extension or restatement does not violate the terms and conditions of this Agreement or the other Loan Documents).

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections of a Person in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Corresponding Obligations” means all Obligations as they may exist from time to time, other than the Parallel Debts.

“Cross Default” has the meaning set forth in Section 7.4.

“DBRS” means DBRS Limited and its successors and assigns.

“Deductible Amount” has the meaning assigned to such term in Section 5.13.

“Default” means any circumstance, event or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means for any Obligation (including, to the extent permitted by law, interest not paid when due), the interest rate or fee otherwise applicable thereto plus 200 basis points.

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made, and in any event shall include any checking account, savings account, certificate of deposit or other account maintained with a bank, credit union or other financial institution.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person, but, for the avoidance of doubt, shall not include any sale or issuance of Equity Interests of the Borrower Representative), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Stock” shall mean, with respect to any Person, any Equity Interests of such Person that, by their terms (or by the terms of any security or other Equity Interests into which such Equity Interests are convertible or exchangeable) or upon the happening of any event or condition (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Obligations) (a) matures or is mandatorily redeemable for cash, pursuant to a sinking fund obligation or otherwise, (b) is redeemable for cash at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the Term Loan Maturity Date (provided that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock). Notwithstanding the foregoing: (i) any Equity Interests issued to any employee or to any plan for the benefit of employees of the Borrower Representative or its Subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because they may be required to be repurchased by Borrower Representative in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (ii) any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Dutch Collateral Party” shall mean each Loan Party which agrees to provide security expressed to be governed by Dutch law, including but not limited to the security provided under the Dutch Security Documents.

“Dutch Perfection Requirements” means the making or procuring of the appropriate registrations, filings endorsements, notarizations, formality requirements, stampings and/or notifications of the Dutch Security Documents or the security created thereunder and any other actions or steps, necessary in any jurisdiction or under any laws or regulations in order to create or perfect any liens or the Dutch Security Documents or to achieve the relevant priority expressed therein (in each case, subject to Permitted Liens).

“Dutch Security Documents” means the (i) Dutch law governed omnibus security agreement between CGH as pledgor and the Agent as pledgee pursuant to which a right of pledge is granted by the pledgor in favour of the Agent over all its receivables (including insurance receivables and trade receivables), movable assets and intellectual property, and (ii) the Dutch law governed notarial deed of shares between the Borrower Representative, as pledgor, CGH as the company and the Agent as pledgee.

“Elevate Debt” means all indebtedness, liabilities and obligations (including all accrued and unpaid interest, fees and other amounts) owing from time to time to 11065220 from (i) Canopy Elevate I LLC and certain of its affiliates pursuant to, or in connection with, that certain loan agreement dated as of April 14, 2022, as the same may be as amended, restated, supplemented or otherwise modified from time to time, (ii) Canopy Elevate II LLC and certain of its affiliates pursuant to, or in connection with, that certain loan agreement dated as of April 14, 2022, as the same may be as amended, restated, supplemented or otherwise modified from time to time, and (iii) Canopy Elevate III LLC and certain of its affiliates pursuant to, or in connection with, that certain loan agreement dated as of April 14, 2022, as the same may be as amended, restated, supplemented or otherwise modified from time to time.

“Employee Benefit Plan” shall mean an “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not governed by ERISA) which is sponsored, maintained or contributed to by, or required to be contributed to by, the Borrower Representative, any other Loan Party or any of their respective ERISA Affiliates, or with respect to which such entities could reasonably be expected to have any liability.

“Environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.

“Environmental Laws” shall mean all applicable laws (including common law), rules, regulations, codes, ordinances, orders, binding agreements, decrees or judgments, promulgated or entered into by or with any Governmental Authority, relating in any way to the Environment, preservation or reclamation of natural resources, the generation, use, transport, treatment, storage, disposal, management, Release or threatened Release of, or exposure to, any Hazardous Material or to public or employee health and safety matters (to the extent relating to the Environment or Hazardous Materials).

“Environmental Liability” means any liability or obligation, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly, resulting from or based upon (a) violation of any Environmental Laws, (b) the generation, use, handling, transportation, storage, treatment, disposal or permitting or arranging for the disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permits” shall have the meaning assigned to such term in Section 4.14.

“Equipment” means all “equipment” as defined in the Code or the PPSA, as the case may be, with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the securities convertible into or exchangeable for shares of capital stock of (or other ownership, membership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership, membership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower Representative within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code or Section 302 of ERISA).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the failure by a Loan Party or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules or the filing of an application for the waiver of the minimum funding standards under the Pension Funding Rules; (c) the incurrence by a Loan Party or any ERISA Affiliate of any liability pursuant to Section 4063 or 4064 of ERISA or a cessation of operations with respect to a Pension Plan within the meaning of Section 4062(e) of ERISA; (d) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent (within the meaning of Title IV of ERISA); (e) the filing of a notice of intent to terminate a Pension Plan under, or the treatment of a Pension Plan amendment as a termination under, Section 4041 of ERISA; (f) the institution by the PBGC of proceedings to terminate a Pension Plan; (g) any event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the determination that any Pension Plan is in at-risk status (within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA) or that a Multiemployer Plan is in endangered or critical status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); (i) the imposition or incurrence of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate; (j) the engagement by a Loan Party or any ERISA Affiliate in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; (k) the imposition of a lien upon a Loan Party pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA; or (l) the making of an amendment to a Pension Plan that could result in the posting of bond or security under Section 436(f)(1) of the Internal Revenue Code.

“Event of Default” has the meaning set forth in Section 7.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Excluded Accounts” means (i) any account used for funding payroll or segregating payroll taxes or funding other employee wage or benefit for the then current payroll period and any account used for disbursements, taxes or withholding taxes, (ii) trust, fiduciary or other escrow accounts established for the benefit of third parties in the Ordinary Course of Business or in connection with Permitted Business Acquisitions and other Investments permitted pursuant to Section 6.7 or Dispositions permitted hereunder, (iii) any account which is used as a cash collateral account subject to Liens permitted by Section 6.5(n), Section 6.5(t) or Section 6.5(x), (iv) any account that is not located in a Specified Jurisdiction, (v) any account that is located in a jurisdiction in which financial institutions do not customarily enter into Account Control Agreements or where the Borrowers, after using commercially reasonable efforts, are unable to obtain an Account Control Agreement from the applicable financial institution, provided that in no event shall the aggregate amount of deposits held in all accounts under this clause (v), together with the aggregate amount of deposits held in all accounts under clause (vi), exceed $5,000,000 at any time, (vi) any account with deposits equal to or less than $1,000,000 at any time, provided that in no event shall the aggregate amount of deposits held in all accounts under this clause (vi) exceed $5,000,000 at any time, (vii) any account that is located or domiciled in the Federal Republic of Germany, the Commonwealth of Australia or any political subdivision thereof, provided that the Agent shall have a perfected first ranking Lien (in each case, subject to Permitted Liens) over each such account and (viii) any other account which the Agent has agreed in writing is not required to be subject to an Account Control Agreement.

“Excluded Entity” means Canopy USA, LLC and its direct and indirect subsidiaries at any time and from time to time.

“Excluded Locations” means the following locations where Collateral may be located from time to time: (a) locations where mobile office equipment (e.g. laptops, mobile phones and the like) may be located with employees in the Ordinary Course of Business, (b) other locations where, in the aggregate for all such locations, less than $1,500,000 of Collateral is located and (c) any location that is not considered Material Real Property, provided that the chief executive office, registered office or principal place of business of any Borrower shall not constitute an Excluded Location.

“Excluded Property” has the meaning set forth in Section 5.8(e).

“Excluded Securities” shall mean any of the following:

(a)            any Equity Interests or Indebtedness with respect to which the Agent and the Borrower Representative reasonably agree that the cost or other consequences of pledging such Equity Interests or Indebtedness in favor of the Secured Parties under the Security Documents are excessive in relation to the value to be afforded thereby;

(b)            any Equity Interests or Indebtedness to the extent the pledge thereof would be prohibited by any Requirement of Law in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable provisions of the Code, the PPSA or other applicable Requirements of Law;

(c)            any Equity Interests of any person that is not a Wholly Owned Subsidiary to the extent (A) that a pledge thereof to secure the Obligations is prohibited by (i) any applicable organizational documents, joint venture agreement or shareholder agreement or (ii) any other contractual obligation with an unaffiliated third party not in violation of Section 6.10 binding on such Equity Interests to the extent in existence on the Closing Date or on the date of acquisition thereof and not entered into in contemplation thereof (other than, in this subclause (A), to the extent such prohibition is rendered ineffective after giving effect to customary non-assignment provisions which are ineffective under the Code, the PPSA or other applicable Requirements of Law), (B) any organizational documents, joint venture agreement or shareholder agreement (or other contractual obligation referred to in subclause (A)(ii) above) prohibits such a pledge without the consent of any other party (other than to the extent such prohibition is rendered ineffective after giving effect to customary non-assignment provisions which are ineffective under the Code, the PPSA or other applicable Requirements of Law); provided that this clause (B) shall not apply if (1) such other party is a Loan Party or a Wholly Owned Subsidiary or (2) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Borrower Representative or any other Loan Party to obtain any such consent) and shall only apply for so long as such organizational documents, joint venture agreement or shareholder agreement or replacement or renewal thereof is in effect, or (C) a pledge thereof to secure the Obligations would give any other party (other than a Loan Party or a Wholly Owned Subsidiary) to any organizational documents, joint venture agreement or shareholder agreement governing such Equity Interests (or other contractual obligation referred to in subclause (A)(ii) above) the right to terminate its obligations thereunder (other than to the extent such consent is rendered ineffective after giving effect to customary non-assignment provisions which are ineffective under Article 9 of the Code, the PPSA or other applicable Requirement of Law);

(d)            any Equity Interests of any Subsidiary to the extent that the pledge of such Equity Interests would reasonably be expected to result in material adverse tax consequences to the Borrower Representative or any Subsidiary as determined in good faith by the Borrower Representative, and disclosed in writing to the Agent accompanied by a reasonably detailed explanation of such determination;

(e)            any Margin Stock; and

(f)             any Equity Interests of a BioSteel Entity.

“Existing Credit Agreement” has the meaning set forth in Section 3.1.

“Exit Fee” means an amount equal to $6,484,600. The Exit Fee shall be deemed fully earned by the Lenders upon the funding of the Term Loans and shall be due and payable at the earlier of the Term Loan Maturity Date and the payment in whole, or in part, of the Term Loans, whether paid as a voluntary or mandatory prepayment, provided that, with respect to any partial payment of the Term Loans, only the pro rata portion of the Exit Fee will be payable at the time of each such partial payment. The Borrowers’ obligation to pay such Exit Fee in accordance with the terms of this Agreement is absolute, unconditional and irrevocable.

“Exit Fee Percentage” means 4.0%.

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Fitch” means Fitch Ratings Inc. and its successors and assigns.

“Foreign Pension Plan” shall mean any pension plan, benefit plan, fund (including any superannuation fund) or other similar program established, maintained or contributed to by the Borrower Representative or any Loan Party for the benefit of employees of the Borrower Representative or any Loan Party employed and residing outside the United States of America (other than any plans, funds or other similar programs that are maintained exclusively by a Governmental Authority), which plan, fund or other similar program provides, or results in, retirement income or a deferral of income in contemplation of retirement, and which plan is not subject to ERISA or the Internal Revenue Code and shall include, for greater certainty, a Canadian Pension Plan.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, provided, however, that if there occurs after the Closing Date any change in GAAP that affects in any respect the calculation of any covenant or threshold in this Agreement, Agent and Borrowers shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant or threshold with the intent of having the respective positions of the Lenders and Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the Closing Date, and, until any such amendments have been agreed upon, such covenants and thresholds shall be calculated as if no such change in GAAP has occurred.

“German Collateral” shall mean any Collateral assumed or accepted by or through the Agent or the Secured Parties, as the case may be, pursuant to any German Security Document and held or administered by the Agent on behalf of or in trust for the Secured Parties under this Agreement or the other Loan Documents and includes any addition, replacement or substitutions thereof.

“German Collateral Party” shall mean each Loan Party which agrees to provide security expressed to be governed by German law, including but not limited to the security provided under the German Security Documents.

“German Insolvency Code” shall mean the German insolvency code (Insolvenzordnung).

“German Loan Party” means each Loan Party organized and existing under the laws of the Federal Republic of Germany.

“German Perfection Requirements” means the making or procuring of the appropriate registrations, filings endorsements, notarizations, formality requirements, stampings and/or notifications of the German Security Documents or the security created thereunder and any other actions or steps, necessary in any jurisdiction or under any laws or regulations in order to create or perfect any liens or the German Security Documents or to achieve the relevant priority expressed therein (in each case, subject to Permitted Liens).

“German Security Documents” means German law governed security agreements, which agreements shall be acceptable to the Agent in form and substance, granting the Agent a first priority, perfected security interest in deposit accounts, intellectual property, equipment and machinery and contracts of each German Loan Party and all of the issued and outstanding Equity Interests of the German Loan Party (in each case, subject to Permitted Liens).

“German Security Trustee” has the meaning assigned to such term in Section 11.16.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation or government, any state, province, territory or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization established by statute, including for greater certainty, Health Canada and applicable provincial, territorial and municipal regulators with jurisdiction over Cannabis Activities.

“GmbH Obligation” has the meaning assigned to such term in Section 11.18.

“Guarantee” of or by any person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of the guarantor securing any Indebtedness or other obligation (or any existing right, contingent or otherwise, of the holder of Indebtedness or other obligation to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided that the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the Ordinary Course of Business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith.

“Guarantor” has the meaning set forth in the preamble.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and other substances or wastes of any nature regulated under or with respect to which liability or standards of conduct are imposed pursuant to any Environmental Laws.

“Health Canada Licence” means, any license issued by Health Canada to any of the Loan Parties in respect of its Cannabis Activities.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or option or similar agreement involving, or settled by reference to, one or more rates, currencies or commodities, in each case, whether or not exchange traded; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower Representative or any of its Subsidiaries shall be a Hedging Agreement.

“Indebtedness” means (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than such obligations accrued in the Ordinary Course of Business and that are not outstanding for a period of more than ninety (90) days), to the extent that the same would be required to be shown as a long term liability on a balance sheet prepared in accordance with GAAP, (e) all Capitalized Lease Obligations and Synthetic Lease Obligations of such person, (f) all net payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding Hedging Agreements, (g) all non-contingent obligations of such person in respect of letters of credit, (h) all non-contingent obligations of such person in respect of bankers’ acceptances, (i) all Guarantees by such person of Indebtedness described in clauses (a) to (h) above, (j) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (k) all Indebtedness of others secured by any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (l) earn-out obligations whether or not such obligations are a liability on the balance sheet of such Person, and (m) any obligation arising with respect to any other transaction that is the functional equivalent of borrowing but which does not or would not constitute a liability on the balance sheet of the Person incurring such obligation (such as merchant cash advances). The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness limits the liability of such person in respect thereof.

“Indemnified Person” has the meaning set forth in Section 11.3.

“Industrial Designs” means features of shape, configuration, pattern or ornament and any combination of those features that, in a finished article, appeal to and are judged solely by the eye, design patents or other designs, whether registered or unregistered, applications to register and registrations of the same and like protections, and the entire goodwill of the business connected with and symbolized by such industrial design.

“Information” has the meaning set forth in Section 4.12.

“Initial Payment Date” means January 30, 2026.

“Interest Period” means, with respect to the Term Loans, the period commencing on the date such Term Loan is disbursed or continued as a SOFR Loan and ending on the date one (1) or three (3) months thereafter as the Borrower Representative may elect; as selected by the Borrower Representative in a written notice to Agent; provided that (a) any Interest Period that would otherwise end on a day that is not a SOFR Business Day shall be extended to the next succeeding Business Day unless such SOFR Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding SOFR Business Day, (b) any Interest Period that begins on the last SOFR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last SOFR Business Day of the calendar month at the end of such Interest Period, and (c) no Interest Period shall extend beyond the Term Loan Maturity Date.

“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada) or any German bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, proceedings seeking an order to stay the rights of creditors, or proceedings seeking reorganization, arrangement, or other relief (including under any corporate statute).

“Intellectual Property” means, with respect to any Loan Party (or, as applicable, any of its Subsidiaries), all of such Loan Party’s or Subsidiary’s right, title, and interest in and to the following:

(a)            its Copyrights, Trademarks, Patents and Industrial Designs;

(b)            any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c)            any and all source code;

(d)            any and all design rights which may be available to such Person;

(e)            any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)             all amendments, renewals and extensions of any of the Copyrights, Trademarks, Patents or Industrial Designs.

“Interest Make Whole” means, with respect to any prepayment of the Term Loans in accordance with Sections 2.2(c), (d) or (e) prior to January 8, 2027, an amount equal to twelve (12) monthly interest payments at the interest rate in effect on the date of such prepayment less any payments made by Borrowers that were applied to interest prior to the date of such prepayment.

“Inventory” means all “inventory” as defined in the Code or the PPSA, as the case may be, in effect on the Closing Date with such additions to such term as may hereafter be made.

“Investment” means any beneficial ownership interest in any Person (including stock, partnership interest or other securities or Equity Interests), and any loan, advance or capital contribution to any Person, or the acquisition of all or substantially all or a material portion of the assets or properties of another Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any returns or distributions of capital or repayment of principal actually received in case by such Person with respect thereto.

“Intellectual Property Security Agreement” means the U.S. Intellectual Property Security Agreements and the Canadian Intellectual Property Security Agreements.

“IT Systems and Data” has the meaning set forth in Section 4.28.

“Lender” has the meaning set forth in the preamble.

“Lender Expenses” means all audit fees and expenses as provided in Section 2.5, costs, and expenses (including reasonable, documented and out-of-pocket attorneys’ fees and expenses), of Agent or Lenders for preparing, amending, negotiating, administering, filing or recording any Loan Document (including financing statements) and any documented and out of pocket expenses incurred in, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to a Loan Party.

“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest, hypothec or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” means, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Security Documents, the Account Control Agreements, any Subordination Agreement, any note, or notes, any guaranty or guaranties including any personal or subsidiary guaranties executed by a Loan Party, and any other present or future agreement by a Loan Party with or for the benefit of Agent or any Lender in connection with this Agreement, in each case, excluding the Warrants, all as amended, modified, supplemented, extended or restated from time to time.

“Loan Party” or “Loan Parties” means, each Borrower from time-to-time party hereto, and any Guarantor.

“Management Notification” shall have the meaning set forth in Section 11.18.

“Marijuana” means “marihuana” as defined in 21 U.S.C 802.

“Margin Stock” shall the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means (a) a material adverse effect on the business, property, operations or condition (financial or otherwise) of the Borrower Representative and its Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to fully and timely perform any of their payment obligations under any Loan Document to which the Borrower Representative or any of the other Loan Parties is a party, or (c) a material adverse effect on the validity or enforceability of any of the Loan Documents or the rights and remedies of the Agent and the Lenders thereunder, provided that any material adverse effect on the business, property, operations or financial condition of the Excluded Entities, or any one of them, shall be deemed not to be a “Material Adverse Effect”.

“Material Non-Public Information” has the meaning set forth in Section 5.2(o).

“Material Real Property” shall mean any parcel or parcels of Real Property located in any Specified Jurisdiction now or hereafter owned in fee simple by any Loan Party and having an estimated fair market value (on a per-property basis) of at least $1,500,000 as of (x) the Closing Date, for Real Property owned as of such date, (y) the date of acquisition, for Real Property acquired after the Closing Date or (z) any other date of determination reasonably requested by the Agent, in each case as determined by the Agent in good faith; provided that “Material Real Property” shall not include any Real Property in respect of which the Loan Party does not own the land in fee simple.

“Maximum Rate” has the meaning set forth in Section 2.3(c).

“MNPI Opt-In Election” has the meaning set forth in Section 5.2(q).

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors and assigns.

“Mortgages” means one or more mortgages, debentures, general assignments of rent, deed of trust, deed of hypothec, loan security agreements, duly executed and delivered by the applicable Loan Party granting the Agent a perfected lien in each parcel of Real Property Collateral.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Loan Party or any ERISA Affiliate makes or is obligated to make contributions, during the preceding five plan years has made or been obligated to make contributions, or has any liability.

“Net Assets” shall have the meaning set forth in Section 11.18.

“Net Proceeds” means the net amount equal to the aggregate amount actually received in cash in connection with the applicable Disposition (including, without limitation, the release of any amount from an indemnity reserve, escrow or similar fund established or by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise in connection with such Disposition, but only as and when received less the sum of reasonable fees, including reasonable accounting, advisory and legal fees, commissions and other out-of-pocket expenses, a provision of taxes attributable to such Disposition and costs associated with the repayment of debt for borrowed monies (as evidenced by supporting documentation provided to the Agent).

“Obligations” means all of Borrowers’ and each other Loan Party’s obligations to pay the Term Loans when due, including principal, interest, Original Issue Discount, Exit Fee, fees, Lender Expenses, the amounts required to be paid to the Agent under Section 2.8, any other amounts due to be paid by a Borrower or any other Loan Party, and each Loan Party’s obligation to perform its duties under the Loan Documents (excluding the Warrants), and any other debts, liabilities and other amounts any Loan Party owes to any Lender at any time under the Loan Documents or otherwise in connection therewith including, without limitation, interest or Lender Expenses accruing after Insolvency Proceedings begin (whether or not allowed), and any debts, liabilities, or obligations of any Loan Party assigned to any Lender, which shall be treated as secured or administrative expenses in the Insolvency Proceedings to the extent permitted by applicable law.

“OFAC” has the meaning set forth in Section 4.22(b).

“Operating Documents” means, for any Person, such Person’s formation documents, as certified by either (i) the Secretary of State (or equivalent agency) of such Person’s jurisdiction of formation, organization or incorporation on a date that is no earlier than thirty (30) days prior to the Closing Date or (ii) by a Responsible Officer or such other person duly authorized by the constituent documents of such Person and, (a) if such Person is a corporation, its bylaws or Articles of Association (or the equivalent thereof) in current form, (b) if such Person is a limited liability company, its limited liability company agreement or operating agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments, restatements and modifications thereto.

“Order” shall mean any judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business as conducted by any such Person in accordance with (a) the usual and customary customs and practices in the kind of business in which such Person is engaged, and (b) the past practice and operations of such Person, and in each case, undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Original Issue Discount” has the meaning set forth in Section 2.4.

“Parallel Debt” shall have the meaning assigned to such term in Section 5.13.

“Patents” means all patents, patent applications and like protections of a Person including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same and all rights therein provided by international treaties or conventions.

“Payment Date” means the Initial Payment Date and the last Business Day of each calendar month thereafter.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pension Funding Rules” means the rules of the Internal Revenue Code and ERISA regarding minimum funding standards and minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Internal Revenue Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiemployer Plan, but excluding a Multiemployer Plan) that is maintained or is contributed to by a Loan Party or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code.

“Perfection Certificate” shall mean the Perfection Certificate executed and delivered as of the Closing Date by the Borrower Representative with respect to the Borrower Representative and the Loan Parties in a form reasonably satisfactory to the Agent.

“Permit” shall mean, with respect to any person, any permit, approval, authorization, consent, license, registration, exemption, certificate, certification, clearance, approval, concession, grant, franchise, variance or permission from, and any other contractual obligations with, any Governmental Authority, in each case applicable to or binding upon such person or any of its Property or to which such person or any of its Property is subject, and any supplements or amendments with respect to the foregoing.

“Permitted Business Acquisition” means any acquisition which is conducted in accordance with the following requirements:

(a)            such acquisition is an acquisition of a business or Person or product engaged in substantially the same line of business as that of Borrower Representative or its Subsidiaries;

(b)            to the extent required by Section 5.8, any person acquired in such acquisition, if acquired by the Borrower Representative or any other Loan Party, shall be merged, amalgamated or consolidated into the Borrower Representative or a Loan Party or become upon consummation of such acquisition a Loan Party;

(c)            Borrower Representative shall have delivered to Agent not less than fifteen (15) nor more than forty-five (45) days prior to the date of such acquisition (or such other time as permitted by Agent in its sole discretion), notice of such acquisition together with pro forma projected financial information, copies of all material documents relating to such acquisition, and historical financial statements for such acquired entity, division or line of business that have been made available to Borrowers, in each case in form and substance reasonably satisfactory to Agent;

(d)            both immediately before and immediately after such acquisition no Event of Default shall have occurred and be continuing; and

(e)            such acquisition would not result in a breach of Section 5.10 or otherwise cause a violation of any Cannabis Laws.

“Permitted Contingent Investment” means the ownership or acquisition of an option, warrant, non-voting share, right or other contingent interest or agreement to, if applicable, make an Investment in a Person that is not exercisable, convertible or exchangeable unless and until there are changes in the Cannabis Laws that are applicable to such Person.

“Permitted Disposition” means:

(a)            Dispositions of Inventory and Investments by a Loan Party or any of its Subsidiaries in the Ordinary Course of Business;

(b)            Dispositions of worn-out, obsolete or surplus property, whether now owned or hereafter acquired, in the Ordinary Course of Business that is, in the reasonable judgment of a Loan Party or Subsidiary, no longer economically practicable to maintain or useful;

(c)            Dispositions among Loan Parties;

(d)            Dispositions of property by Subsidiaries to Loan Parties;

(e)            Dispositions to a Subsidiary (upon voluntary liquidation or otherwise); provided that any Dispositions by a Loan Party to a Subsidiary that is not a Loan Party in reliance on this clause (e) shall be made in compliance with Section 6.7;

(f)             Dispositions consisting of the granting of Permitted Liens, the making of Permitted Investments and the making of distributions in accordance with Section 6.6;

(g)            Dispositions of Equipment to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property, in each case, in the Ordinary Course of Business;

(h)            Dispositions of other property in the Ordinary Course of Business by Borrower Representative or any Subsidiary or determined in good faith by Borrower Representative to be no longer used or useful in the operation of the business of Borrower Representative or any Subsidiary; provided that aggregate amount of such Dispositions do not exceed $2,500,000 in the aggregate in any 12-month period;

(i)             to the extent constituting Dispositions, Dispositions permitted by, or made in accordance with, Section 6.3;

(j)             leases, licenses, subleases or sublicenses (including the provision of open source software under an open source license) granted in the Ordinary Course of Business and on ordinary commercial terms that do not interfere in any material respect with the business of Borrower Representative or any Subsidiaries;

(k)            Dispositions of intellectual property rights that are no longer used or useful in the business of Borrower Representative or any Subsidiaries;

(l)             discounts, write-offs or other Dispositions of defaulted receivables in the Ordinary Course of Business and not as part of an accounts receivables financing transaction;

(m)           to the extent constituting a Disposition, any termination, settlement or extinguishment of obligations in respect of any Hedging Agreement;

(n)            Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture or similar parties set forth in the joint venture agreement or similar binding agreements entered into with respect to such Investment in such joint venture;

(o)            dividends, distributions or payments permitted pursuant to Section 6.6;

(p)            other Dispositions of assets (including, without limitation, sale-leaseback transactions), provided that (1) the Net Proceeds thereof, if any, are applied in accordance with Section 2.2(e)(i) or Section 2.2(e)(ii), as applicable, and to the extent required thereby, (2) at least eighty percent (80%) of the consideration for each such Disposition shall be payable in cash (provided that the Borrowers shall be permitted to Dispose of assets or property where the cash consideration for any such Disposition is less than eighty percent (80%) of the total consideration of any such Disposition as long as the Borrowers apply the Net Proceeds that would have otherwise been payable in accordance with Section 2.2(e)(i) or Section 2.2(e)(ii) had at least eighty percent (80%) of the consideration for such Disposition been payable in cash) and the total consideration shall be for no less than the fair market value of the assets Disposed and (3) the aggregate amount of all such Dispositions made pursuant to this clause (p) shall not exceed $10,000,000 in the aggregate in any consecutive twelve (12) month period;

(q)            Dispositions of the Acreage Debt and/or the Elevate Debt, or any part thereof, to any Excluded Entity in accordance with the requirements of Section  6.7(u);

(r)             Dispositions of Real Property which cannot be prohibited under section 1136 of the German Civil Code (Bürgerliches Gesetzbuch); and

(s)            other Dispositions made with the prior written consent of the Agent.

“Permitted Investments” shall mean:

(a)            direct obligations of the United States of America, Canada, the United Kingdom or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America, Canada, the United Kingdom or any member of the European Union or any agency thereof, in each case with maturities not exceeding two (2) years from the date of acquisition thereof;

(b)            time deposit accounts, certificates of deposit, money market deposits, banker’s acceptances, current account, high interest savings account, term deposits, guaranteed investment certificates, Eurodollar time deposits, other bank deposits and other forms of indebtedness with ratings of at least BBB- according to S&P (or such similar rating or higher by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or global ratings agency), in each case maturing within five (5) years of the date of acquisition thereof issued or guaranteed by, or placed with, by a bank, trust company, credit union, co-operative or trust corporation listed on or included in the Perfection Certificate or any supplement thereto or having capital, surplus and undivided profits in excess of $1,000,000,000;

(c)            securities with maturities of one year or less from the date of acquisition, issued or fully guaranteed by any State, commonwealth, province or territory of the United States of America or Canada, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody’s (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(d)            shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (c) above;

(e)            money market funds (including, without limitation, Institutional Prime Funds, U.S. or Canadian Governmental Funds, U.S. or Canadian Treasury Funds, U.S. or Canada Treasury Only Funds and Tax-Exempt Funds) that (i) comply with the criteria set forth in Rule 2a 7 under the Investment Company Act of 1940, as amended for US MMF or OSC instrument 81-102 for Canadian MMF, and (ii) where rated by an external ratings agency, are rated Am or equivalent from S&P, Moody’s, DBRS, Fitch or another global ratings agency;

(f)             time deposit accounts, certificates of deposit, money market deposits, banker’s acceptances and other bank deposits in an aggregate face amount not in excess of 0.5% of the total assets of Borrower Representative and its Subsidiaries, on a consolidated basis, as of the end of the Borrower Representative’s most recently completed fiscal year; and

(g)            instruments equivalent to those referred to in clauses (a) through (f) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in the relevant jurisdiction to the extent reasonably required.

“Permitted Lien” shall have the meaning assigned to such term in Section 6.5.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to Refinance, the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium thereon and underwriting discounts, defeasance costs, fees, commissions, expenses, plus an amount equal to any existing commitment unutilized thereunder and letters of credit undrawn thereunder), (b) the final maturity date of such Permitted Refinancing Indebtedness is on or after the later of (x) the final maturity date of the Indebtedness being Refinanced and (y) the date that is one hundred twenty (120) days after the Term Loan Maturity Date, (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms in the aggregate not materially less favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, (d) if the Indebtedness being Refinanced is secured by Liens on any Collateral (whether senior to, equally and ratably with, or junior to the Liens on such Collateral securing the Obligations or otherwise), such Permitted Refinancing Indebtedness may be secured by such Collateral (including any Collateral pursuant to after-acquired property clauses to the extent any such Collateral secured (or would have secured) the Indebtedness being Refinanced), (e) if the Indebtedness being Refinanced is secured by Liens on any Collateral that are junior to the Liens on such Collateral securing the Obligations, such Permitted Refinancing Indebtedness shall be subject to a Subordination Agreement, (f) if the Indebtedness being Refinanced is unsecured, such Permitted Refinancing Indebtedness shall be unsecured, and (g) if the Indebtedness being refinanced does not require principal amortization payments, such Permitted Refinancing Indebtedness shall not require principal amortization payments.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Pledge and Security Agreements” shall mean the U.S. Pledge and Security Agreement and the Canadian Pledge and Security Agreement.

“Pledged Collateral” shall mean any Equity Interests or debt obligations (in each case, including any promissory notes, certificates, instruments or other documents representing or evidencing such Equity Interests or debt obligations) pledged under any Security Document, and including all payments in respect thereof or other rights and privileges with respect thereto.

“Polish Bankruptcy Law” means the Bankruptcy Law Act dated 28 February 2003 (as amended).

“Polish Civil Procedure Code” means the Civil Procedure Code dated 17 November 1964 (as amended).

“Polish Commercial Code” means the Commercial Companies Code dated 15 September 2000 (as amended).

“Polish Perfection Requirements” means the making or procuring of the appropriate registrations, filings endorsements, notarizations, formality requirements, stampings and/or notifications of the Polish Security Documents or the security created thereunder and any other actions or steps, necessary in any jurisdiction or under any laws or regulations in order to create or perfect any liens or the Polish Security Documents or to achieve the relevant priority expressed therein (in each case, subject to Permitted Liens).

“Polish Registered Pledge Act” means the Act on Registered Pledges and the Pledge Register of 6 December 1996 (as amended).

“Polish Restructuring Law” means Restructuring Law dated 15 May 2015 (as amended).

“Polish Security Documents” means the (a) Polish law governed registered pledge agreement between CGP as pledgor and the Agent as pledgee pursuant to which a right of pledge is granted by CGP in favour of the Agent over all deposit accounts, intellectual property, equipment and machinery and contracts of CGP, and (b) the Polish law governed registered and civil pledge of shares agreement between the Borrower Representative as pledgor and the Agent as pledgee, and (c) relevant submission to enforcement issued by CGP and the Borrower Representative (in respect of a pledge over shares).

“Polish Tax Code” means the tax code (Ordynacja podatkowa) of 29 August 1997, as amended.

“PPSA” shall mean the Personal Property Security Act (Ontario), including the regulations promulgated thereto, provided that, if the creation, perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction other than Ontario, “PPSA” shall mean the Personal Property Security Act or such other applicable legislation in effect from time to time in such other jurisdiction (including without limitation the Civil Code of Québec) for purposes of the provisions hereof relating to such creation, perfection, effect of perfection or non-perfection or priority.

“Property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests of any person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property, cash, securities, accounts, revenues and contract rights.

“Proposed Acquisition” means any transaction or series of related transactions pursuant to which the Borrower Representative (either directly or indirectly) acquires, whether by way of takeover bid, plan of arrangement or other business combination, all of the issued and outstanding equity interests of MTL Cannabis Corp.

“Pro Rata Share” means, with respect to any Lender and as of any date of determination, the percentage obtained by dividing (i) the aggregate Term Loan Commitments of such Lender by (ii) the aggregate Term Loan Commitments of all Lenders provided, that to the extent any Tern Loan Commitment has expired or been terminated, with respect to such Term Loan Commitment, the applicable outstanding balance of the Term Loans made pursuant to such Term Loan Commitment held by such Lender and all Lenders, respectively, shall be used in lieu of the amount of such Term Loan Commitment. “Ratable” and related terms shall mean, determined by reference to such Lender’s Pro Rata Share.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Loan Party, whether by lease, license, or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof.

“Real Property Collateral” means each parcel of Real Property that is Material Real Property.

“Received Amount” has the meaning assigned to such term in Section 5.13.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter into alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Related Real Estate Documents” means, with respect to any Real Property Collateral subject to a Mortgage, the following, in form and substance satisfactory to Agent and received by Agent for review: (a) at least 45 days prior to the effective date of the Mortgage, all information requested by Agent for due diligence pursuant to applicable flood insurance laws; and (b) at least 15 days prior to the effective date of the Mortgage: (i) a Title Insurance Policy issued in favour of the Agent and covering Agent’s interest under the Mortgage, by the Title Company, which must be fully paid on such effective date; (ii) such assignments of leases, estoppel letters, attornment agreements, consents, waivers and releases as Agent may require with respect to other Persons having an interest in the Real Property Collateral; (iii) save and except for circumstances where the Title Insurance Policy provides sufficient coverage, a current, as-built survey of the Real Property Collateral, containing a metes-and-bounds property description and certified by a licensed surveyor acceptable to Agent; (iv) a life-of-loan flood hazard determination and, if any Real Property Collateral is located in a special flood hazard zone, flood insurance documentation and coverage satisfactory to Agent; (v) a current appraisal of the Real Property Collateral, prepared by an appraiser engaged by Agent, and in form and substance satisfactory to Agent; (vi) an environmental assessment, prepared by environmental engineers acceptable to Agent, an environmental indemnity agreement if appropriate, and such other reports, certificates, studies or data as Agent may reasonably require; and (vii) such other information, searches, documents, instruments or agreements as Agent may reasonably request.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the Environment.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Regulation T” shall mean Regulation T of the Federal Reserve Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Federal Reserve Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Federal Reserve Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Required Lenders” means only JGB Capital, LP, JGB Partners, LP and Deepdale Investors LLC.

“Requirement of Law” shall mean, as to any person, any U.S., Canadian, German, Australian, Polish, Dutch or foreign federal, provincial, territorial, state or local statute, law (including without limitation, common law), treaty or ordinance, or any judgment, decree, consent decree, settlement agreement, rule, regulation, order injunction or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such person or any of its Property or assets or to which such person or any of its Property or assets is subject.

“Responsible Officer” means with respect to any Person, any of the Chief Executive or Chief Financial Officer of such Person. Unless the context otherwise requires, each reference to a Responsible Officer herein shall be a reference to a Responsible Officer of Borrower Representative.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to such Person’s shareholders, partners or members (or the equivalent Persons thereof).

“S&B” means Storz & Bickel GMBH, a German Gesellschaft mit beschränkter Haftung.

“S&P” shall mean Standard & Poor’s Ratings Group, Inc. and its successors and assigns.

“Sanctioned Territory” has the meaning set forth in Section 4.22(b).

“Sanctions” has the meaning set forth in Section 4.22(b).

“Sanctions Laws” has the meaning set forth in Section 4.22(c).

“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“SEC Reports” has the meaning set forth in Section 4.12(b).

“Secured Parties” means, collectively, Agent and each Lender.

“Securities Account” means any “securities account” as defined in the Code or the PPSA, as the case may be, with such additions to such term as may hereafter be made.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Documents” means each Pledge and Security Agreement, the Account Control Agreements, the Mortgages, each Intellectual Property Security Agreement, each financing statement under the Code or PPSA, deed of hypothec, the Dutch Security Documents, the German Security Documents, the Polish Security Documents, the Australian Security Documents and all other documents now or hereafter executed and delivered by a Loan Party securing the Obligations, as they may be from time to time be amended, supplemented or restated.

“SEDAR” has the meaning set forth in Section 5.2(a).

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York.

“Specified Jurisdiction” shall mean the United States of America (including any state thereof, the District of Columbia or any territory thereof), Canada (including any province or territory thereof), the Federal Republic of Germany, the Commonwealth of Australia, the Kingdom of the Netherlands and the Republic of Poland and each other jurisdiction where a Loan Party may be organized or incorporated.

“STA” means the Securities Transfer Act, 2006 (Ontario).

“Subordinated Debt” means Indebtedness on terms and to holders satisfactory to Agent and incurred by a Loan Party that is subordinated in writing to all of the Obligations, pursuant to a Subordination Agreement.

“Subordination Agreement” means any subordination agreement in form and substance satisfactory to Agent entered into from time to time with respect to Subordinated Debt.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or joint venture in which (i) any general partnership interest or (ii) more than fifty percent (50%) of the stock, limited liability company interest, joint venture interest or other Equity Interest which, in each case, by the terms thereof has the ordinary voting power to elect the Board of that Person, at the time as of which any determination is being made, is owned or controlled by such Person, directly or indirectly. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower Representative; provided, however, for purposes of the Loan Documents, in no event shall, unless otherwise agreed to by the Borrower Representative in writing, any Excluded Entity or BioSteel Entity be deemed a Subsidiary of the Borrower Representative or any other Loan Party and, to the extent applicable, each Excluded Entity and BioSteel Entity shall be deemed not to be a Subsidiary unless otherwise agreed to by the Borrower Representative in writing.

“Synthetic Lease Obligation” shall mean the monetary obligation of a person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (notwithstanding that such lease or obligations may not constitute indebtedness or a liability on a balance sheet prepared in accordance with GAAP).

“Tax” or “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any value added taxes, interest, additions to tax or penalties applicable thereto.

“Tax Act” means the Income Tax Act (Canada).

“Term Loan” has the meaning set forth in Section 2.2(a).

“Term Loan Commitment” means, as to any Lender, the aggregate principal amount of Term Loans committed to be made by such Lender, as set forth on Schedule 1 hereto.

“Term Loan Maturity Date” means the earlier of (x) January 31, 2031, and (y) the date that is one hundred twenty days prior to the maturity date of the Convertible Notes (or any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness).

“Term SOFR” means the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) SOFR Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding SOFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding SOFR Business Day is not more than three (3) SOFR Business Days prior to such Periodic Term SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited as the administrator of Term SOFR (or a successor administrator).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Third Party” shall mean a person other than Borrower Representative or any Subsidiary thereof.

“Third Party Funds” shall mean any segregated accounts or funds, or any portion thereof, held by Borrower Representative or any of its Subsidiaries as agent on behalf of Third Parties in accordance with a written agreement that imposes a duty upon Borrower Representative or one or more of its Subsidiaries to collect and remit those funds to such Third Parties.

“Title Company” means Stewart Title Guaranty Company.

“Title Exception Liens” means Liens and encumbrances on the Property set forth in the Title Insurance Policy.

“Title Insurance Policy” shall mean an ALTA mortgagee title insurance policy in a form acceptable to the Agent (or, if the Real Property Collateral is in a state which does not permit the issuance of such ALTA policy, or a Canadian mortgagee title insurance policy issued in a form customary in the applicable province including customary endorsements, such form as shall be permitted in such State and acceptable to the Agent) with respect to each parcel Real Property Collateral and insuring the lien of the Mortgage encumbering such Real Property Collateral.

“Trademarks” means any trademark and service mark rights of a Person, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business connected with and symbolized by such trademarks.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted Cash” shall mean cash or cash equivalents of the Borrower Representative or any of the other Loan Parties that would not appear as “restricted” on a consolidated balance sheet of the Borrower Representative or any of its Subsidiaries (other than any cash or cash equivalents that are deemed “restricted” solely by virtue of their pledge under the Loan Documents or pursuant to customary Liens in favor of any depositary bank or institution where such cash or cash equivalents are maintained).

“US Assets” has the meaning set forth in Section 2.2(e).

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107 56 (signed into law October 26, 2001)).

“U.S. Intellectual Property Security Agreements” shall mean a short-form notice of grant of security interest in Patents with respect to Patents issued or applied for in the United States of America, a short-form notice of grant of security interest in Copyrights with respect to Copyrights registered in the United States of America and exclusive licenses to U.S. registered Copyrights or a short-form notice of grant of security interest in Trademarks with respect to Trademarks registered or applied for in the United States of America, or otherwise in form and substance reasonably satisfactory to the Agent or as may be reasonably necessary under the laws of the United States of America to perfect or protect the Agent’s security interest for the benefit of the Lenders, in each case for filing or recording in the United States Patent and Trademark Office or the United States Copyright Office, memorializing and recording the encumbrance of such Patents, Copyrights or Trademarks, as applicable.

“U.S. Loan Party” shall mean any Loan Party organized under the laws of the United States of America, any State thereof or the District of Columbia.

“U.S. Pledge and Security Agreement” shall mean the Pledge and Security Agreement, governed by New York law, dated as of the Closing Date, and as it may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, among each U.S. Loan Party and the Agent.

“Voting Stock” means, with respect to any Person, all classes of Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors or managers (or Persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Warrants” means, collectively, the Warrants to purchase shares of common stock of Borrower Representative dated as of the Closing Date executed by Borrower Representative in favor of each Lender, as amended, modified, supplemented, extended or restated from time to time.

“Wholly Owned Subsidiary” of any person shall mean a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly Owned Subsidiary of such person. Unless the context otherwise requires, “Wholly Owned Subsidiary” shall mean a Subsidiary of the Borrower Representative that is a Wholly Owned Subsidiary of the Borrower Representative.

EXHIBIT B
COMPLIANCE CERTIFICATE

TO:	JGB COLLATERAL LLC, as Agent	Date:
FROM:	[Borrower]

Reference is made to that certain Loan and Guaranty Agreement, dated [date] (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), by and among [Borrower], a [____] (“[____]”), [Additional Borrowers], a [____] (“[____]”), and [Borrower Representative], a [____] (“Borrower Representative”, and collectively with [____] and each other Person from time to time party hereto as a borrower, collectively, “Borrowers”, and each, a “Borrower”), [Guarantor] (“[____]”), [Additional Guarantor[s]] (“[____]”), and each other party from time to time party hereto as a guarantor or otherwise acting as a guarantor with respect to the Obligations, collectively, “Guarantors” and each, a “Guarantor”), JGB CAPITAL, LP, JGB PARTNERS, LP, DEEPDALE INVESTORS, LLC, and any other lender from time to time party hereto (collectively, “Lenders”, and each, a “Lender”) and JGB COLLATERAL LLC, as administrative agent and collateral agent for Lenders (in such capacity, together with its successors, “Agent”). Capitalized terms have meanings as defined in the Agreement.

The undersigned authorized officer of Borrower Representative, hereby certifies in accordance with the terms of the Agreement as follows:

(1) Each Borrower is in material compliance for the period ending                with all covenants set forth in the Agreement; (2) no Event of Default has occurred and is continuing; and (3) the representations and warranties in the Agreement are true and correct in all material respects on this date; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

The undersigned certifies that all financial statements delivered herewith are prepared in accordance with GAAP (other than, with respect to unaudited financials for the absence of footnotes and being subject to normal year-end adjustments), consistently applied from one period to the next.

Please indicate compliance status by circling Yes/No under “Complies” column.

Financial Covenants	Required	Complies
Section 5.12 – Cash Minimum	$[____]	Yes/No

[JGB- [____]- Compliance Certificate Signature Page]

Other Matters

Has any Loan Party changed its legal name, jurisdiction of organization, chief executive office or principal place of business? If yes, please complete details below:	Yes	No

Have any new Subsidiaries been formed? If yes, please provide complete schedule below.	Yes	No

Legal Name of Subsidiary	Jurisdiction of Organization	Holder of Subsidiary Equity Interests	Equity Interests Certificated? (Y/N)	Jurisdiction

Have any new Deposit Accounts or Securities Accounts been opened? If yes, please complete schedule below.	Yes	No

Accountholder	Deposit Account / Intermediary	Address	Account Number	Account Control Agreement in place? (Y/N)
Yes No If no, please provide category of Excluded Account:

Has any Loan Party added any new lease location, bailee location or other location where Collateral is maintained (other than Excluded Locations)? If yes, please describe below:	Yes	No

Has any U.S. Loan Party acquired a new Commercial Tort Claim with a potential recovery in excess of $1,500,000 as per the U.S. Pledge and Security Agreement? Yes ☐ No ☐ If yes, please describe below:

[JGB- [____]- Compliance Certificate Signature Page]

Has any U.S. Loan Party or Canadian Loan Party come to possess any Applicable Instruments (as defined in the Pledge and Security Agreements) where the principal amount of all such Applicable Instruments (when taken together) exceeds 2.5% of the consolidated total assets of the Borrower Representative and its Subsidiaries on a consolidated basis? Yes ☐ No ☐ If yes, please describe below:1

Has any Loan Party come to possess any Material Pledged Stock (as defined in the Pledge and Security Agreements)? Yes ☐ No ☐ If yes, please describe below:2

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

1 If so, to be delivered (along with instrument of transfer) within ten (10) Business Days of such Compliance Certificate.

2 If so, to be delivered (along with instrument of transfer) within ten (10) Business Days of such Compliance Certificate.

[JGB- [____]- Compliance Certificate Signature Page]

BORROWER REPRESENTATIVE:

CANOPY GROWTH CORPORATION

By:
Name:
Title:

[JGB- [____]- Compliance Certificate Signature Page]

EXHIBIT C
Form of
SECURED PROMISSORY NOTE

$[________________]	January 8, 2026

FOR VALUE RECEIVED, the undersigned, CANOPY GROWTH CORPORATION, a corporation organized under the federal laws of Canada (“Borrower Representative”), 10663824 Canada Inc., a corporation organized under the federal laws of Canada (“10663824”), Tweed Leasing Corp., a corporation organized under the federal laws of Canada (“Tweed Leasing”), The Supreme Cannabis Company, Inc., a corporation organized under the federal laws of Canada (“Supreme Cannabis”), Tweed Inc., a corporation organized under the federal laws of Canada (“Tweed”), Apollo Applied Research Inc., a corporation organized under the federal laws of Canada (“Apollo”), 11065220 Canada Inc., a corporation organized under the federal laws of Canada (“11065220”), EB Transaction Corp., a corporation organized under the laws of Delaware (“EB Transaction”), EB Transaction Sub I, LLC, a limited liability company organized under the laws of Delaware (“EB Sub I”), Storz & Bickel America, Inc., a corporation organized under the laws of California (“SBA”), and Canopy Growth USA, LLC (“CGUSA” and collectively with Borrower Representative, 10663824, Tweed Leasing, Supreme Cannabis, Tweed, Apollo, 11065220, EB Transaction, EB Sub I, SBA and each other Person from time to time party hereto as a borrower, collectively, the “Borrowers”, and each, a “Borrower”), hereby unconditionally, jointly and severally, promise to pay to [__________________________] (together with its successors and assigns, the “Holder”) at the times, in the amounts and at the address set forth in the Loan and Guaranty Agreement, dated as of January 8, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein without definition have the meanings assigned to such terms in the Loan Agreement), among Borrowers, the other Loan Parties party thereto, the Holder, any other lender from time to time party thereto (collectively, “Lenders”), and JGB COLLATERAL LLC, as administrative agent and collateral agent for Lenders (in such capacity, together with its successors and assigns, “Agent”), the lesser of (i) the principal amount of [___________] Dollars ($[__________]) and (ii) the Holder’s Pro Rata Share of the aggregate outstanding principal amount of Term Loans made by Lenders to Borrowers according to the terms of Section 2.2 of the Loan Agreement. Accordingly, the outstanding principal amount of the Term Loans may be less than the amount set forth in this Note. Borrowers further, jointly and severally, promise to pay interest in accordance with Section 2.3 of the Loan Agreement and any other fees or expenses (including Lender Expenses) when due from time to time pursuant to the Loan Agreement. In no event shall interest hereunder exceed the Maximum Rate. All payments of principal, interest and any other amounts due shall be made as set forth in Section 2.6 of the Loan Agreement.

The Obligations evidenced by this Secured Promissory Note (as amended, restated, supplemented or otherwise modified from time to time, this “Note”) are subject to acceleration in accordance with Section 8 of the Loan Agreement. Each Borrower hereby waives presentment, demand, notice of default or dishonor, notice of payment and nonpayment, protest and all other demands and notices except as required by the Loan Agreement in connection with the execution, delivery, acceptance, performance, default or enforcement of this Note.

This Note is secured by a security interest in the Collateral of the Loan Parties granted to the Agent pursuant to the Security Documents, for the ratable benefit of Lenders.

The terms of Section 11 of the Loan Agreement are incorporated herein, mutatis mutandis.

In the event of any conflict or inconsistency between the provisions of this Note and the provisions of the Loan Agreement then, notwithstanding anything contained in this Note, the provisions contained in the Loan Agreement shall prevail to the extent of such conflict or inconsistency and the provisions of this Note shall be deemed to be amended to the extent necessary to eliminate such conflict or inconsistency, it being understood that the purpose of this Note is to add to, and not detract from, the rights granted to the Agent (for its own benefit and for the benefit of the Lenders) under the Loan Agreement. If any act or omission of any or all Loan Parties is permitted under the Loan Agreement but is expressly prohibited under this Note, such act or omission shall be permitted.

For purposes of Sections 1272, 1273 and 1275 of the IRC, this Note is being issued with “original issue discount.” Please contact CANOPY GROWTH CORPORATION AT 1 HERSHEY DRIVE, SMITHS FALLS, ONTARIO, CANADA K7A0A8, (855) 558-9333, ATTENTION: CHIEF FINANCIAL OFFICER to obtain information regarding the issue price, issue date, amount of original issue discount and yield to maturity.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each Borrower has caused this Note to be duly executed and delivered on the date set forth above by the duly authorized representative of such Borrower.

CANOPY GROWTH CORPORATION, as a Borrower and Borrower Representative

By:
Name:
Title:

[JGB- [____]- Compliance Certificate Signature Page]

10663824 CANADA INC., as a Borrower

By:
Name:
Title:

[JGB- [____]- Compliance Certificate Signature Page]

TWEED LEASING CORP., as a Borrower

By:
Name:
Title:

[JGB- [____]- Compliance Certificate Signature Page]

THE SUPREME CANNABIS COMPANY, INC., as a Borrower

By:
Name:
Title:

[JGB- [____]- Compliance Certificate Signature Page]

TWEED INC., as a Borrower

By:
Name:
Title:

[JGB- [____]- Compliance Certificate Signature Page]

APOLLO APPLIED RESEARCH INC., as a Borrower

By:
Name:
Title:

[JGB- [____]- Compliance Certificate Signature Page]

11065220 CANADA INC., as a Borrower

By:
Name:
Title:

[JGB- [____]- Compliance Certificate Signature Page]

EB TRANSACTION CORP., as a Borrower

By:
Name:
Title:

[JGB- [____]- Compliance Certificate Signature Page]

EB TRANSACTION SUB I, LLC, as a Borrower

By:
Name:
Title:

[JGB- [____]- Compliance Certificate Signature Page]

STORZ & BICKEL AMERICA, INC., as a Borrower

By:
Name:
Title:

[JGB- [____]- Compliance Certificate Signature Page]

CANOPY GROWTH USA, LLC, as a Borrower

By:
Name:
Title:

[JGB- [____]- Compliance Certificate Signature Page]

SCHEDULE 1

COMMITMENTS

schedule 2

post-closing deliveries

schedule 3

TAXES; INCREASED COSTS

schedule 3.1(c)

Collateral Accounts as per Section 3.1(c)

schedule 4.1(A)

Organization; Powers

schedule 4.2

Government Approvals

schedule 4.11

TAXES

schedule 4.21

Intellectual property

Schedule 5.12

Collateral Accounts AS PER SECTION 5.12